                                                                    Exhibit 99.2



ALL OBLIGATIONS HEREUNDER CONSTITUTE DESIGNATED "SENIOR INDEBTEDNESS" WITHIN THE MEANING OF ANY INDENTURES RESPECTING SUBORDINATED DEBT OF THE BORROWER (INCLUDING, WITHOUT LIMITATION, THAT CERTAIN INDENTURE DATED AS OF APRIL 4, 2001 WITH BANKERS TRUST COMPANY, AS TRUSTEE, AS AMENDED)

________________________________________________________________________________

________________________________________________________________________________



                   SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF AUGUST 13, 2003

                                  by and among



                          NCO GROUP, INC., as Borrower

                                       and

      THE FINANCIAL INSTITUTIONS party hereto from time to time as Lenders

                                       and

             CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent

                                       and

                   SUCH CO-ARRANGERS, CO-DOCUMENTATION AGENTS,
                           CO-AGENTS AND OTHER AGENTS

                               AS MAY BE APPOINTED

                                FROM TIME TO TIME




________________________________________________________________________________

                                CREDIT AGREEMENT

         THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 13, 2003, by and between NCO GROUP, INC., a Pennsylvania corporation ("NCOG" or the "Borrower") and the Lenders referred to on the signature pages hereto (together with other lenders party hereto from time to time pursuant to Section
11.9 (Successors and Assigns) below, and their successors and assigns, the "Lenders"), CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state-chartered bank ("Citizens") for itself and as Administrative Agent for the other Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state-chartered bank, as issuer of Letters of Credit hereunder (in such capacity, together with its successors and assigns in such capacity, the "Issuer") and as a Co-Arranger, WACHOVIA BANK, NATIONAL ASSOCIATION, as a Co-Arranger and Syndication Agent, FLEET NATIONAL BANK, GENERAL ELECTRIC CAPITAL CORPORATION, KEYBANK NATIONAL ASSOCIATION and NATIONAL CITY BANK, as Co-Documentation Agents, and SOVEREIGN BANK, as Co-Agent (such Co-Arrangers, Co-Documentation Agents and Co-Agent, collectively, the "Co-Agents").

                                    Recitals:

         A. NCO Financial Systems, Inc. ("NCO Financial") and Mellon Bank, N.A. ("Mellon") entered into that certain Credit Agreement dated as of July 28, 1995 ("Original Credit Agreement"), pursuant to which Mellon made available to NCO Financial certain credit facilities. The Original Credit Agreement was amended and restated on September 5, 1996 (the "1996 Credit Agreement") pursuant to which NCO Financial, NCOG, NCO Funding, Inc., and NCO of New York, Inc. each became parties to the 1996 Credit Agreement, and further amended on September 11, 1996, December 13, 1996, and February 11, 1998. The 1996 Credit Agreement was amended and restated as of March 23, 1998 (the "March 1998 Credit Agreement") and further clarified by those certain Closing Memoranda dated May 5, 1998 and May 29, 1998. The March 1998 Credit Agreement was amended and restated as of November 30, 1998 (the "November 1998 Credit Agreement"), pursuant to which all U.S. subsidiaries as of that date (other than the then "Excluded Subsidiaries," as defined therein) of NCOG became parties to the November 1998 Credit Agreement. The November 1998 Credit Agreement was modified by a Closing Memorandum dated November 30, 1998, a Global Amendment dated as of January 11, 1999 and a First Amendment dated February 11, 1999. The November 1998 Credit Agreement was amended and restated as of May 20, 1999 (the "May 1999 Credit Agreement") under which the credit facilities were increased and restructured. The May 1999 Credit Agreement was modified by a Closing Memorandum dated as of May 20, 1999. In preparation for syndication of the new reducing revolving credit facility, certain other changes were made in an interim draft of the May 1999 Credit Agreement dated as of July 23, 1999; these changes were made retroactive to May 20, 1999 and approved by NCOG by letter dated as of July 27, 1999. The May 1999 Credit Agreement, as amended, was further amended and restated as of December 31, 1999 (as amended, including without limitation as amended on October 31, 2002, the "Existing Credit Agreement") under which the credit facilities were further restructured and otherwise modified.

         B. The Borrower has requested that the Existing Credit Agreement and existing Loan Documents be further modified, amended and restated, and the Lenders have agreed to amend and restate the Existing Credit Agreement, upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the Borrower and the Lenders agree that the Credit Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

                                CREDIT FACILITIES

         1.1 Loans.

             (a) RC Loans. Upon the terms and subject to the conditions of this Agreement (including all conditions precedent in Section 3.1 (Conditions to Initial Loans)), each Lender agrees to make, from time to time during the period from and including the Closing Date to but excluding the Maturity Date, one or more revolving credit loans ("RC Loans") to the Borrower in an aggregate unpaid principal amount not exceeding at any time such Lender's RC Commitment (if any) as set forth on Schedule 1.1 at such time; provided, however, that the Borrower shall not request, and the Lenders shall have no obligation to make, any RC Loans at any time in excess of the Available RC Commitment. The total amount of the RC Commitment of all Lenders on the Closing Date is $50,000,000.00. Up to $10,000,000.00 of the Available RC Commitment (the "Letter of Credit Sublimit") may be used for the issuance of stand-by Letters of Credit upon the terms and conditions set forth herein. The RC Loans shall be borrowed, accrue interest and be repaid as set forth below. The RC Loans shall be evidenced by the RC Notes.

             (b) Term Loan. Upon the terms and subject to the conditions of this Agreement (including all conditions precedent in Section 3.1 (Conditions to Initial Loans)), each Lender agrees to make, on the Closing Date, a term loan (the "Term Loan") to the Borrower in an original principal amount equal to such Lender's Term Loan Commitment (if any) as set forth on Schedule 1.1. The total amount of the Term Loan made by Lenders on the Closing Date is $150,000,000.00. The Term Loan shall be borrowed, accrue interest and be repaid as set forth below. The Borrower shall not be permitted to re-borrow any amounts repaid under the Term Loan. The Term Loan shall be evidenced by the Term Loan Notes.

         1.2 Manner Of Borrowing.

             (a) Notice of Borrowing. The Borrower shall give the Administrative Agent notice (which shall be irrevocable), in the case of Prime Rate Loans, no later than 12:00 p.m. (Philadelphia, Pennsylvania time) on the Business Day for the making of such Loans and, in the case of LIBO Rate Loans, 12:00 p.m. (Philadelphia, Pennsylvania, time) three (3) Business Days before the requested date for the making of such Loans. Each such notice shall be in the form of Exhibit B hereto and shall specify (i) the requested date for the making of such Loan(s) which date shall be a Business Day (and in the case of the Term Loan, shall be the Closing Date), (ii) the Type or Types of Loans requested and (iii) the amount of each such Type of Loan, which in the case of RC Loans shall be $1,000,000.00 or any integral multiple of $500,000.00 in excess thereof (except that the amount of a requested RC Loan may be less if the amount requested is equal to the total Available RC Commitment). Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof and of the amount and Type of each Loan to be made by such Lender on the requested date specified therein. Notwithstanding the foregoing, the Administrative Agent in its sole discretion may agree to different timing of notices for borrowings on the Closing Date.

             (b) Funding by Lenders. Not later than 1:00 p.m. (Philadelphia, Pennsylvania time) on each requested date for the making of Loans, each Lender shall make available to the Administrative Agent, in Dollars and in funds immediately available to the Administrative Agent at the office designated by the Administrative Agent, the Loans to be made by such Lender on such date, provided, however, that if a Lender does not receive timely notice from the Administrative Agent as set forth in paragraph (a) above, such Lender shall fund the required amount promptly upon receipt of such notice. The obligations of the Lenders hereunder are several; accordingly, any Lender's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Lender of its obligation to make any Loan to be made by it on such date, but the latter shall not be liable for the former's failure.

             (c) Permitted Assumption as to Funding. Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 p.m. (Philadelphia, Pennsylvania time) on the requested date for the making of any Loan that such Lender will not make available to the Administrative Agent the Loan requested to be made by it on such date, the Administrative Agent may assume that such Lender has made such Loan available. The Administrative Agent in its sole discretion and in reliance upon such assumption, may make available to the Borrower on the requested date a corresponding amount on behalf of such Lender. If and to the extent such Lender shall not have made available to the Administrative Agent the Loans requested to be made by such Lender on such date and the Administrative Agent shall have so made available to the Borrower a corresponding amount on behalf of such Lender, (i) such Lender shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Administrative Agent to the Borrower until the date such amount shall have been paid in full to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate, and (ii) the Administrative Agent shall be entitled to all interest payable by Borrower on such amount for the period commencing on the date such amount was advanced by the Administrative Agent to but not including the date on which such amount is received by the Administrative Agent from such Lender. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters as Lenders, Majority Lenders or Super Majority Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Without limiting any obligations of any Lender pursuant to this paragraph (c), if such Lender does not pay such corresponding amount promptly upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall promptly repay such corresponding amount to the Administrative Agent together with accrued interest thereon at the applicable rate or rates on such Loans.

             (d) Disbursements of Funds to Borrower. All amounts made available to the Administrative Agent in accordance with paragraph (b) above shall be disbursed by the Administrative Agent promptly but in any event not later than 3:00 p.m. (Philadelphia, Pennsylvania time) on the requested date therefor in Dollars, in funds immediately available to the Borrower by crediting such amount to an account of Borrower at the Administrative Agent's Domestic Lending Office or in such other manner as may be agreed to by Borrower and the Administrative Agent.

         1.3 Repayments.

             (a) Repayments of RC Loans. The aggregate outstanding principal amount of the RC Loans shall mature and become due and payable, and shall be repaid by the Borrower, on the Maturity Date. Borrower shall also repay immediately the amount by which the outstanding RC Loans plus the Contingent Reimbursement Obligations plus any unreimbursed Drawings exceeds the RC Commitment at any time following a reduction in the RC Commitment.

             (b) Repayment of Term Loan. Principal of the Term Loan shall be due and payable in quarterly installments on each Quarterly Payment Date, commencing with September 30, 2003, through and including the Maturity Date. Assuming there is no prepayment of the Term Loan, each quarterly installment shall be in the amount of $6,250,000.00 (prepayments shall be applied as set forth in section 1.4(b) (Application and Timing of Prepayments) or as elsewhere provided in this Agreement). Borrower shall also make a final payment of any outstanding principal, all accrued and unpaid interest on the Term Loan and other outstanding Obligations on the Maturity Date.

         1.4 Voluntary Prepayments.

             (a) Optional Prepayments. The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty (but with any payment required under Section 2.4 (Breakage)), except that any optional prepayment (other than a prepayment of all outstanding Loans, or a prepayment designated for application to the RC Loans) shall be in an aggregate principal amount of $5,000,000.00 or any integral multiple thereof, and any optional prepayment designated for application to the RC Loans (other than a prepayment of all outstanding RC Loans) shall be in an aggregate principal amount of $500,000.00 or any integral multiple thereof. Amounts to be so prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment delivered pursuant to paragraph (b) of this Section 1.4 together with interest thereon as provided in Section 1.7 (Interest), other fees, charges and expenses set forth herein and together with any payment required under Section 2.4 (Breakage).

             (b) Application and Timing of Prepayments.

                 (i) Notice. The Borrower shall give the Administrative Agent notice of each prepayment of Loans, which notice, in the case of a prepayment of Prime Rate Loans, shall be given no later than 1:00 p.m. (Philadelphia, Pennsylvania time) one (1) Business Day before and, in the case of a prepayment of LIBO Rate Loans, no later than 12:00 P.M. (Philadelphia, Pennsylvania, time) three (3) Business Days before, the date of such prepayment. Each such notice of prepayment shall be in the form of Exhibit C hereto and shall specify (i) the date such prepayment is to be made, and (ii) the amount and Type and, in the case of any LIBO Rate Loan, the last day of the applicable Interest Period for the Loan to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof.

                 (ii) Timing and Application of Prepayments of Loans. Except as otherwise provided in this Agreement (including without limitation as specified by Section 7.3 (Application of Proceeds)), any prepayments of Loans pursuant to the terms hereof (whether voluntary or involuntary) shall be applied in the following order:

                      (1) first, prepayments shall be applied against any
                 interest, breakage and other fees, charges and expenses due and payable in respect of the Loans prepaid and Commitments being reduced;

                      (2) second, prepayments shall be applied against the Term
                 Loan (reducing the Term Loan by a corresponding amount in the inverse order of maturity); and

                      (3) third, prepayments shall be applied against the RC
                 Loans but with no corresponding reduction in the RC Commitment unless such payment is made in accordance with Section 1.6(c);

                 provided, however, that notwithstanding the foregoing, in the case of optional prepayments designated for application to the RC Loans, prepayments shall be applied first as described in clause (1) above, and then as provided in clause (3) above.

                 Any excess shall be applied to any other amounts owing in respect of the Obligations (first to interest, fees and indemnities and then to principal and other amounts) and, if all such Obligations have been then paid in full, then any excess amount shall be returned to Borrower or as otherwise required by applicable Law. In the case of a prepayment applied against principal of the Loans, the payment will, unless otherwise directed by the Borrower in writing (which direction shall be irrevocable when given) be applied first to Prime Rate Loans and then to LIBO Rate Loans with Interest Periods expiring at the time of such payment, and the excess, if any, will be held by the Administrative Agent in an interest-bearing cash collateral account (or such other account as is agreed between the Borrower and the Administrative Agent) for application to LIBO Rate Loans as their successive Interest Periods expire.

         1.5 Payments By The Borrower In General.

             (a) Time, Place and Manner. All payments due to the Administrative Agent and the Lenders under the Loan Documents shall be made to the Administrative Agent at the office designated by the Administrative Agent on the signature pages hereto or to such other Person or at such other address as the Administrative Agent may designate by written notice to Borrower. Until further notice from the Administrative Agent and except as otherwise provided herein, all such payments shall be made by charging the Borrower's deposit account with the Administrative Agent as provided in Section 1.5(c). Except as otherwise set forth in this Agreement, a payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person, no later than 1:00 p.m. (Philadelphia, Pennsylvania time) on such day; provided, however, that the failure of the Borrower to make any such payment by such time shall not constitute an Event of Default hereunder so long as such payment is received no later than 3:00 p.m. (Philadelphia, Pennsylvania time) on such day, but any such payment received later than 1:00 p.m. (Philadelphia, Pennsylvania time) on such day shall be deemed to have been made on the next Business Day for the purpose of calculating interest on the amount paid, provided further, that any such payment made with the proceeds of Loans shall be deemed to have been made on the date of the making of such Loans, so long as such proceeds are immediately so applied and are not otherwise disbursed to the Borrower.

             (b) No Reductions. All payments due to the Administrative Agent or any Lender under this Agreement and the other Loan Documents, shall be made by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any charge, set-off, holdback, recoupment or counterclaim (whether sounding in tort, contract or otherwise).

             (c) Authorization to Charge Accounts. The Borrower hereby authorizes the Administrative Agent to charge any amounts due under this Agreement against any or all of the demand deposit or other accounts (other than accounts containing escrow or trust funds) of Borrower with the Administrative Agent (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency. The Administrative Agent shall give the Borrower one day prior notice of the amount to be charged; provided, however, that advance notice shall not be required to charge any amount due for principal of the Term Loan, interest or the Unused Fee, and the Administrative Agent shall only advise of such charge after such charge has been made.

             (d) Extension of Payment Dates if Not a Business Day. Whenever any payment to the Administrative Agent or any Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day unless, in the case of a payment of the principal of LIBO Rate Loans, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Eurodollar Business Day. If the due date for any payment under the Loan Documents is extended (whether by operation of any Loan Document, applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

             (e) Disbursement of Payments to Lenders. The Administrative Agent shall promptly distribute to each applicable Lender its ratable share of each payment received by the Administrative Agent under the Loan Documents for the account of such Lender by crediting an account of such Lender at the Administrative Agent's office or by wire transfer to an account of such Lender at an office of any other commercial bank located in the United States or at any Federal Reserve Bank designated by such Person. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to any Lenders under the Loan Documents that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent, in its sole discretion may, in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date, a corresponding amount with respect to the amount then due to such Person. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, and the Administrative Agent shall have so distributed to such Lender or Lenders a corresponding amount, such Lender shall, on demand, repay to the Administrative Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Person repays such amount to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters as Lenders, Majority Lenders or Super Majority Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Nothing in this Section 1.5 shall relieve the Borrower from any payment obligations.

             (f) Breakage Costs on LIBO Rate Loans. Any repayment or prepayment of a LIBO Rate Loan made on a day other than the last day of the applicable Interest Period therefor shall be subject to payments in respect of breakage costs as required to be paid in respect thereof pursuant to Section 2.4 (Breakage) below.

         1.6 Mandatory Prepayments and RC Commitment Reductions.

             (a) [Intentionally Omitted].

             (b) Mandatory Prepayments Upon Certain Events.

                 (i) Debt or Equity Offerings. At the time of any offering of debt or equity by Borrower (other than an issuance of debt under Section 6.3 (Indebtedness), or equity in connection with (x) a Permitted Acquisition, (y) a Permitted NCOP Purchase Transaction, or (z) a transaction permitted under
Section 6.11 (Stock Issuances)), Borrower shall make a mandatory prepayment of the Loans, which payment shall be applied in the order provided in Section 1.4(b)(ii) hereof, in an amount equal to fifty percent (50%) of the net cash proceeds received therefrom.

                 (ii) Permitted NCPM Sale Transaction. The following prepayment provisions shall apply with respect to any Permitted NCPM Sale Transaction:

                       a. If it is a sale of an interest in NCPM equal to or greater than the amount of the Closing Date NCPM Interest, then Borrower shall promptly make a mandatory prepayment of the Loans in an amount equal to the Maximum NCPM Investment Amount. The prepayment shall first be applied against the Term Loans, together with accrued interest thereon, in the inverse order of maturity, until paid in full, and then to the RC Loans, together with accrued interest thereon, but with no corresponding reduction in the RC Commitment. In addition, an amount equal to the amount of any net cash proceeds of such Permitted NCPM Sale Transaction in excess of the Maximum NCPM Investment Amount shall be used to prepay RC Loans to the extent that there are any then outstanding, but with no corresponding reduction in the RC Commitment.

                       b. If it is a sale of an interest in NCPM less than the amount of the Closing Date NCPM Interest, then the Borrower shall promptly make a mandatory prepayment of the Loans in an amount equal to the lesser of (such lesser amount being, the "Adjusted Actual Proceeds")(i) the actual net cash proceeds received from the sale and (ii) the Proportionate NCPM Investment Amount, provided, however, at the time of any sale of the remaining interest in NCPM pursuant to paragraph (a) above, the Borrower shall make a mandatory prepayment of the Loans in an amount that, when added to the Adjusted Actual Proceeds applied as set forth above in this paragraph (b), shall equal the Proportionate NCPM Investment Amount at the time of prior partial sale. Prepayments under this paragraph (b) shall first be applied against the Term Loans, together with accrued interest thereon, in the inverse order of maturity, until paid in full, and then to the RC Loans, together with accrued interest thereon, but without any reduction in the RC Commitment. In addition, an amount equal to the amount of any net cash proceeds of such Permitted NCPM Sale Transaction in excess of the Proportionate NCPM Investment Amount, if any, shall be used to prepay RC Loans to the extent that there are any then outstanding, but with no corresponding reduction in the RC Commitment.

                       c. Notwithstanding the foregoing, if the Borrower has made optional prepayments of the Term Loans under Section 1.4(a) (Optional Prepayments) above or mandatory prepayments of the Term Loans pursuant to paragraph (iii) (Prepayment Upon Termination of NCPM/NCOG Credit Agreement) below (but in the case of an optional prepayment pursuant to Section 1.4(a) above, only to the extent that it has not previously been applied as a reduction in the amount payable pursuant to subsection (iii) (Prepayment Upon Termination of NCPM/NCOG Credit Agreement) below pursuant to clause (b) thereof) so long as no Event of Default shall be in existence at the time of the sale or be created by such sale the aggregate amount of all such optional and mandatory prepayments shall be deemed to be an advance payment of amounts due under this subsection
(ii) and reduce by a corresponding amount Borrower's mandatory prepayment obligation hereunder.

                       d. For the sale of clarity, the Borrower shall not be required pursuant to this clause (ii) or the following clause (iii) to prepay the Loans in an amount greater than the Maximum NCPM Investment Amount.

                 (iii) Prepayment Upon Termination of NCPM/NCOG Credit
Agreement.

                      a. It is understood that at any time that the NCPM/NCOG Credit Agreement shall be terminated, the Lenders shall be entitled to a repayment of the Loans in an amount equal to the Debt Portion of the NCPM Investment to the extent that the Loans were not previously prepaid in respect of such amount in connection with a sale of NCPM as provided above. Inasmuch as the Maximum NCPM Investment Amount was derived from a combination of the equity investment of the Borrower in NCPM and the debt investment in NCPM in the form of the NCPM/NCOG Credit Agreement, the Debt Portion of the NCPM Investment, to the extent not previously used to repay the Loans, shall serve to reduce the amount of the Loans at the time of the termination of the NCPM/NCOG Credit Agreement. Accordingly,

                           (A) if at the time that the NCPM/NCOG Credit
               Agreement is terminated, the Borrower shall have prepaid the Loans by an amount equal to the Maximum NCPM Investment Amount pursuant to paragraph (ii) (Permitted NCPM Sale Transaction) above, no further prepayment of the Loans shall be required in connection with the termination of the facility; and

                           (B) if at the time that the NCPM/NCOG Credit
               Agreement is terminated, the Borrower shall not have prepaid the Loans by an amount equal to the Maximum NCPM Investment Amount pursuant to paragraph (ii) (Permitted NCPM Sale Transaction) above, then the Borrower shall, concurrent with the terminations of the facility prepay the Loans by and amount equal to the Requisite Payment Amount on Termination of NCPM Facility.

Prepayments under this paragraph (iii) shall first be applied against the Term Loans, together with accrued interest thereon, in the inverse order of maturity, until paid in full, and then to the RC Loans, together with accrued interest thereon, but without any reduction in the RC Commitment.

                      b. Notwithstanding the foregoing, if the Borrower has made optional prepayments of the Term Loans under Section 1.4(a) (Optional Prepayments) above, to the extent that it has not applied such optional prepayments against its obligations to prepay Loans pursuant to paragraph (ii) (Permitted NCPM Sales Transaction) above, so long as no Event of Default shall be in existence at the time of the termination of the NCPM/NCOG Credit Agreement or be created by such termination, the aggregate amount of such optional prepayments shall be deemed to be an advance payment of amounts due under this subsection (iii) and reduce by a corresponding amount Borrower's mandatory prepayment obligation hereunder.

                      (c) Optional RC Commitment Reduction or Termination. The Borrower may reduce or terminate the RC Commitment by giving the Administrative Agent notice (which shall be irrevocable) thereof no later than 11:00 a.m. (Philadelphia, Pennsylvania, time) on the third Business Day (fifth Business Day for termination of the RC Commitment) before the requested date of such reduction or termination, provided, that each partial reduction of the RC Commitment shall be in an amount equal to $5,000,000.00 or any integral multiple of $1,000,000.00 in excess thereof and, provided, further, that no reduction shall reduce the RC Commitment to an amount less than the aggregate of the principal amount of all RC Loans outstanding on such date (after giving effect to any repayment or prepayment of RC Loans made on or prior to such date) plus the Contingent Reimbursement Obligations plus the amount of any unreimbursed Drawings. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and the amount (based on a pro rata reduction to each Lender's RC Commitment) to which such Lender's RC Commitment is to be reduced.

                      (d) No Reinstatement of RC Commitment. Once reduced hereunder, the RC Commitment shall not be restored without the written consent of all Lenders.

         1.7 Interest.

             (a) Interest Rates in General. Subject to the terms and conditions of this Agreement, each Loan, at the option of the Borrower, shall bear interest on the outstanding principal amount thereof until paid in full at a rate per annum equal to (i) the Prime Rate as in effect from time to time plus the Applicable Margin or (ii) the applicable LIBO Rate for a specified Interest Period plus the Applicable Margin.

             (b) Election of LIBO Rate. Unless otherwise designated by the Borrower as a LIBO Rate Loan in accordance with this paragraph (b), each Loan shall be deemed to be a Prime Rate Loan as more fully set forth below.

                 (i) Prime Rate Unless Otherwise Designated. Prime Rate Loans shall continue as Prime Rate Loans unless and until such Loans are converted into Loans of another Type. LIBO Rate Loans for any Interest Period shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Prime Rate Loans unless Borrower shall have given the Administrative Agent notice in accordance with clause (ii) below requesting that such Loans continue as LIBO Rate Loans for another Interest Period of a specified duration.

                 (ii) Election of LIBO Rate. To elect a LIBO Rate, Borrower shall give the Administrative Agent notice (which shall be irrevocable) no later than 12:00 p.m. (Philadelphia, Pennsylvania, time) three (3) Eurodollar Business Days before the requested date of the funding, conversion or continuation which date shall be a Eurodollar Business Day. Each such notice shall be in the form of Exhibit D hereto and shall specify (A) the requested date of such funding, conversion or continuation, (B) whether the subject Loan is a new advance or an existing Loan that is to be converted or continued, (C) in the case of any LIBO Rate Loan being continued, the last day of the current Interest Period, and (D) the amount of, and the desired Interest Period for, the Loan subject to such LIBO Rate election, provided that the Borrower shall not be entitled to select an Interest Period for any Loan which shall end on a date later than the Maturity Date. Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof.

                 (iii) LIBO Rate Suspended During Event of Default. Notwithstanding anything to the contrary contained in clause (i) or (ii) of this paragraph (b), so long as an Event of Default shall have occurred and be continuing, the Administrative Agent may (and, at the request of the Majority Lenders, shall) notify Borrower that Loans may only be converted into or continued upon the expiration of the applicable current Interest Period therefor as Prime Rate Loans or Loans of such specified Types as shall be acceptable to the Majority Lenders. Thereafter, until no Event of Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than Prime Rate Loans or one or more of such specified Types.

                 (iv) Limitation on Types of Loans. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall borrow, prepay, convert and continue Loans in a manner such that (A) unless otherwise agreed to by the Administrative Agent, the aggregate principal amount of LIBO Rate Loans of the same Type shall, at all times, be not less than $1,000,000.00 and (B) there shall be, at any one time, no more than ten (10) Interest Periods for LIBO Rate Loans in effect.

                 (v) Flexibility as to Source. Each Lender may fund LIBO Rate Loans from any source that such Lender deems (in its sole discretion) appropriate without loss of any rights hereunder.

             (c) Interest Payment Dates. Interest shall be payable, (i) in the case of Prime Rate Loans, monthly in arrears on each Monthly Payment Date, (ii) in the case of LIBO Rate Loans, on the last day of each applicable Interest Period (and, in the case of any LIBO Rate Loan having an Interest Period longer than three months, on each three month anniversary of the first day of such Interest Period) and (iii) in the case of any Loan, when such Loan shall be due (whether at maturity, upon mandatory prepayment, by reason of notice of prepayment or acceleration or otherwise) or converted, but only to the extent then accrued on the amount then so due or converted.

             (d) Default Rate. At any time that an Event of Default shall have occurred and shall be continuing, at the Administrative Agent's option (or at the direction of the Majority Lenders) but without notice to Borrower or any other Person, any amount payable hereunder and under each other Loan Document shall bear interest (whether before or after judgment), payable on demand, at a rate per annum equal to the applicable Default Rate. Any such determination by the Administrative Agent or Majority Lenders may be applied retroactively to the date of the Event of Default.

         1.8 Fees.

             (a) Unused Fee. The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender with an RC Commitment, an unused fee ("Unused Fee") calculated at a rate per annum equal to the percentage amount set forth below, under the caption "Unused Fee" opposite the relevant Consolidated Funded Debt/Consolidated EBITDA Ratio, on the average daily unused amount of such Lender's RC Commitment for each day from and including the Closing Date to but excluding the Maturity Date:

                  Consolidated Funded Debt/
                  Consolidated EBITDA Ratio          Unused Fee
                  -------------------------          ----------

                  < 2.0                                   .375%
                  > 2.0 and < 2.5                         .375%
                  > 2.50                                  .500%

The Unused Fee shall be payable in arrears (i) on successive Monthly Payment Dates beginning with the first Monthly Payment Date after the Closing Date (ii) on the date of any reduction of the RC Commitment (to the extent accrued and unpaid on the amount of such reduction) and (iii) on the Maturity Date. The Unused Fee shall be adjusted on the first Business Day of the month after delivery of each Officer's Compliance Certificate under Section 5.1 (Basic Reporting Requirements) or in the event of any Permitted Acquisition, on the first Business Day of the month after closing and delivery of the Pro-Forma Covenant Compliance Certificate required for the acquisition. If an Officer's Compliance Certificate is required to be delivered pursuant to Section 5.1 (Basic Reporting Requirements) and is not delivered by its deadline, then five
(5) Business Days after notice to Borrower the Unused Fee shall be the highest percentage specified above until the Officer's Compliance Certificate is so delivered. Notwithstanding the foregoing, the Unused Fee will be fixed at .500% from the Closing Date through February 28, 2004.

             (b) Letter of Credit Fees. The Borrower shall pay to the Issuer for the ratable benefit of the Lenders with an RC Commitment, a "Letter of Credit Fee" on the face amount of each Letter of Credit at a rate per annum equal to 2.00%. Such fee shall be payable upon issuance of each Letter of Credit and, if the Letter of Credit is "evergreen", on each anniversary of such issuance for so long as the Letter of Credit remains outstanding. The Borrower shall also pay to the Issuer for the Issuer's sole account the Issuer's then in effect standard document preparation fees and reasonable administrative expenses payable with respect to Letters of Credit.

             (c) Other Fees. The Borrower shall pay to the Administrative Agent for the sole account of the Administrative Agent, such fees, including an annual Administrative Agent's fee, as have been or may be agreed to in writing by the Borrower and the Administrative Agent in connection with this Agreement and the transactions contemplated by this Agreement.

         1.9 Computation Of Interest And Fees. Interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest and fees for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

         1.10 Promissory Notes; Records Of Account. Each Lender's Loans and the Borrower's obligations to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of the Administrative Agent and such Lender and a single RC Note or Term Loan Note, as applicable, payable to the order of such Lender. The records of each Lender shall be prima facie evidence of such Lender's Loans and, in each case, of accrued interest thereon and all payments made in respect thereto. In the event that there is any dispute concerning the amount of any such obligations, the amount of each Lender's Commitment and the amount of outstanding Obligations of each and every Type shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive absent manifest error. Notes may become Registered Notes pursuant to the terms of Section 1.13(a) below.

         1.11 Pro Rata Treatment. Except to the extent otherwise provided herein, Loans shall be made by, and principal, interest and fees in respect thereof shall be paid or repaid to, the Lenders pro rata in accordance with their respective Commitments, if any, in such Loans.

         1.12 Taxes On Payments.

              (a) Taxes Payable by the Borrower. If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to the Administrative Agent or any Lender that is not a "United States Person" (as such term is defined in Section 7701(a)(30) of the Code), the Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with applicable Law and (ii) except in the case of any Bank Tax, shall pay to such Lender or the Administrative Agent such additional amounts as may be necessary so that the net amount received by such Person with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted (including Taxes on additional amounts payable under this paragraph (a)), is equal to the full amount payable hereunder. If any Tax is withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to any Lender or the Administrative Agent hereunder, the Borrower shall furnish to such Person the original or a certified copy of a receipt (if any) for such Tax from the applicable taxing authority or other evidence of payment thereof satisfactory to such Person within 30 days after the date of such payment (or, if such receipt shall not have been made available by such taxing authority within such time, the Borrower shall use reasonable efforts to promptly obtain and furnish such receipt). If the Borrower fails to pay any such Taxes when due to the appropriate taxing authority or fail to remit to any Lender or the Administrative Agent the required receipts or other evidence of payment thereof satisfactory to such Person, the Borrower shall indemnify such Person for any Taxes, interest, penalties or additions to Tax that may become payable by such Person as a result of any such failure.

              (b) Taxes Payable by any Lender or the Administrative Agent. The Borrower shall, promptly upon request by any Lender or the Administrative Agent that is not a United States Person, pay to such Person an amount equal to (i) all Taxes (other than Bank Taxes and without duplication of amounts paid pursuant to the preceding paragraph (a)) payable by such Person with respect to any payment due to such Person hereunder and (ii) all Taxes (other than Bank Taxes) payable by such Person as a result of payments made by the Borrower (whether made to a taxing authority or to such Person pursuant to the preceding paragraph (a) or this paragraph (b)).

              (c) Credits and Deductions. If any Lender or the Administrative Agent is, in its sole opinion, able to apply for any refund, offset, credit, deduction or other reduction in Taxes by reason of any payment made by the Borrower under the preceding paragraph (a) or (b), such Lender or the Administrative Agent, as the case may be, shall use reasonable efforts to obtain such refund, offset, credit, deduction or other reduction and, upon receipt thereof, will pay to the Borrower such amount, not exceeding the increased amount paid by the Borrower, as is equal to the net after-tax value to such Lender or the Administrative Agent, in its sole opinion, of such part of such refund, offset, credit, deduction or other reduction as it considers to be allocable to such payment by the Borrower, having regard to all of such Person's dealings giving rise to similar refunds, offsets, credits, deductions or other reductions in relation to the same tax period and to the cost of obtaining the same; provided, however, that if such Person has made a payment to the Borrower pursuant to this paragraph (c) and the applicable refund, offset, credit, deduction or other reduction in Tax is subsequently disallowed, the Borrower shall, promptly upon request by the Administrative Agent or such Lender refund to such Person that portion of such payment determined by such Person, in its sole opinion, relating to such disallowance; and provided, further that (i) the Administrative Agent or such Lender, as the case may be, shall not be obligated to disclose to the Borrower any information regarding its Tax affairs or computations and (ii) nothing in this paragraph (c) shall interfere with the right of such Person to arrange its Tax affairs as it deems appropriate.

              (d) Exemption from U.S. Withholding Taxes. Each Lender that is not a United States Person shall submit to the Borrower and the Administrative Agent, on or before the fifth day prior to the first Monthly Payment Date occurring after the Closing Date (or, in the case of a Person that is not a United States Person and that became a Lender by assignment, promptly upon such assignment), two duly completed and signed copies of either (A) Form 1001 of the United States Internal Revenue Service Form W-9, W-8ECI or W-8BEN, or other applicable form prescribed by the Internal Revenue Service of the United States, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, or are subject to such tax at a reduced rate under an applicable tax treaty, or Form W-8BEN or other applicable form or a certificate of the Lender indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender which so delivers a Form W-8BEN, W-9, or W-8ECI further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes or are subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender establishes an exemption or at the applicable reduced rate as established pursuant to the above provisions. Upon the request of the Borrower or the Administrative Agent, each Lender that is a United States Person shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is a United States Person.

              (e) Survival. Obligations under this Section 1.12 shall survive payment of the Loans and the other Obligations.

         1.13 Registered Notes And Loans.

              (a) Request for Registration. Any Lender may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to register such Loans as provided in Section 1.13(c) and to issue such Lender's Note(s), evidencing such Loans, or to exchange such Note(s) for new Note(s), registered as provided in Section 1.13(c) (each, a "Registered Note"). A Registered Note may not be exchanged for a Note that is not in registered form. A Registered Note shall be deemed to be and shall be a Note for all purposes of this Agreement and the other Loan Documents.

              (b) Delivery of Tax Forms. Each Non-U.S. Lender that requests or holds a Registered Note pursuant to Section 1.13(a) or registers its Loans pursuant to Section 1.13(a) (a "Registered Lender") (or, if such Registered Lender is not the beneficial owner thereof, such beneficial owner) shall deliver to Borrower (with a copy to the Administrative Agent) prior to or at the time such Non-U.S. Lender becomes a Registered Lender, the applicable form described in Section 1.12(d) (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States) together with an annual certificate stating that such Registered Lender or beneficial owner, as the case may be, is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is not otherwise described in Section 881(c)(3) of the Code. Each Registered Lender or beneficial owner, as the case may be, shall promptly notify Borrower (with a copy to the Administrative Agent) if at any time such Registered Lender or beneficial owner, as the case may be, determines that it is no longer in a position to provide such previously delivered certificate to the Borrower (or any other form of certification adopted by the relevant taxing authorities of the United States for such purposes).

              (c) Registration of Loans. The Administrative Agent, acting, for this purpose, as agent of the Borrower, shall, upon request of any Registered Lender, enter in the Register the name, address and taxpayer identification number (if provided) of the Registered Lender or beneficial owner, as the case may be. In addition to the requirements of Section 11.9 (Successors and Assigns), a Registered Note and the Loans evidenced thereby (or such Loans pending delivery of such Registered Note) or any other Loans registered pursuant to Section 1.13(a) above may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and/or the Loans so registered on the Register (and each such Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and such Registered Note shall be registered on the Register only upon compliance with the provisions of Section 11.9 (Successors and Assigns) and, in the case of Registered Notes, surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer fully executed by) the Registered Lender thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and, if less than all of such Registered Notes is thereby being assigned or transferred, the assignor or transferor.

         1.14 Issuance Of Letters Of Credit.

              (a) In General. Upon the terms and subject to the conditions of this Agreement, the Issuer shall, from time to time, from the Closing Date to the date which is 90 days prior to the Maturity Date (or such shorter time period as to which the Administrative Agent and Issuer may agree, in their sole and absolute discretion), issue one or more stand-by Letters of Credit for the account of Borrower, provided that the sum of the Contingent Reimbursement Obligations (after giving effect to the requested Letter of Credit) plus the aggregate unpaid amount of all Drawings under Letters of Credit shall not exceed the Letter of Credit Sublimit and provided, further, that the face amount of the Letter of Credit so requested shall not exceed the Lenders' Available RC Commitments at such time. Each Letter of Credit shall be in a form and shall contain such terms as shall be reasonably satisfactory to the Issuer. Letters of Credit shall be issued only on a Business Day and shall be used for the general corporate purposes of the Borrower or for such other purposes as shall be acceptable to the Issuer in its sole discretion. The issuance of a Letter of Credit, or any unreimbursed Drawing thereunder, shall reduce the Available RC Commitment by an amount equal to the Contingent Reimbursement Obligations under such Letter of Credit or the amount of such unreimbursed Drawing, as the case may be.

              (b) Terms. Each Letter of Credit shall be denominated only in Dollars and shall expire on or before the first anniversary of the issuance thereof and in any event not later than the fifth Business Day preceding the Maturity Date (or such later Business Day as to which the Administrative Agent and Issuer may agree, in their sole and absolute discretion, provided that in all instances Letters of Credit expiring later than the Maturity Date shall be cash collateralized on terms acceptable to the Issuer and to the extent of 105% of the Contingent Reimbursement Obligations). No Letter of Credit shall have an expiration date which is extendable under an "evergreen" or similar provision unless the Issuer expressly agrees to the same in its sole discretion in any particular case. All other extensions and renewals are also at the sole discretion of the Issuer. For purposes of Section 3.2 (Conditions to All Loans) only, any extension of the expiry date of a Letter of Credit to a date beyond the first anniversary of the issuance thereof shall constitute an "issuance" of such Letter of Credit for all purposes hereof.

              (c) Form of Request. The Borrower shall request the issuance of a Letter of Credit by furnishing to the Agent and the Issuer, at least five Business Days before the requested date of such issuance (or at such later time as shall be acceptable to the Issuer), such notice thereof as shall be reasonably satisfactory to the Issuer to which shall be attached a certificate of the chief financial officer representing that the Borrower is not, and after giving effect to the additional Indebtedness will not be, in Default hereunder.

              (d) Participation by Lenders. Upon the date of issuance of a Letter of Credit, the Issuer shall be deemed to have granted to each Lender (other than the Issuer), and each Lender (other than the Issuer) shall be deemed to have acquired from the Issuer without further action by any party hereto, a participation in such Letter of Credit and any Drawings that may at any time be made thereunder, to the extent of such Lender's pro rata share of the RC Commitment.

              (e) Notice of Drawings. The Issuer shall promptly notify Borrower of its receipt of each Drawing request with respect to a Letter of Credit, stating the date and amount of the Drawing requested thereby and the date and amount of each Drawing disbursed pursuant to such request. The failure of the Issuer to give, or delay in giving, any such notice shall not release or diminish the obligations hereunder of the Borrower in respect of such Drawing.

              (f) Reimbursement of Drawings by Borrower. If at any time Borrower receives notice of a Drawing, the Borrower shall reimburse such Drawing by paying to the Issuer in immediately available funds the amount of the payment made by the Issuer with respect to such Drawing, together with interest thereon at a rate per annum equal to the Prime Rate from the day that the Drawing is made until the day such reimbursement is made if such Drawing is not reimbursed on the day the Drawing is made. Such reimbursement shall be made by the Borrower to the Issuer no later than one (1) Business Day following the Business Day that Borrower receives the relevant notice of Drawing if such notice is received on or prior to 10:00 a.m. (Philadelphia, Pennsylvania time) and no later than two
(2) Business Days following the date that Borrower receives the relevant notice of Drawing if such notice is received after 10:00 a.m. (Philadelphia, Pennsylvania time). If the Borrower shall fail to make any payment required by this paragraph (f) at the time specified, and if at such time, there shall be any RC Commitment, the Administrative Agent may (but is not obligated to) assume that the Borrower intends to use the proceeds of RC Loans to make such payment, subject to the then Available RC Commitment. In reliance on such assumption, the Administrative Agent may (but is not obligated to) notify the Lenders (and Borrower) that notwithstanding the Borrower's failure to provide notice pursuant to Section 1.2(a), such notice is deemed given pursuant to this paragraph (f) requesting an RC Loan bearing interest at the Prime Rate in an amount sufficient to make the payments required by this paragraph. Such notice from the Administrative Agent shall be treated by the Lenders in the same manner as a notice from the Borrower under Section 1.2(a). The Administrative Agent may, at the direction of the Issuer, apply the proceeds of such RC Loans to satisfy the requirements of this paragraph.

              (g) Obligations of Lenders to Issuer. In the event that the Borrower shall fail to make any payment when due pursuant to the preceding paragraph (f) and for so long as such failure shall be continuing, the Issuer may give notice of such failure to the Administrative Agent and each Lender, which notice shall include, in the case of a Lender, the amount of such Lender's participating interest in such Drawing, whereupon each such Lender (other than the Issuer) shall promptly remit such amount to the Administrative Agent for the account of the Issuer as provided in this paragraph (g). Each Lender (other than the Issuer) shall, in the event it receives such notice from the Issuer at or before 12:00 noon (Philadelphia, Pennsylvania time) on any Business Day, fund its participation in any unreimbursed Drawing by remitting to the Administrative Agent, no later than 2:00 p.m. (Philadelphia, Pennsylvania time) on such day, in immediately available funds its share of the reimbursement obligations in respect of each Drawing. In the event that the Administrative Agent receives such funds from a Lender at or before 2:00 p.m. (Philadelphia, Pennsylvania time) on any day, the Administrative Agent shall make available the amount thereof to the Issuer, in immediately available funds no later than 3:00 p.m. (Philadelphia, Pennsylvania time) on that same day. Any amount payable by a Lender to the Administrative Agent for the account of the Issuer under this paragraph (g), and any amount payable by the Administrative Agent to the Issuer under this paragraph (g), shall bear interest for each day from the date due (and including such day if paid after 2:00 p.m. (Philadelphia, Pennsylvania time) in the case of any such payment by a Lender to the Administrative Agent, or 3:00 p.m. (Philadelphia, Pennsylvania time), in the case of any such payment by the Administrative Agent to the Issuer, on such day) until the date it is received by the Issuer at a rate equal to the Federal Funds Rate until (and including) the third Business Day after the date due and thereafter at the Prime Rate. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters, other than those set forth in Section 11.8 (Successors and Assigns), as Lenders, Majority Lenders or Super Majority Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Each Lender shall, upon the demand of the Issuer, reimburse the Issuer, through the Administrative Agent to the extent that the Issuer has not been reimbursed by the Borrower after demand therefor, for the reasonable costs and expenses (including reasonable legal fees) incurred by it (other than as a result of its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction) in connection with the collection of amounts due under, the administration of, and the preservation and enforcement of any rights conferred by, the Letters of Credit or the performance of the Issuer's obligations under this Agreement in respect thereof on a pro rata basis relative to such Lender's pro rata share of the RC Commitment (as of the time such costs and expenses are incurred). The Issuer shall refund through the Administrative Agent any costs and expenses reimbursed by such Lender that are subsequently recovered from the Borrower in an amount equal to such Lender's ratable share thereof.

              (h) Cash Collateral. It is intended that at all times that the Borrower shall have any Contingent Reimbursement Obligations or other obligations (including obligations in respect of fees) relating to Letters of Credit, there shall be sufficient availability under the RC Commitment to reimburse the Issuer (and the Lenders) out of proceeds of RC Loans. Accordingly, in the event that there shall, at any time, be insufficient availability under the RC Commitment (after giving effect to all outstanding RC Loans, Contingent Reimbursement Obligations and unreimbursed Drawings under Letters of Credit) to do so (whether because the amount of the RC Commitment is reduced pursuant to a mandatory reduction or is terminated at maturity, upon acceleration or otherwise or because the amount of outstanding RC Loans, Contingent Reimbursement Obligations and unreimbursed Drawings under Letters of Credit exceed the amount of the RC Commitment for any other reason), the Borrower shall forthwith pay to the Administrative Agent an amount sufficient to cure such deficiency. Such amount shall be maintained by the Administrative Agent in an interest-bearing cash collateral account in the name of and for the benefit of the Issuer and the Lenders to secure such payment obligations of the Borrower. Upon receipt of a notice from the Issuer that there are unreimbursed Drawings or other amounts due in respect of such Letters of Credit (which notice shall set forth the amount of such unreimbursed Drawings or other obligations) the Administrative Agent shall promptly disburse from the cash collateral account the amount specified in the notice and shall pay such amount to the Issuer and Lenders ratably in accordance with the respective amounts owing to each such Person, first, for fees and indemnities until the same are paid in full and, second, for unreimbursed Drawings. The Administrative Agent and the Issuer may rely on their records as to any amounts so owing and shall be fully protected in doing so. Such records shall be conclusive, absent manifest error. At any time that the RC Commitment again becomes available for reimbursement of Drawings under outstanding Letters of Credit such that (i) the sum of the RC Commitment at that time and the amount in the cash collateral account exceeds (ii) the sum of all outstanding RC Loans, the Contingent Reimbursement Obligations and the amount of all unreimbursed Drawings, then, upon written request of Borrower (which request shall (A) represent that there exists no Default or Event of Default and (B) specify the amount of such excess), the Administrative Agent shall release such excess amount to the Borrower from the cash collateral account. If all Obligations (other than Obligations constituting contingent obligations under indemnification provisions which survive indefinitely, so long as no unsatisfied claim has been made under any such indemnification provision) have been indefeasibly paid in full in cash, all RC Commitments have terminated and all Letters of Credit have expired, promptly following demand by Borrower, the Administrative Agent shall release to the Borrower all remaining funds in the Letter of Credit cash collateral account.

                  (i) Obligations Absolute. The obligation of Borrower and each Lender to make available to the Issuer the amounts set forth in this Section
1.14 shall be absolute, unconditional and irrevocable under any and all circumstances without reduction for any set-off or counterclaim of any nature whatsoever, and may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to any qualification or exception and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

                           (1) any lack of validity or enforceability of this
                      Agreement or any of the other Loan Documents;

                           (2) the existence of any claim, setoff, defense or
                      other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

                           (3) any draft, certificate or any other document
                      presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (4) the surrender or impairment of any security for
                      the performance or observance of any of the terms of any of the Loan Documents; or

                           (5) the occurrence of any Default or Event of
                      Default.

                  (j) Limitations on Liability; Protection of Issuer, Administrative Agent and Lenders.

                           (1) Limitation on Liability of Lenders. Without
                      affecting any rights any Lenders may have under applicable Law, Borrower agrees that none of the Lenders, the Issuer, the Administrative Agent or their respective officers or directors shall be liable or responsible for, and the obligations of the Borrower to the Lenders, the Issuer and the Administrative Agent hereunder shall not in any manner be affected by: (A) the use that may be made of any Letter of Credit or the proceeds thereof by the beneficiary thereof or any other Person or any acts or omissions of such beneficiary or any other Person; (B) the validity, sufficiency or genuineness of documents presented in connection with any Drawing, or of any endorsements thereon, even if such documents should, in fact, prove to be in any or all respects, invalid, insufficient, fraudulent or forged; or (C) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit or any other action taken or omitted to be taken by any Person under or in connection with any Letter of Credit, except that the Borrower shall have a claim against the Issuer and the Issuer shall be liable to the Borrower, in each case to the extent and only to the extent of any damages suffered by the Borrower that it proves are caused by the Issuer's willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, in determining whether to pay under any Letter of Credit, the Issuer shall not have any obligation relative to the other Lenders other than to determine that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit, regardless of any notice or information to the contrary. Any action taken or omitted to be taken by the Issuer under or in connection with any Letter of Credit (if taken or omitted in the absence of gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction) shall not create for the Issuer any resulting liability to Borrower or any Lender.

                           (2) Indemnification and Expenses. In addition to any
                      other amounts payable under this Agreement, the Borrower agrees to protect, indemnify, pay and hold the Issuer and each Lender harmless from and against any and all claims, costs, charges and expenses (including reasonable attorneys' fees) which the Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of, or payment of any drawing under, any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuer and/or such Lender as finally determined by a court of competent jurisdiction or
                      (B) the failure of the Issuer to honor a Drawing under any Letter of Credit as a result of any act or omission of any present or future government or Governmental Authority.

                           (3) Issuer Not Responsible. In furtherance of the
                      foregoing limitations on liability, the Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the issuance of Letters of Credit; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part; (C) errors, omissions, interruptions, or delays in transmissions or delivery of any messages, by mail, cable, telecopy, telex or otherwise, whether or not in cipher;
                      (D) the misapplication by the beneficiary of any Letter of Credit or the proceeds of any drawing under such Letter of Credit; or (E) any consequence arising from causes beyond the control of the Issuer, including any governmental acts; except, in the case of this paragraph (3), for damages proven to be caused by the Issuer's gross negligence or willful misconduct.

                                   ARTICLE II

                     YIELD PROTECTION AND BREAKAGE INDEMNITY

         2.1 Mandatory Suspension And Conversion Of LIBO Rate Loans. Each Lender's obligations to make, continue or convert into LIBO Rate Loans of any Type shall be suspended, all such Lender's outstanding Loans of such Type shall be converted into Prime Rate Loans on the last day of their applicable Interest Periods (or, in the case of clause (c) below, on the last day such Lender may lawfully continue to maintain Loans of such Type if earlier, or, in the case of clause (d) below, on the day determined by such Lender to be the last Business Day before the effective date of the applicable restriction), and all pending requests for the making or continuation of or conversion into Loans of such Type by such Lender shall be deemed requests for Prime Rate Loans, if:

             (a) on or prior to the date required for the determination of a LIBO Rate for any Interest Period, the Administrative Agent determines that for any reason appropriate information is not available to it for purposes of determining the LIBO Rate for such Interest Period;

             (b) on or prior to the first day of any Interest Period for a LIBO Rate Loan, the Majority Lenders have informed the Administrative Agent of their determination that the LIBO Rate as determined by the Administrative Agent for such Interest Period would not accurately reflect the cost to such Lenders of making, continuing or converting into a LIBO Rate Loan for such Interest Period;

             (c) at any time such Lender determines that any Regulatory Change makes it unlawful or impracticable for such Lender or its applicable Eurodollar Lending Office to make, continue or convert into a LIBO Rate Loan of such Type, or to comply with its obligations hereunder in respect thereof; or

             (d) such Lender notifies the Administrative Agent of its determination that (i) by reason of any Regulatory Change, such Lender or its applicable Eurodollar Lending Office is restricted, directly or indirectly, in the amount that it may hold of (A) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to LIBO Rate Loans of such Type is directly or indirectly determined or (B) the category of assets that includes LIBO Rate Loans of such Type and
(ii) in connection therewith, such Lender has elected not to make available hereunder LIBO Rate Loans of such Type.

If, as a result of this Section 2.1, any Loan of any Lender that would otherwise be made or maintained as or converted into a LIBO Rate Loan for any Interest Period is instead made or maintained as or converted into a Prime Rate Loan, then, unless the corresponding Loan of each of the other Lenders is also to be made or maintained as or converted into a Prime Rate Loan, such Loan shall be treated as being a LIBO Rate Loan of such Type for such Interest Period for all purposes of this Agreement (including the timing, application and proration among the Lenders of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Loan. The Administrative Agent shall promptly notify Borrower and each Lender of the existence or occurrence of any condition or circumstance specified in clause (a) or (b) above, and each Lender shall promptly notify Borrower and the Administrative Agent of the existence, occurrence or termination of any condition or circumstance specified in clause (c) or (d) above applicable to such Lender's Loans, but the failure by the Administrative Agent or such Lender to give any such notice shall not affect such Lender's rights hereunder.

         2.2 Regulatory Changes. If in the determination of any Lender (a) any Regulatory Change shall actually directly or indirectly

                 (i) reduce the amount of any sum received or receivable by such Lender with respect to any LIBO Rate Loan or the return to be earned by such Lender on any LIBO Rate Loan,

                 (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make or acquire, any LIBO Rate Loan,

                 (iii) require such Lender or any Affiliate of such Lender to make any payment on or calculated by reference to any amount received by such Lender in respect of its LIBO Rate Loans or its obligations to make LIBO Rate Loans, or

                 (iv) reduce, or have the effect of reducing, the rate of return on any capital such Lender or any Affiliate of such Lender is required to maintain on account of any LIBO Rate Loan or such Lender's commitment to make any LIBO Rate Loan and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrower shall pay to such Lender such additional amounts as such Lender determines will fully compensate it for such reduction, increased cost or payment. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 Business Days after request for such payment by such Lender, accompanied by the certificate described in Section 2.5 (Determinations) and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender, provided that the Borrower shall not be liable for any amount payable with respect to any period more than 90 days before the date of such request or certificate, or, if earlier the retroactive effective date of the Regulatory Change if such Regulatory Change occurs during such 90-day period.

         2.3 Capital And Reserve Requirements. If, in the determination of any Lender, such Lender or any Affiliate thereof is required, under applicable Law (including Regulation D), or interpretations, directives, requests and governmental or regulatory guidelines (whether or not having the force of law), to maintain capital or deposit any reserve on account of any Loan, or any commitment to make any Loan, or to participate in any Letter of Credit then, upon request by such Lender, the Borrower shall pay to such Lender such additional amounts as such Person determines will fully compensate it for any actual reduction in the rate of return on the capital that such Lender or such

Affiliate thereof is so required to maintain. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 Business Days after request by such Lender for such payment accompanied by the certificate described in Section 2.5 (Determinations) (provided that the Borrower shall not be liable for any amount payable with respect to any period more than 90 days before the date of such request or certificate, or, if earlier, the retroactive effective date of such determination if made during such 90-day period), and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender.

         2.4 Breakage. The Borrower shall pay to each Lender, upon request, such amount as such Lender reasonably determines is necessary to compensate it for any actual loss, cost or expense incurred by it as a result of (a) any payment, prepayment or conversion of a LIBO Rate Loan on a date other than the last day of an Interest Period for such LIBO Rate Loan or (b) a LIBO Rate Loan for any reason (other than due to the action or inaction of the Administrative Agent or Lenders) not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date determined therefor in accordance with the applicable provisions of this Agreement. At the election of such Lender, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the Borrower under this Agreement during the remainder of the applicable Interest Period over (ii) the interest component of the return that such Lender determines it could have obtained had it placed such amount on deposit in the interbank Dollar market for a period equal to such remaining portion of the Interest Period.

         2.5 Determinations. In making the determinations contemplated by this
Article 2, each Lender shall make such estimates, assumptions, allocations and the like that such Person in good faith determines to be appropriate, and such Person's selection thereof in accordance with this Section 2.5, and the determinations made by such Person on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors. Each Lender shall furnish to the Borrower, at the time of any request for compensation under Section 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements), a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Article 2 and the assumptions underlying such computations, which shall include a statement of an officer of such Person certifying that such request for compensation is being made pursuant to a policy adopted by such Person to seek such compensation generally from customers similar to the Borrower and having similar provisions in agreements with such Person.

         2.6 Replacement Of Lenders. If any Lender requests compensation pursuant to Sections 1.12 (Taxes on Payments), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements), or such Lender's obligation to make or continue Loans as LIBO Rate Loans shall be suspended pursuant to Section 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans) or such Lender has defaulted on its obligations to make or participate in Loans pursuant to Section
1.2 (Manner of Borrowing), Borrower, upon three (3) Business Days' notice, may require that such Lender transfer all of its right, title and interest under this Agreement, such Lender's Notes, if any, and the other Loan Documents to any Eligible Institution identified by Borrower subject to

             (a) the consent of the Administrative Agent (which consent shall not be unreasonably withheld),

             (b) satisfaction of the other conditions specified in Section 11.9 (Successors and Assigns) below,

             (c) the agreement of the proposed transferee to assume all of the obligations of such Lender hereunder and under the other Loan Documents for consideration equal to the outstanding principal amount of such Lender's Loans, interest thereon to the date of such transfer, and all other amounts payable hereunder to such Lender to the date of transfer,

             (d) such transferor Lender shall have been paid on or prior to the date of such transfer all fees and other amounts payable to such transferor hereunder including those amounts payable under said Sections 1.12 (Taxes on Payments), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements), as applicable (and including any fees accrued hereunder and any amounts that would be payable under Section 2.4 (Breakage) as if all of such Lender's Loans were being prepaid in full on such date) or arrangements reasonably satisfactory to the transferor Lender shall have been made for such payments, and

             (e) satisfaction of the condition that if the Lender being replaced has requested compensation pursuant to Sections 1.12(Taxes on Payments), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements), the proposed transferee's aggregate requested compensation, if any, pursuant to Sections 1.12(Taxes on Payments), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements) with respect to such replaced Lender's Loans is lower than that of the Lender replaced.

Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 1.12 (Taxes on Payments), 2.2 (Regulatory Changes), 2.3 (Capital and Reserve Requirements), 2.4 (Breakage), 11.12 (Indemnification) and 11.12 (Expenses) (without duplication of any payments made to such Lender by the Borrower or the proposed transferee) shall survive for the benefit of any Lender replaced under this Section 2.6 with respect to the time prior to such replacement.

         2.7 Change Of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 1.12 (Taxes on Payments), 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.7 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.12 (Taxes on Payments), 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements).

                                   ARTICLE III

              CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND FUNDINGS

         3.1 Conditions To Initial Loans. The effectiveness of this Agreement (other than this Article 3) and the obligation of the Lenders to make Loans and of the Issuer to issue and maintain Letters of Credit on the Closing Date are subject to the satisfaction, prior to or concurrently with the Closing Date, of the following conditions precedent in each case to the satisfaction of the Administrative Agent, in addition to the conditions precedent set forth in
Section 3.2 hereof (Conditions to All Loans):

             (a) Agreement; Note. The Administrative Agent shall have received this Agreement, Term Notes and RC Notes, in the form of Exhibits A-1 and A-2 hereto, each duly executed on behalf of Borrower.

             (b) Subsidiary Guaranty. The Administrative Agent shall have received Guaranties in the form of Exhibit G attached hereto (each such agreement, as it may be further amended, modified or supplemented from time to time, a "Subsidiary Guaranty") duly executed and delivered on behalf of each of the Guarantors.

             (c) Certain Security Documents Pertaining to Personal Property. The Administrative Agent shall have received the following documents (as amended, modified or supplemented from time to time, each a "Security Document" and collectively the "Security Documents"), each of which shall be in form and substance satisfactory to the Administrative Agent (except for the certificates representing the stock certificates and other instruments pledged pursuant to such Security Documents and the stock powers delivered in connection therewith):

                 (i) Executed copies of each of the following:

                      (A) Second Amended and Restated Security Agreement, duly executed on behalf of the Borrower and each Guarantor, in substantially the form of Exhibit E attached hereto (such agreement as it may be further amended, modified or supplemented from time to time, the "Security Agreement").

                      (B) Second Amended and Restated Stock Pledge Agreements, duly executed on behalf of the Borrower and each Guarantor owning stock in a U.S. Restricted Subsidiary or a First Tier Foreign Subsidiary, in substantially the form of Exhibit F attached hereto (such agreements as they may be further amended, modified or supplemented from time to time, the "Stock Pledge Agreements").

                 (ii) Original certificates and instruments representing the stock certificates and other instruments pledged pursuant to such Security Documents, accompanied by duly executed instruments of transfer or assignments in blank.

                 (iii) Evidence of the completion of all recordings and filings of or with respect to, and of all other actions with respect to, the above Security Documents as may be necessary or, in the opinion of the Administrative Agent, desirable to create or perfect the Liens created or purported to be created by such Security Documents as valid, continuing and perfected Liens in favor of the Administrative Agent securing the Obligations, prior to all other Liens other than Permitted Liens; and evidence of the payment of any necessary fee, tax or expense relating to such recording or filing. Without limitation of the foregoing, the Administrative Agent shall receive:

                       (A) Financing statements or amendments thereto, and UCC "in-lieu" statements, deemed necessary or desirable by Administrative Agent to create, perfect or continue such Liens in favor of Citizens Bank of Pennsylvania as Administrative Agent and representative of the Lenders.

                 (iv) Waivers of landlord's liens, warehouseman's liens and similar rights, to the extent requested by the Administrative Agent.

                 (v) Evidence that all other actions necessary or, in the opinion of the Administrative Agent, desirable to create, perfect or protect the Liens created or purported to be created by the above Security Documents have been taken.

                 (vi) A recent search of UCC, federal tax, and judgment dockets and records and other appropriate registers (the scope of such search to be satisfactory to Agent) shall have revealed no filings or recordings in effect with respect to the Collateral purported to be covered by the above Security Documents, except such as are acceptable to the Administrative Agent (it being understood that such acceptance does not limit the obligations of the Borrower and Guarantors with respect to the priority of the Liens in favor of the Lenders), and the Administrative Agent shall have received a copy of the search reports received as a result of the search and of the acknowledgment copies of the financing statements or other instruments required to be filed or recorded pursuant to this subsection bearing evidence of the recording of such statements or instruments at each of such filing or recording places.

             (d) Capitalization, Etc. The corporate and capital structure of the Borrower and each Restricted Subsidiary shall be reasonably satisfactory to the Administrative Agent.

             (e) Corporate Proceedings. The Administrative Agent shall have received certificates by the Secretary or Assistant Secretary of Borrower and each Guarantor dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of each such Person in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than 30 days before the Closing Date) or certificates from a Responsible Officer of the Borrower and each Guarantor stating that the articles of incorporation and bylaws of such Person have not been amended or modified since furnished to the Administrative Agent in connection with the Existing Credit Agreement, (ii) true copies of all corporate action taken by each such Person relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officer of each such Person executing this Agreement and the other Loan

Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Administrative Agent shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated within an acceptable period prior to the Closing Date showing the good standing of the Borrower and each Guarantor in its state of incorporation and state in which its chief executive office is located and, if and to the extent required by the Administrative Agent, in each state in which each such Person maintains material assets or conducts material operations.

             (f) Insurance. The Administrative Agent shall have received a report from the insurance broker of the Borrower and Guarantors, addressed to the Administrative Agent, satisfactory in form and substance to the Administrative Agent, as to insurance matters pertaining to each such Person. The Administrative Agent shall have received evidence satisfactory to it that the insurance policies required by this Agreement and the other Loan Documents have been obtained, containing the endorsements required hereby and thereby.

             (g) Financial Statements. The Administrative Agent shall have received copies of the financial statements and other information referred to in
Section 4.1 (Representations and Warranties) hereof.

             (h) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion addressed to the Lenders, dated the Closing Date, of Blank Rome LLP, counsel to the Borrower and Guarantors, in form and substance satisfactory to the Administrative Agent and its counsel (which will be substantially the same as the opinion issued in connection with the Existing Credit Agreement, with appropriate additional provisions which address the transactions described herein and revisions to the UCC).

             (i) Responsible Officer Certificates. The Administrative Agent shall have received certificates from a Responsible Officer of the Borrower and each Guarantor as to such matters as the Administrative Agent may request.

             (j) Fees, Expenses, etc. All fees, interest, expenses and other amounts required to be paid to the Administrative Agent on behalf of the Lenders under the Existing Credit Agreement, this Credit Agreement, or any other written agreement on or prior to the Closing Date shall have been paid or received.

             (k) Management Letters. The Administrative Agent shall have received copies of the management letters issued by Borrower's certified public accountants in connection with its audited financial statements dated December 31, 2002 or a letter from such accountants that no such management letters were issued.

             (l) No Material Adverse Effect. The Responsible Officer of Borrower and each Guarantor shall provide the Administrative Agent with a certificate stating that since March 31, 2003, there has not occurred, or been threatened, any event, act or condition which could have a Material Adverse Effect.

             (m) NCPM/NCOG Credit Agreement. The Administrative Agent shall have received a copy of the second amendment to the NCPM/NCOG Credit Agreement and the NCPM/NCOG Note, together with all documents and instruments executed and/or delivered in connection therewith, and together with all schedules, amendments and supplements thereto, certified by Borrower to be true, correct and complete, and all of the foregoing shall be in form and substance satisfactory to the Administrative Agent.

             (n) Additional Matters. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

         3.2 Conditions To All Loans. The obligation of the Lenders to make any Loan and of the Issuer to issue any Letter of Credit is subject to performance by the Borrower and each Restricted Subsidiary of its obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan or Letter of Credit, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

             (a) Notice. Appropriate notice of such Loan or request for a Letter of Credit, as applicable shall have been given by the Borrower to the Administrative Agent as provided in Article 1 hereof.

             (b) Representations and Warranties. Each of the representations and warranties made by Borrower in Article 4 hereof shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans or the issuance of the Letter of Credit requested to be made on such date (except to the extent the representations expressly refer to an earlier period).

             (c) No Defaults. No Event of Default or Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

             (d) No Violations of Law, etc. Neither the making nor use of the Loans nor issuance of any Letter of Credit shall cause the Lenders to violate or conflict with any Law.

             (e) No Material Adverse Effect. There shall not have occurred, or be threatened, any other event, act or condition which could have a Material Adverse Effect since the date of the Borrower's most recent financial statements delivered to the Administrative Agent.

             Each request by Borrower for any Loan or for the issuance of a Letter of Credit shall constitute a representation and warranty by Borrower that the conditions set forth in this Section 3.2 have been satisfied as of the date of such request. Failure of the Administrative Agent to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 3.2 have been satisfied as of the date such Loan is made.

         3.3 Closing Date Funding Matters. Notwithstanding anything in this Agreement to the contrary, each of the parties agree that on the Closing Date there may be certain Loans made or repaid in a manner that is not ratable among the Lenders in order to effect the purposes hereof to pay off or pay down certain Lenders under the Existing Credit Agreement and cause the Lenders under this Agreement to have such amounts of outstanding Loans as are contemplated hereby. To the extent Interest Periods for any LIBO Rate Loans outstanding under the Existing Credit Agreement have not expired as of the Closing Date, and the Lender relating to such LIBO Rate Loan is a Lender hereunder, the parties will, if practicable and approved by the Administrative Agent, make arrangements for pay off of each such LIBO Rate Loan in a manner reasonably designed to minimize expense to the Borrower under Section 2.4 (Breakage).

         3.4 Closing Date Releases. Notwithstanding anything in this Agreement to the contrary, each of the parties agree that on the Closing Date the Administrative Agent shall have the authority and discretion to take such actions and enter into such documents, instruments and agreements as it may deem necessary or advisable to effectuate the termination of the Subfacility Commitment and Subfacility Loans (each as defined in the Existing Credit Agreement) and release of guarantees, subordinations and collateral security therefor, as contemplated hereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations And Warranties. The Borrower hereby represents and warrants to the Lenders as follows:

             (a) Corporate Status; Subsidiaries. The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each such Person has corporate power and authority to own its property and transact the business in which it is engaged or presently proposes to engage. The Borrower and each of its Restricted Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing (or foreign equivalent, if such exists) in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Schedule 4.1(a) hereof states as of the date hereof (i) the jurisdiction of incorporation of the Borrower and each of its Subsidiaries,
(ii) the jurisdictions in which the Borrower and each Guarantor is qualified to do business as a foreign corporation except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, (iii) as to each Subsidiary, whether it is a Restricted Subsidiary or an Unrestricted Subsidiary, and (iv) as to each Subsidiary which is a Restricted Subsidiary, whether it is a Guarantor. Borrower shall, promptly upon any change in fact set forth therein, or upon request therefor from the Administrative Agent, provide to the Administrative Agent a certified copy of an updated Schedule 4.1(a), which upon approval by the Administrative Agent shall be deemed annexed hereto.

             (b) Corporate Power and Authorization. The Borrower and each Guarantor has corporate power and authority to execute, deliver, perform, and take all actions contemplated by each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, the Borrower and each Guarantor has the corporate power and authority to borrow or to guaranty the borrowings, as applicable, pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings or guaranty, as applicable.

             (c) Execution and Binding Effect. This Agreement and each other Loan Document to which the Borrower or any Guarantor is a party has been duly and validly executed and delivered by each such Person. This Agreement, and each other Loan Document constitute, the legal, valid and binding obligation of each such Person, enforceable against each such Person in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

             (d) Governmental Approvals and Filings. Except for filings which have been duly made (or are being made on the Closing Date) pursuant to the Security Documents, no approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with the execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof, provided that Borrower may be required to file certain of the Loan Documents with the Securities and Exchange Commission.

             (e) Absence of Conflicts. Neither the execution and delivery of any Loan Document, nor consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof does or will

                 (i)  violate or conflict with any Law, or

                 (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of the Borrower or any Restricted Subsidiary (except for any Lien in favor of the Lender securing the Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Borrower or any Restricted Subsidiary under or in connection with,

                      (A) the articles of incorporation or by-laws (or other constituent documents) of the Borrower or any Restricted Subsidiary,

                      (B) any agreement or instrument creating, evidencing or securing any Indebtedness to which the Borrower or any Restricted Subsidiary is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, excluding in the case of violations, conflicts or the like under this clause (B), those violations or conflicts which are not material in nature, or

                      (C) any other material agreement or instrument to which the Borrower or any Restricted Subsidiary is a party or any of its properties (now owned or hereafter acquired) may be subject or bound, excluding in the case of violations, conflicts or the like under this clause (C), those violations or conflicts which are not material in nature.

             (f) Audited Financial Statements. The Borrower has heretofore furnished to the Administrative Agent financial statements for Borrower and its consolidated Subsidiaries as of December 31, 2002 and the related statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, as examined and reported on by Ernst & Young LLP, who delivered an unqualified opinion in respect thereof. The financial statements present fairly the financial condition of the Borrower and its consolidated Subsidiaries, as of the end of such fiscal year, and the results of operations and cash flows for such consolidated group the fiscal year then ended, all in conformity with GAAP.

             (g) Interim Financial Statements. The Borrower has heretofore furnished to the Administrative Agent interim company prepared financial statements for the Borrower and its consolidated Subsidiaries, dated March 31, 2003 for the fiscal quarter then ending. Such financial statements present fairly the financial condition of the Borrower and its consolidated Subsidiaries, as of the end of such fiscal quarter and the results of operations and cash flows for such consolidated group for such fiscal quarter, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments, except that such interim financial statements do not contain footnotes.

             (h) Absence of Undisclosed Liabilities. Neither the Borrower nor any Restricted Subsidiary has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (w) as disclosed in the financial statements referred to in Sections 4.1(f) and (g) hereof, (x) matters that, individually or in the aggregate, could not have a Material Adverse Effect, (y) as disclosed in
Schedule 4.1(h) hereof, and (z) liabilities, obligations, commitments and losses incurred after December 31, 2002 in the ordinary course of business and consistent with past practices.

             (i) Absence of Material Adverse Changes. Since March 31, 2003, there has been no change in the business, operations, or condition (financial or otherwise) of the Borrower or any Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect.

             (j) Accurate and Complete Disclosure. All information (taken as a whole) heretofore, contemporaneously or hereafter provided (orally or in writing) by the Borrower or any Restricted Subsidiary to the Administrative Agent pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Administrative Agent as the case may be) and does not or will not (as the case may be) omit to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances in which it was provided. The Borrower has disclosed to the Administrative Agent in writing every fact or circumstance which has, or which could reasonably be expected to have, a Material Adverse Effect.

             (k) Solvency. On and as of the Closing Date, and after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, the Borrower and Guarantors on a consolidated basis are and will be Solvent.

             (l) Margin Regulations. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock". Neither the Borrower nor any Restricted Subsidiary is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". Neither the Borrower nor any Restricted Subsidiary owns any "margin stock". Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

             (m) Partnerships, Etc. Except as set forth on Schedule 4.1(m), neither the Borrower nor any Restricted Subsidiary is a partner (general or limited) of any partnership, is a party to any joint venture, or owns (beneficially or of record) any equity or similar interest in any non-Subsidiary Person (including but not limited to any interest pursuant to which the Borrower or any Restricted Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person).

             (n) [Intentionally Omitted].

             (o) Ownership and Control. Schedule 4.1(o) hereof states as of the date hereof the authorized capitalization of the Borrower and each Restricted Subsidiary, the number of shares of each class of capital stock issued and outstanding of each such Person and the number and percentage of outstanding shares of each such class of capital stock and the names of the record owners of such shares and the direct or indirect beneficial owners of such shares (except that for Borrower the listing shall include only the names of any parties beneficially owning, individually or through affiliates, more than 5% of Borrower's stock). The outstanding shares of capital stock of the Borrower and each Restricted Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as described in Schedule 4.1(o), there are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate Borrower to issue any shares of its capital stock or any other securities.

             (p) Litigation. All pending actions, suits, proceedings or known investigations which could reasonably be expected to result in liability not covered by insurance in an amount equal to or greater than $1,000,000.00 are disclosed on Schedule 4.1(p). To the best of Borrower's knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against the Borrower or any Restricted Subsidiary which could reasonably be expected to cause a Material Adverse Effect.

             (q) Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Default.

             (r) Absence of Other Conflicts. Neither the Borrower nor any Restricted Subsidiary is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

                 (i) other than violations or conflicts which are not material in nature, any Law to the best of Borrower's knowledge, after due inquiry,

                 (ii) its articles of incorporation or by-laws (or other constituent documents), or

                 (iii) other than violations or conflicts which are not material in nature, any material agreement or instrument or arrangement to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

             (s) Insurance. The Borrower and each Restricted Subsidiary maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Schedule 4.1(s) hereof sets forth a list of all such insurance currently maintained by the Borrower and each Guarantor, setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible.

             (t) Title to Property. The Borrower and each Restricted Subsidiary has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in
Section 4.1(f) hereof or submitted pursuant to Section 5.1(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business or as otherwise permitted hereunder after the date of such balance sheet), in each case free and clear of all Liens, other than Permitted Liens.

             (u) Intellectual Property. The Borrower and each Restricted Subsidiary owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without material conflict with the rights of others. Except as described in Schedule 4.1(u), neither the Borrower nor any Guarantor as of the Closing Date owns any patents, trademarks or copyrights.

             (v) Taxes. All tax and information returns required to be filed by or on behalf of the Borrower and each Restricted Subsidiary have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower and each Restricted Subsidiary or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of each such Person. The reserves and provisions for taxes on the books of the Borrower and each Restricted Subsidiary are adequate for all open years and for its current fiscal period. Neither the Borrower nor any Restricted Subsidiary has knowledge of any proposed additional assessment or basis for any additional assessment greater than $750,000 for additional taxes (whether or not reserved against).

             (w) Employee Benefits. Except as set forth on Schedule 4.1(w), neither the Borrower nor any Guarantor as of the Closing Date has a Plan or Plans.

             (x) Environmental Matters.

                 (i) The Borrower and its Restricted Subsidiaries, and each of their respective Environmental Affiliates, is and has been in full compliance with all applicable Environmental Laws, except for (x) matters set forth in
Schedule 4.1(x) hereof and (y) matters which, individually or in the aggregate, could not have a Material Adverse Effect. There are to the Borrower's knowledge after due inquiry no circumstances that may prevent or interfere with such full compliance in the future.

                 (ii) The Borrower and its Restricted Subsidiaries, and each of their respective Environmental Affiliates, has all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for (x) matters set forth in
Schedule 4.1(x) hereof and (y) matters which, individually or in the aggregate, could not have a Material Adverse Effect.

                 (iii) There is no Environmental Claim pending or, to the knowledge of Borrower after due inquiry, threatened, and there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim, against the Borrower or any of its Restricted Subsidiaries or any of their respective Environmental Affiliates, except for (x) matters set forth in Schedule 4.1(x) hereof, and (y) matters which, if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                 (iv) No facility or property now or previously owned, operated or leased by the Borrower or any of its Restricted Subsidiaries or any of their respective Environmental Affiliates is an Environmental Cleanup Site. Neither the Borrower nor any of its Restricted Subsidiaries nor any of their respective Environmental Affiliates has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and to Borrower's knowledge no condition exists which could result in the filing of a Lien, against any property of the Borrower or any of its Restricted Subsidiaries or any of their respective Environmental Affiliates under any Environmental Law.

             (y) Business Interruptions. Within two (2) years prior to the Closing Date, none of the business, property or operations of the Borrower or any Restricted Subsidiary has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against such Person. To the best of Borrower's knowledge, there are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by the Borrower or any Restricted Subsidiary.

             (z) Names. In the five (5) years prior to the Closing Date, neither the Borrower nor any Guarantor has conducted business under or used any names (whether corporate or assumed) except for its present corporate name and those names listed in Schedule 4.1(z) attached hereto (which list shall be organized by each such Person's true, legal name) and made a part hereof. The Borrower and each Guarantor is the sole owner of its name and any and all business done and all invoices using such name or any names listed in Schedule 4.1(z) represent sales and business of such Person and are owned solely by such Person.

             (aa) Regulation O. No director, executive officer or principal shareholder of the Borrower or any Restricted Subsidiary is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director" (when used with reference to any Lender), "executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         4.2 Representations And Warranties Absolute. The representations and warranties of the Borrower set forth in this Article 4 are unaffected by any prior or subsequent investigation by, or knowledge of, the Administrative Agent or any Lender.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

             So long as any Loan shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment under this Agreement, Borrower shall comply, and shall cause each other Person(s) specified to comply, with the following covenants:

         5.1 Basic Reporting Requirements.

             (a) Annual Audit Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Administrative Agent and each of the Lenders consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and its consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, together with all management letters issued, or letters stating that no management letters are being issued, in connection therewith. Such financial statements shall be accompanied by an opinion of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent. A copy of the opinion of such accountants shall be delivered to the Administrative Agent and each of the Lenders and signed by such accountants. Such opinion shall be free of exceptions or qualifications not acceptable to the Administrative Agent in its reasonable discretion and in any event shall be free of any exception or qualification which is of "going concern" or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that
(i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP. For so long as NCPM is a consolidated Subsidiary of Borrower, such financial statements shall be accompanied by unaudited statements of income of the Borrower and its consolidated Subsidiaries separately showing consolidation of the income statements of NCPM and the Borrower in conformity with GAAP, duly completed and signed by the Chief Financial Officer of Borrower.

             (b) Quarterly Financial Statements. As soon as practicable but in any event within 45 days after the end of each quarter, the Borrower shall furnish to the Administrative Agent and each of the Lenders financial statements in the form filed with Borrower's Form 10-Q filing with the Securities and Exchange Commission. For so long as NCPM is a consolidated Subsidiary of Borrower, such financial statements shall be accompanied by unaudited statements of income of the Borrower and its consolidated Subsidiaries separately showing the consolidation of the income statements of NCPM and the Borrower in conformity with GAAP, duly completed and signed by the Chief Financial Officer of Borrower.

             (c) Quarterly Compliance Certificates. The Borrower shall deliver to the Administrative Agent and each of the Lenders a Quarterly Compliance Certificate in substantially the form set forth as Exhibit I hereto, duly completed and signed by the Chief Financial Officer of Borrower concurrently with the delivery of the financial statements referred to in subsections (a) and
(b). The Quarterly Compliance Certificate shall confirm that the unamortized remaining invested balance of all acquired delinquent pools of Accounts of Borrower and its consolidated Subsidiaries does not exceed the then applicable amount specified in Section 6.13 (Acquired Delinquent Pools of Accounts).

             (d) Annual Budget. As soon as practicable, and in any event within 45 days after the start of each fiscal year, the Borrower shall deliver to the Administrative Agent (for delivery to the Lenders) a consolidated annual budget, which shall include the annual projections of profit and loss statements, balance sheets and cash flow reports and for so long as NCPM is a Consolidated Subsidiary of Borrower, shall separately show the consolidation of the projected profit and loss statements of NCPM and the Borrower (prepared on an annual basis) for the succeeding fiscal year, together with a statement of the assumptions and estimates upon which such projections are based in form and substance consistent with past practice. The projections shall be accompanied by a cover letter stating that such projections, estimates and assumptions, as of the date of preparation thereof, are reasonable, made in good faith, consistent with the Loan Documents, and represent the Borrower's best judgment as to such matters.

             (e) Commercial Finance Reports. Within 30 days of a request by the Administrative Agent, the Borrower shall furnish to the Administrative Agent a report of a Responsible Officer of the Borrower setting forth information as to
(i) receivables, and (ii) payables (which may include, among other things, a breakout of aging and payments).

             (f) Certain Other Reports and Information. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Administrative Agent a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders, bondholders or the financial community generally, and (iii) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other material reports from outside accountants with respect to, the Borrower.

             (g) Further Information. The Borrower will promptly furnish to the Administrative Agent or any Lender such other information pertaining to the business of Borrower and its Subsidiaries and in such form as the Administrative Agent or any Lender may reasonably request from time to time.

             (h) Notice of Certain Events. Promptly upon becoming aware of any of the following, the Borrower shall give the Administrative Agent notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

                 (i) Any Event of Default or Default.

                 (ii) Any material adverse change in the business, operations or condition (financial or otherwise) of the Borrower, any Restricted Subsidiary or any Unrestricted Subsidiary.

                 (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Restricted Subsidiary, except for matters that if adversely decided, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (iv) Any material violation, breach or default by the Borrower or any Restricted Subsidiary under any agreement or instrument which could reasonably be expected to have a Material Adverse Effect.

                 (v) Any material amendment or supplement to, or extension, renewal, refinancing, or refunding of, or waiver by any other party thereto of any right under or conditions of, any agreement or instrument creating, evidencing or securing any Indebtedness of the Borrower or any Restricted Subsidiary in excess of $500,000.00; any agreement or instrument material to the business, operations or condition (financial or otherwise) of the Borrower and Guarantors taken as a whole, and any negotiations pertaining to any of the foregoing.

                 (vi) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by the Borrower or any Restricted Subsidiary or any Controlled Group Member from any such Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan, if not previously provided.

                 (vii) Any Environmental Claim pending or threatened against the Borrower or any Restricted Subsidiary, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any Restricted Subsidiary that could form the basis of such Environmental Claim, which Environmental Claim, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

             (i) Visitation; Verification. Borrower shall, and shall cause each Restricted Subsidiary to, permit such Persons as the Administrative Agent or any Lender may designate from time to time to visit and inspect any of the properties of the Borrower and each Restricted Subsidiary, to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its directors, officers, employees and independent accountants at such times and as often as the Administrative Agent may reasonably request. Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Administrative Agent the affairs of the Borrower and the Restricted Subsidiaries. The Administrative Agent shall have the right to examine accounts, inventory and other properties and liabilities of the Borrower and each Restricted Subsidiary from time to time, and Borrower and each Restricted Subsidiary shall cooperate with the Administrative Agent in such examination.

         5.2 Insurance. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain insurance covering the properties (including tangible Collateral) and business against fire, flood, casualty and such other hazards and risks (including the risk of business interruption from a casualty event) as may be reasonably acceptable to the Administrative Agent in such amounts, with such deductibles and with such insurers as may be reasonably acceptable to the Administrative Agent. In addition:

             (a) Administrative Agent as Loss Payee and Additional Insured. All casualty insurance policies covering tangible Collateral shall contain standard Loss Payable Clauses issued in favor of the Administrative Agent for the benefit of the Lenders under which all losses thereunder shall be paid to the Administrative Agent for the Lenders as their interests may appear. All other insurance policies of the Borrower or any Guarantor shall name the Administrative Agent as an additional insured on behalf of the Lenders as their interests may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to the Administrative Agent and shall insure the Lenders notwithstanding the act or neglect of the insured.

             (b) Administrative Agent's Right to Purchase Insurance. In the event the Borrower or any Guarantor fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, the Administrative Agent may do so for the Borrower or any Guarantor but each such Person shall continue to be liable for the cost of such insurance.

             (c) Disposition of Insurance Proceeds. The Borrower, for itself and each Guarantor, hereby appoints the Administrative Agent as its attorney-in-fact, exercisable at the Administrative Agent's option, to endorse any check which may be payable to the Borrower or any Guarantor in order to collect the proceeds of such insurance. In the absence of a Default or Event of Default, the Administrative Agent shall turn over to the Borrower all insurance proceeds the Administrative Agent receives. The Borrower may use the proceeds for the repair, reconstruction or replacement of Collateral, toward the replacement of lost revenues, for working capital, or for any other proper business purpose; provided that any proceeds that remain unused (i) more than 12 months after the Borrower receives them or (ii) at the time a Default or Event of Default exists shall be applied immediately as the Majority Lenders may in their discretion direct, including against the Obligations and as a permanent reduction of the RC Commitment.

             (d) Evidence of Insurance. The Borrower shall, and shall cause each Guarantor to, promptly furnish to the Administrative Agent from time to time upon request the policies under which the required insurance is issued, certificates of insurance, loss payable endorsements, and such other information relating to such insurance as the Administrative Agent may request, and provide such other insurance and endorsements as are required by this Agreement and the other Loan Documents.

         5.3 Payment Of Taxes And Other Potential Charges And Priority Claims. The Borrower shall, and shall cause each Restricted Subsidiary to, pay or discharge

             (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

             (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

             (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or any Restricted Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced any such Person need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and
(y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

         5.4 Preservation Of Corporate Status. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain its status as a corporation duly organized, validly existing and in good standing (or foreign equivalent, if such exists) under the laws of its jurisdiction of incorporation, and, if a failure to do so by the Borrower or any Guarantor could reasonably be expected to have a Material Adverse Effect, to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary, except that Subsidiaries may be dissolved or otherwise disposed of pursuant to the terms and conditions of Sections 6.9 (Mergers, Acquisitions, Etc.) and 6.10 (Dispositions of Properties).

         5.5 Governmental Approvals And Filings. The Borrower shall, and shall cause each Restricted Subsidiary to, keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

         5.6 Maintenance Of Properties. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         5.7 Avoidance Of Other Conflicts. Neither the Borrower nor any Restricted Subsidiary shall violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

             (a) any Law in a manner which could reasonably be expected to cause a Material Adverse Effect,

             (b) its articles of incorporation or by-laws (or other constituent documents), or

             (c) any material agreement or instrument to which it is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, with respect to which a violation or conflict would be materially adverse in nature.

         5.8 Financial Accounting Practices. The Borrower shall, and shall cause each Restricted Subsidiary to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of consolidated financial statements of the Borrower and its consolidated Subsidiaries in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         5.9 Use Of Proceeds. Subject to the terms and conditions of this Agreement (including without limitation Section 5.16 (Subsidiaries as Guarantors and Non-Guarantor Subsidiaries)), the Borrower shall apply the proceeds of all Loans hereunder only for working capital purposes, Permitted Acquisition financing and other corporate purposes permitted by this Agreement; provided, however, that Borrower shall apply the proceeds of the Term Loan and, to the extent necessary, any RC Loan made on the Closing Date toward the repayment in full of all costs and expenses accrued through the Closing Date in connection with the transactions contemplated hereunder and obligations of Borrower owing to Lenders as of the Closing Date under the Existing Credit Agreement and related agreements and instruments. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose or inconsistent with any other provision of any Loan Document.

         5.10 Continuation Of Or Change In Business. The Borrower shall, and shall cause each Restricted Subsidiary to, continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year, and no such Person shall engage in any other business not substantially similar to the business as presently conducted.

         5.11 Consolidated Tax Return. Neither the Borrower nor any Restricted Subsidiary shall file or consent to the filing of any consolidated income tax return with any Person other than the Borrower or a consolidated Subsidiary, except as required by the Code.

         5.12 Fiscal Year. Neither Borrower nor any Restricted Subsidiary shall change its fiscal year or fiscal quarter.

         5.13 Bank Accounts. As additional consideration for the establishment of the credit facilities hereunder, the Borrower shall, and shall cause each Guarantor to, maintain its primary depository and disbursement accounts with one or more Lenders; provided, however, that the Administrative Agent may, in its discretion, require the execution of a deposit account control agreement, in form and substance satisfactory to the Administrative Agent, for any such account not maintained with the Administrative Agent.

         5.14 Submission Of Collateral Documents. The Borrower shall, and shall cause each Guarantor to, promptly, but in no event later than twenty (20) days following the conversion of an Account in an amount in excess of $1,000,000.00 to an instrument or chattel paper, notify the Administrative Agent if an Account becomes evidenced or secured by an instrument or chattel paper and, upon request of the Administrative Agent, promptly deliver any such instrument or chattel paper to the Lender.

         5.15 Collection Of Accounts. The Borrower shall, and shall cause each Guarantor to, continue to collect its Accounts in the ordinary course of its business.

         5.16 Subsidiaries As Guarantors and Non-Guarantor Subsidiaries; Restricted and Unrestricted Subsidiaries.

              (a) The Borrower shall cause all of its Subsidiaries, now existing or hereafter formed or acquired, to at all times be Guarantors hereunder by due execution and delivery of Subsidiary Guaranties; provided, however, that the following Subsidiaries are excepted from such requirement (collectively, the "Non-Guarantor Subsidiaries"): (i) each of its currently existing Subsidiaries which is not a United States Person (including without limitation the First Tier Foreign Subsidiaries); (ii) any hereafter formed or acquired Subsidiary which is not a United States Person, if its delivery of a Subsidiary Guaranty would, in the reasonable determination of the Borrower, cause an adverse tax consequence under Section 956 of the Internal Revenue Code as amended ("IRC") or under any similar law; (iii) each Unrestricted Subsidiary; and (iv) certain other Subsidiaries approved by the Administrative Agent from time to time pursuant to paragraph (e) below.

              (b) The Borrower shall cause all of its Subsidiaries, now existing or hereafter formed or acquired, to at all times be Restricted Subsidiaries and bound by the terms applicable thereto hereunder; provided, however, that the following Subsidiaries are excepted from such requirement (collectively, the "Unrestricted Subsidiaries"): (i) NCPM (unless it becomes a Restricted Subsidiary pursuant to clause (f) below); (ii) all Subsidiaries of NCPM, now existing or hereafter formed or acquired (unless any such Subsidiary becomes a Restricted Subsidiary pursuant to clause (f) below); and (iii) certain other Subsidiaries approved by the Administrative Agent from time to time pursuant to paragraph (e) below.

              (c) Subject to the provisions of paragraph (d) below, the Borrower shall, and shall cause each Guarantor to, pledge to the Administrative Agent for the benefit of Lenders all of their assets, including without limitation capital stock or other equity interests now or hereafter owned in other Persons in each case and to the extent meeting the definition of "Collateral", which pledge may be accomplished, in the Administrative Agent's reasonable discretion, either pursuant to a Security Document or by a Joinder Agreement in the form of Exhibit N attached hereto duly executed and delivered by such Guarantor.

              (d) The Borrower shall, and shall cause each Guarantor now or hereafter owning any equity interest in any of the Restricted Subsidiaries (including without limitation First Tier Foreign Subsidiaries) to, pledge to the Administrative Agent for the benefit of the Lenders (x) in the case of U.S. Restricted Subsidiaries, 100%, or (y) in the case of First Tier Foreign Subsidiaries, 65%, of all of the issued and outstanding voting stock or other voting equity interests in each such Restricted Subsidiary, which pledge may be accomplished, in the Administrative Agent's reasonable discretion, either pursuant to a Security Document or by a Joinder Agreement in the form of Exhibit N attached hereto duly executed and delivered by such appropriate Person.

              (e) Notwithstanding anything to the contrary set forth herein, any existing Guarantor may become a Non-Guarantor Subsidiary, or any existing Restricted Subsidiary may become an Unrestricted Subsidiary, subject to approval by the Administrative Agent. Upon any such approval under the first part of the preceding sentence, an amendment to the Guaranty removing such Guarantor therefrom shall be executed, including a reaffirmation by all remaining Guarantors of their obligations thereunder (in the case of an existing Guarantor becoming a Non-Guarantor Subsidiary), and the Administrative Agent shall have the authority to execute and deliver such amendment and take such other actions and execute such agreements, documents and instruments as it may deem reasonable and appropriate in connection therewith, including without limitation releases of Collateral owned by the removed Guarantor.

              (f) If at any time NCPM or any of its Subsidiaries is not prohibited by law or contract from becoming a Guarantor hereunder, such Person will promptly become a Guarantor and a Restricted Subsidiary hereunder by due execution and delivery of a Subsidiary Guaranty and compliance with the requirements set forth in clause (c) above, provided, however, if the Borrower does not directly or indirectly own all of the equity of such Person, it shall not be required to become a Guarantor hereunder if the Borrower reasonably believes delivery of a Subsidiary Guaranty by such Subsidiary would potentially conflict with (or potentially be inconsistent with) obligations or duties owed to minority equity interest holders pursuant to applicable Law or a contract governing the management and affairs of such Subsidiary.

         5.17 Update Of Schedules. The Borrower shall, and shall cause each Restricted Subsidiary to, promptly, but in no event later than thirty (30) days, following a Permitted Acquisition or other event which would result in a material change to any of the information on the disclosure schedules hereto, provide the Administrative Agent with revised schedule(s). The revised schedules must be reasonably acceptable in all respects to the Administrative Agent; they will not be acceptable if they disclose actual or potential Events of Default.

         5.18 Compliance With Laws. The Borrower shall, and shall cause each Restricted Subsidiary to, comply with all Laws governing each such Person in the operation of its business, including Environmental Laws and any Laws relating to employment practices and pension benefits and occupational and health standards and controls, but excluding any Laws whose violation would not be reasonably expected to cause a Material Adverse Effect.

         5.19 Keyman Life Insurance. Borrower will at all times maintain at least $2,000,000 in keyman life insurance on the life of Michael J. Barrist.

         5.20 NCPM/NCOG Loan.

              (a) The terms of the NCPM/NCOG Credit Agreement, NCPM/NCOG Note and all other documents and instruments executed in connection therewith, shall be in form and substance reasonably satisfactory to the Administrative Agent, and shall not be amended, restated, modified, terminated and/or supplemented, or requirements set forth therein waived, except that:

                  (i) Permitted Amendments may be made at any time upon providing written notice to the Administrative Agent;

                  (ii) any other amendment or waiver may in its sole discretion be done upon the prior written consent of the Administrative Agent; and

                  (iii) so long as no Event of Default is then in effect or would otherwise be caused thereby, subject to the mandatory prepayment provisions of Section 1.6 (Mandatory Prepayment and Commitment Reductions), all obligations under the NCPM/NCOG Credit Agreement, NCPM/NCOG Note and all other documents and instruments executed in connection therewith may be paid in full, and commitments to lend thereunder terminated.

              (b) Without limiting the provisions of Section 6.13 (Acquired Delinquent Pools of Accounts) unless previously reduced to such amount pursuant to another provision hereof or thereof, the Borrower shall cause the amount of the NCPM/NCOG Commitment to be permanently reduced to no more than $28,750,000.00 on September 30, 2003 and further permanently reduced to no more than $25,000,000.00 on December 31, 2003. Concurrently with each such reduction in the NCPM/NCOG Commitment, the Borrower shall cause NCPM to reduce the obligations owing under the NCPM/NCOG Credit Agreement such that they do not exceed the amount of the NCPM/NCOG Commitment as reduced.

              (c) The Borrower shall take such steps as may be required to ensure that the Administrative Agent, for the benefit of the Lenders, shall at all times have a perfected first priority lien on the NCPM/NCOG Note, all proceeds thereof and all supporting obligations thereunder, unless and until the NCPM/NCOG Note and related obligations are paid in full and the commitment to lend under the NCPM/NCOG Credit Agreement is terminated.

              (d) The Borrower shall cause all Unrestricted Subsidiaries to comply with all covenants and other obligations applicable to them pursuant to the NCPM/NCOG Credit Agreement and related agreements and instruments as in effect from time to time unless such compliance has been waived by the Administrative Agent in its sole discretion.

              (e) The Borrower shall terminate the NCPM/NCOG Credit Agreement at such time as neither it nor any of its Restricted Subsidiaries has any equity interest in NCPM.

         5.21 Interest Rate Hedging Agreements. The Borrower may obtain and maintain in full force and effect, one or more Interest Rate Hedging Agreements (on terms and conditions satisfactory to the Administrative Agent). Any such Interest Rate Hedging Agreements with one or more of the Lenders or Affiliates thereof (each such Interest Rate Hedging Agreement, a "Qualified Interest Rate Hedging Agreement") shall be secured by the Collateral. Neither the Borrower nor any Restricted Subsidiary will enter into any Interest Rate Hedging Agreement except in the ordinary course of business to mitigate fluctuations of interest rates in respect of outstanding Indebtedness. Upon the Maturity Date, if any Qualified Interest Rate Hedging Agreements shall be in effect, if agreed by the Administrative Agent and the Lender(s) (or Affiliate(s)) party thereto ("Counterparties"), the Collateral under the Loan Documents may be released so long as the Borrower deposits cash in an amount acceptable to the Counterparties, to be held by the Administrative Agent in an interest-bearing cash collateral account for the benefit of and acceptable to the Counterparties, for application to obligations under such Qualified Interest Rate Hedging Agreement(s) as such obligations come due.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         So long as any Obligations shall remain unpaid or any Lender shall have any Commitment under this Agreement, Borrower shall comply, and shall cause each of the Restricted Subsidiaries to comply, with the following covenants (provided, however, that compliance with each financial covenant set forth herein shall be calculated based on financial information of the Borrower and its consolidated Subsidiaries as set forth in the relevant financial covenant).

         6.1 Financial Covenants.

             (a) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio shall not at any time be less than 1.25 to 1.00 for any fiscal quarter.

             (b) Consolidated Net Worth. As of the last day of each fiscal quarter Consolidated Net Worth shall not be less than (i) $400,000,000.00 plus
(ii) 50% of Consolidated Net Income calculated on a cumulative basis beginning with the quarter ending June 30, 2003, without deductions for net losses.

             (c) Consolidated Funded Debt to Consolidated EBITDA. The ratio of Consolidated Funded Debt to Consolidated EBITDA shall not be more than

3.25 to 1.00 for each fiscal quarter ending during the period from Closing Date through December 30, 2003;

3.00 to 1.00 for each fiscal quarter ending during the period from December 31, 2003 through December 30, 2004;

2.75 to 1.00 for each fiscal quarter ending during the period from December 31, 2004 through December 30, 2005; or

2.5 to 1.00 for any quarter ending thereafter.

Consolidated EBITDA shall be calculated on a rolling four quarters basis, adjusted for any Permitted Acquisition completed during the quarter most recently ended. For purposes of calculating pro forma compliance with this provision in analyzing a proposed acquisition, Consolidated EBITDA shall include the pre-acquisition EBITDA of the target calculated on a rolling four quarters basis and adjusted for unusual expense items.

             (d) Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio shall not be less than

3.00 to 1.00 for each fiscal quarter ending during the period from Closing Date through December 30, 2004;

3.50 to 1.00 for each fiscal quarter ending during the period from December 31, 2004 through December 30, 2005; or

4.0 to 1.00 for any quarter ending thereafter.

             (e) Consolidated Senior Debt to Consolidated EBITDA. The ratio of Consolidated Senior Debt to Consolidated EBITDA shall not be more than

2.50 to 1.00 for each fiscal quarter ending during the period from the Closing Date through December 30, 2003;

2.50 to 1.00 for each fiscal quarter ending during the period from December 31, 2003 through December 30, 2004;

2.00 to 1.00 for each fiscal quarter ending during the period from December 31, 2004 through December 30, 2005; or

1.5 to 1.00 for any quarter ending thereafter.

Consolidated EBITDA shall be calculated on a rolling four quarters basis, adjusted for any acquisition completed during the quarter most recently ended. For purposes of calculating pro forma compliance with this provision in analyzing a proposed acquisition, Consolidated EBITDA shall include the pre-acquisition EBITDA of the target calculated on a rolling four quarters basis and adjusted for unusual expense items.

             (f) Consolidated Current Ratio. The ratio of Current Assets to Current Liabilities shall not be less than 1.25 to 1.00 for any two (2) consecutive fiscal quarters.

             (g) Calculation of Financial Covenants. Except as otherwise provided in this Agreement, calculations made pursuant to this Section 6.1 shall give effect, on a pro forma basis, to all Permitted Acquisitions and dispositions permitted under Section 6.10(f) made during the period to which the calculation relates, as if such Permitted Acquisition or disposition had been consummated on the first day of the applicable period.

         6.2 Liens. Neither Borrower nor any Restricted Subsidiary shall at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

             (a) Liens pursuant to the Security Documents in favor of the Administrative Agent (on behalf of the Lenders) to secure the Obligations;

             (b) Liens existing on the date hereof securing obligations existing on the date hereof, as such Liens and obligations are listed in Schedule 6.2 hereto;

             (c) Liens pursuant to the Security Documents securing Qualified Interest Rate Hedging Agreements, to the extent approved by the Administrative Agent;

             (d) Liens arising from taxes, assessments, charges or claims, or statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business, in each case, to the extent not yet due or remaining payable without penalty or to the extent permitted to remain unpaid under the proviso to Section 5.3 (Payment of Taxes and Other Potential Charges and Priority Claims), provided that the aggregate amount of all tax obligations secured by Liens described in this Section 6.2(d) shall not at any time exceed $750,000;

             (e) Liens in the form of cash deposits securing workers' compensation insurance obligations;

             (f) Liens in the form of usual and customary cash deposits securing obligations under real estate leases in the ordinary course of business and precautionary filings of UCC financing statements by lessors under operating leases which filings do not secure indebtedness (subject to compliance with Section 6.12 (Dealings with Affiliates));

             (g) leases or subleases granted to other Persons, easements, rights-of-way, zoning restrictions or other similar charges or encumbrances on real property, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries; and

             (h) Liens pursuant to Capitalized Leases and Purchase Money Indebtedness permitted under Section 6.3(e) hereof, provided that no such Lien shall extend to or cover any property other than that which is leased thereunder or purchased thereby.

"Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law.

         6.3 Indebtedness. Neither the Borrower nor any Restricted Subsidiary shall at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

             (a) Indebtedness to the Lenders pursuant to this Agreement and the other Loan Documents;

             (b) Indebtedness of each such Person existing on the date hereof and listed in Schedule 6.3 hereof, including without limitation that certain Indenture dated as of April 4, 2001 with Bankers Trust Company as Trustee listed therein (but not any extensions, renewals or refinancings thereof);

             (c) Permitted Acquisition Indebtedness;

             (d) Acquisitions or investments permitted under Section 6.13(a)(iii) that may constitute Indebtedness;

             (e) Indebtedness, in an aggregate outstanding principal amount not to exceed $10,000,000.00 at any time in respect of Capitalized Leases and/or Purchase Money Indebtedness;

             (f) [Intentionally Omitted];

             (g) Inter-company Indebtedness among the Borrower and Guarantors permitted under Section 6.5 (Loans, Advances and Investments);

             (h) Inter-company Indebtedness of the Borrower or Guarantors, on the one hand, to Restricted Subsidiaries which are not Guarantors, on the other hand, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding

             (i) Inter-company Indebtedness of Restricted Subsidiaries which are not Guarantors, on the one hand, to the Borrower or any Guarantor, on the other hand, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

             (j) Inter-company Indebtedness of Restricted Subsidiaries which are not Guarantors, on the one hand, to other Restricted Subsidiaries which are not Guarantors, on the other hand;

             (k) To the extent that any of the obligations secured by Permitted Liens constitute Indebtedness by virtue of clause (d) of the definition of Indebtedness, such Indebtedness; and

             (l) Indebtedness under Interest Rate Hedging Agreements permitted by this Agreement.

         6.4 Guaranties, Indemnities, Etc. Neither the Borrower nor any Restricted Subsidiary shall be or become subject to or bound by any Guaranty or Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

             (a) Guaranties and Guaranty Equivalents of the obligations of other Persons (other than the Borrower or its Subsidiaries) which, when added to loans and advances by the Borrower and Restricted Subsidiaries to such third parties and investments permitted under Section 6.5(j), in the aggregate do not exceed $5,000,000 at any one time;

             (b) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business;

             (c) Indemnities by the Borrower or a Restricted Subsidiary of the liabilities of its directors or officers in their capacities as such pursuant to provisions presently contained in their articles of incorporation or by-laws (or other constituent documents) or as permitted by Law;

             (d) Guaranties by the Borrower or any Restricted Subsidiary, on the one hand, of Permitted Indebtedness of the Borrower or any Guarantor, on the other hand;

             (e) Guaranties by the Borrower or any Guarantor, on the one hand, of Permitted Indebtedness of Restricted Subsidiaries which are not Guarantors, on the other hand, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding as permitted by Section 6.3(h);

             (f) Guaranties by Restricted Subsidiaries which are not Guarantors, on the one hand, of Permitted Indebtedness of Subsidiaries which are not Guarantors, on the other hand;

             (g) Guaranties by the Borrower or any Restricted Subsidiary of operating leases permitted under Section 6.8 entered into by the Borrower or another Restricted Subsidiary; and

             (h) Guaranties by any Guarantor of Borrower's Obligations hereunder.

         6.5 Loans, Advances And Investments. Neither the Borrower nor any Restricted Subsidiary shall at any time make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person (including without limitation any unconsolidated Subsidiary), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

             (a) Loans and investments existing on the date hereof and listed in
Schedule 6.5 hereof (but not any amendments, extensions or refinancings thereof);

             (b) Receivables owing to each such Person arising from sales of inventory under usual and customary terms in the ordinary course of business;

             (c) Demand advances to officers and employees of the Borrower or any Restricted Subsidiary to meet expenses incurred by such officers and employees in the ordinary course of business and in amounts at any time outstanding not exceeding $5,000.00 to any one officer or employee and $10,000.00 in the aggregate among the Borrower and Restricted Subsidiaries;

             (d) Cash Equivalent Investments;

             (e) Loans, advances or capital contributions from the Borrower to a Guarantor, or from a Guarantor to the Borrower or an other Guarantor, so long as such amounts are subordinated to the Obligations on terms and conditions satisfactory to the Administrative Agent;

             (f) Loans, advances or capital contributions (excluding capital contributions existing on the Closing Date and set forth on Schedule 6.5) from the Borrower or any Guarantors, on the one hand, to Restricted Subsidiaries which are not Guarantors, on the other hand, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

             (g) Loans, advances or capital contributions (excluding capital contributions existing on the Closing Date and set forth on Schedule 6.5) from any Restricted Subsidiaries which are not Guarantors, on the one hand, to the Borrower or any Guarantor, on the other hand, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding so long as such loans or advances are subordinate to the Obligations on terms and conditions satisfactory to the Administrative Agent;

             (h) Loans, advances or capital contributions from Restricted Subsidiaries that are not Guarantors to other Restricted Subsidiaries that are not Guarantors;

             (i) investments expressly permitted by Section 6.13 (Acquired Delinquent Pools of Accounts);

             (j) subject to the limitations in Sections 6.13 (Acquired Delinquent Pools of Accounts) and 6.19 (Limitation on Transactions with Unrestricted Subsidiaries, Etc.), other loans and advances to other Persons, the aggregate principal amount of which, when added to Guaranties and Guaranty Equivalents issued by the Borrower and Restricted Subsidiaries for such other Persons and guarantees and contingent liabilities permitted by Section 6.4(a) (Guarantees, Indemnitees, Etc.), do not exceed $5,000,000 at any time for the Borrower and Restricted Subsidiaries;

             (k) the NCPM/NCOG Note and extensions of credit under the NCPM/NCOG Credit Agreement, subject to compliance with Sections 5.20 (NCPM/NCOG Loan) and
6.13 (Acquired Delinquent Pools of Accounts);

             (l) any Permitted Bond Purchases and Permitted Bond JV Investments provided, however, that (1) after giving effect to such purchase, no Event of Default or Default shall exist; (2) the Net Amount (as defined below) paid for all Permitted Bond Purchases and Permitted Bond JV Investments at any one time does not exceed $10,000,000.00 in the aggregate; (3) all bonds, notes and other assets purchased as Permitted Bond Purchases shall be pledged to the Administrative Agent pursuant to the Security Documents; (4) all equity interests purchased as Permitted Bond JV Investments shall be pledged to the Administrative Agent pursuant to the Security Documents; (5) if any Permitted Bond JV Investment results in any entity becoming a Subsidiary of the Borrower, it shall become a Guarantor in accordance with the terms of this Agreement (unless the Administrative Agent otherwise approve). For the sake of clarity, it is expressly understood that this provision does not permit without the express consent of the Super Majority Lenders any acquisition prohibited by Section 6.9 (Mergers, Acquisitions, Etc.) to be made without such consent. "Net Amount", as used in this clause (k), means the gross amount paid by the Borrower and/or any Restricted Subsidiary for Permitted Bond Purchases and Permitted Bond JV Investments less any cash amounts received by the Borrower and/or a Restricted Subsidiary in respect of proceeds from any sale or disposition of, or any interest payment, principal payment, dividend or other distribution on, Permitted Bond Purchases and Permitted Bond JV Investments;

             (m) investments in the form of capital stock or other equity interests in account debtors (as defined in the UCC) distributed to the Borrower as consideration for claims in bankruptcy proceedings involving such account debtors;

             (n) investments in the form of Interest Rate Hedging Agreements which are not speculative in nature; and

             (o) the creation of new Restricted Subsidiaries, subject to the other limitations set forth in this Section 6.5;

             (p) Permitted Acquisitions; and

             (q) the Division Sale Notes in existence on the Closing Date.

For the purposes of this Section 6.5, the amount of capital contributions deemed to be "outstanding" shall be the aggregate amount of all contributions made by a Person to another Person less the amount of cash dividends or other distributions received by the former Person from the latter.

         6.6 Dividends And Related Distributions. Neither the Borrower nor any Restricted Subsidiary shall declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except that (a) subject to Section 6.19 (Limitation on Transactions with Unrestricted Subsidiaries, Etc.), any such Person may make a Stock Payment to another such Person, so long as not otherwise prohibited hereunder, and (b) Stock Payments may be declared or made to the extent permitted under Section 6.11 (Issuances).

         6.7 Sale-Leasebacks. Neither the Borrower nor any Restricted Subsidiary shall at any time enter into or suffer to remain in effect any transaction to which such Person is a party involving the sale, transfer or other disposition by such Person of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

         6.8 Leases. Neither the Borrower nor any Restricted Subsidiaries shall at any time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

             (a) Operating leases of equipment or office space used by the lessee in the ordinary course of business;

             (b) Leases cancelable by the lessee without penalty on not more than 90 days' notice; and

             (c) Capitalized Leases permitted under Section 6.3(e) hereof.

         6.9 Mergers, Acquisitions, Etc. Neither the Borrower nor any Restricted Subsidiary shall (a) merge with or into or consolidate with any other Person, except for (i) Permitted Acquisitions and (ii) subject to the limitations in
Section 6.19 (Limitation on Transactions with Unrestricted Subsidiaries, Etc.), mergers among the Borrower and a Restricted Subsidiary (provided that in the case of a merger among the Borrower and a Restricted Subsidiary, the Borrower shall survive, and in the case of a merger among a Guarantor and a Non-Guarantor Subsidiary, the Guarantor shall survive), (b) liquidate, wind-up, dissolve or divide, except that (x) Subsidiaries with substantially no assets and no liabilities may be dissolved, and (z) other Subsidiaries of the Borrower may be dissolved in compliance in all material respects with applicable Law upon prior written approval of the Administrative Agent, (c) except for Permitted Acquisitions, acquire all or any substantial portion of the properties of any going concern or going line of business, (d) except for Permitted Acquisitions, acquire all or any substantial portion of the properties of any other Person, or
(e) agree, become or remain liable (contingently or otherwise) to do any of the foregoing; provided, however, that the Borrower may seek the prior written consent of the Super Majority Lenders for an acquisition which is not a Permitted Acquisition (and upon obtaining such consent, such acquisition shall be deemed to be a Permitted Acquisition hereunder).

         6.10 Dispositions Of Properties. Neither the Borrower nor any Restricted Subsidiary shall sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties, tangible or intangible, including without limitation stock, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

              (a) The Borrower and Restricted Subsidiaries may sell inventory in the ordinary course of business;

              (b) The Borrower and Restricted Subsidiaries may dispose of equipment and terminate leaseholds which, in each case, is obsolete or no longer useful in their business;

              (c) The Borrower and Restricted Subsidiaries may make Cash Equivalent Investments;

              (d) Subject to the conditions set forth in Section 1.6(b)(ii) hereof, the Borrower and Restricted Subsidiaries may consummate a Permitted NCPM Sale Transaction;

              (e) The Borrower and Restricted Subsidiaries may dispose of Permitted Bond Purchases and Permitted Bond JV Investments;

              (f) The Borrower and Guarantors may dispose of its properties, tangible or intangible, in transactions with each other (subject to compliance with any requirements applicable to Collateral hereunder or in the Security Documents);

              (g) The Borrower may issue equity to the extent permitted by
Section 6.11 (Issuances);

              (h) The Borrower and Restricted Subsidiaries may dispose of any other property (including without limitation a division or Subsidiary) so long as the fair market value of all property disposed of pursuant to this paragraph
(h) does not exceed $5,000,000 in the aggregate in any fiscal year; and

              (i) The Borrower and Restricted Subsidiaries may make Stock Payments expressly permitted by Section 6.6 (Dividends and Related Distributions), loans, advances and capital contributions expressly permitted by
Section 6.5 (Loans, Advances and Investments) and make other dispositions that are similarly expressly permitted by the covenants set forth in this Article VI.

By way of illustration, and without limitation, it is understood that the following are dispositions of property prohibited under this Section 6.10: any disposition of accounts, chattel paper or general intangibles, with or without recourse, and any disposition of any leasehold interest. Nothing in this Section
6.10 shall be construed to limit any other restriction on dispositions of property imposed by the Security Documents or otherwise in the Loan Documents.

         6.11 Stock Issuances. Neither the Borrower nor any Restricted Subsidiary shall issue, sell, otherwise dispose or suffer to remain outstanding, voluntarily or involuntarily, any additional shares of capital stock, or any options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any such Person to issue any shares of its capital stock or any capital stock in any other such Person, except for (a) issuances among Borrower and a Restricted Subsidiary or among Restricted Subsidiaries, (b) stock dividends or stock splits of common stock by the Borrower which do not otherwise cause an Event of Default hereunder, (c) options issued to employees of the Borrower and Restricted Subsidiaries in the ordinary course of business as part of employee incentive plans, and (d) the issuance of stock of Borrower in connection with a Permitted NCPM Purchase Transaction or Permitted Acquisition to the extent it would not otherwise cause a Default or Event of Default hereunder. The Borrower shall use net cash proceeds of any issuance of equity to prepay the Loans in accordance with Section 1.6(b)(i). All stock issued under paragraph (a) above shall be subject to the terms of any applicable Stock Pledge Agreement.

         6.12 Dealings With Affiliates. Neither the Borrower nor any Restricted Subsidiary shall enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of any such Person, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

              (a) The Borrower and Guarantors may continue to perform under contracts, agreements and arrangements in existence as of the date hereof and set forth in Schedule 6.12 hereof;

              (b) Directors, officers and employees of the Borrower or a Restricted Subsidiary may be compensated for services rendered in such capacity to such Person, provided that such compensation is in good faith and on terms no less favorable to such Person than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, and the board of directors of such Person (including a majority of the directors having no direct or indirect interest in such transaction) shall have approved the same (in the case of officer and director compensation);

              (c) transactions in the ordinary course of business and consistent with past practices between the Borrower and a Restricted Subsidiary, in good faith and on terms no less favorable to Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person;

              (d) other transactions with Affiliates in good faith and on terms no less favorable to Borrower or any Restricted Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person;

              (e) The transactions under the NCPM/NCOG Credit Agreement and related documents, to the extent Borrower is in compliance with Section 5.20 (NCPM/NCOG Loan); and

              (f) Transactions with Affiliates otherwise expressly permitted pursuant to the terms and conditions of Sections 6.3 (Indebtedness), 6.4 (Guaranties, Indemnities, Etc.), 6.5 (Loans, Advances and Investments), 6.6 (Dividends and Related Distributions), 6.9 (Mergers, Acquisitions), 6.10 (Dispositions of Properties), Section 6.11 (Stock Issuances) and Section 6.13 (Acquired Delinquent Pools of Accounts).

         6.13 Acquired Delinquent Pools Of Accounts.

              (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, acquire delinquent pools of Accounts or make investments in Persons acquiring delinquent pools of Accounts, except:

                  (i) investments by Borrower in NCPM, (A) in the form of its existing equity contribution (which is in an amount equal to Twenty Five Million Dollars ($25,000,000) and (B) loans and advances under the NCPM/NCOG Credit Agreement in an outstanding principal amount not to exceed Twenty Eight Million, Seven Hundred and Fifty Thousand Dollars ($28,750,000) measured as of September 30, 2003 and Twenty Five Million Dollars ($25,000,000) measured as of December 31, 2003 and thereafter;

                  (ii) a Permitted NCPM Purchase Transaction, to the extent such purchase is funded entirely (excluding paid cash closing expenses) through the sale of equity interests in Borrower and would not otherwise result in a Default or Event of Default hereunder; and

                  (iii) Restricted Subsidiaries which are not Guarantors may acquire delinquent pools of accounts or make investments in Persons that acquire delinquent pools of accounts so long as the amount of such acquisitions and investments do not exceed, in the aggregate at any time an amount equal to Five Million Dollars ($5,000,000).

              (b) The Borrower shall not, and shall not permit any Subsidiary to, acquire delinquent pools of Accounts or make investments in Persons acquiring delinquent pools of Accounts, except:

                  (i) as provided in paragraph (a) above;

                  (ii) direct acquisitions of delinquent pools of Accounts by NCPM or any Subsidiary of NCPM; or

                  (iii) investments by NCPM (or a Subsidiary of NCPM) in any Subsidiary of NCPM except that the aggregate amount of all investments made by NCPM or any Subsidiary of NCPM (other than Non-Surety Entities) in Non-Surety Entities shall not in the aggregate exceed an amount equal to $15,000,000.00 at any time (including such portfolio purchases made prior to the Closing Date, as well as such portfolio purchases made during the term of this Agreement but excluding investments in the Creditrust Entities made prior to the Closing
Date).

              (c) For purposes of this Section 6.13, the "amount" of any investment or acquisition shall be determined as follows:

                  (i) with respect to any acquisition of delinquent pools of Accounts, the amount of the unamortized remaining invested balance for all such pools on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries, and

                  (ii) with respect to any investment in entities purchasing such pools,

                       (1) an amount equal to the amount of cash or the net fair market value of other assets (determined as of the time the applicable investment is made) paid by the applicable Person to acquire such investments less

                       (2) the amount of any cash dividends or other equity distributions or proceeds of any permitted sales of such equity received by the applicable Person, in the case of equity investments and the amount of any principal repayments received by the applicable Person in the case of investments in the form of loans or advances.

              (d) For purposes of this Section 6.13, the determination of the "amount" of the Borrower's investment in NCPM shall be governed by paragraph (a) above irrespective of whether NCPM's financial results are consolidated on the Borrower's balance sheet.

         6.14 [Intentionally Omitted].

         6.15 [Intentionally Omitted].

         6.16 Limitation On Payments Of Purchase Money Indebtedness. Neither the Borrower nor any Restricted Subsidiary shall directly or indirectly pay, prepay, purchase, redeem, retire, defease or acquire, or make any payment (on account of principal, interest, premium or otherwise) of, or grant or suffer the existence of any Lien on any of its property (now owned or hereafter acquired) to secure any indebtedness, obligation or liability with respect to, or amend, modify or supplement any of the terms and conditions of, any Purchase Money Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except that so long as no Event of Default or Default has occurred and is continuing, the Borrower or any Restricted Subsidiary may pay principal and interest on and fees and expense reimbursements with respect to Purchase Money Indebtedness when due, and in the case of Purchase Money Indebtedness that is subject to subordination provisions, to the extent consistent with the subordination provisions of such Purchase Money Indebtedness.

         6.17 Limitation On Other Restrictions On Liens. Neither Borrower nor any Restricted Subsidiary shall enter into, become or remain subject to any agreement or instrument (other than the Loan Documents) to which any such Person is a party or by which its properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owed or hereafter required), except (a) that certain Indenture dated as of April 4, 2001 with Bankers Trust Company as Trustee, and (b) agreements respecting Permitted Liens to the extent such agreements may prohibit liens on the assets subject to such Permitted Liens.

         6.18 Limitation On Other Restrictions On Amendment Of The Loan Documents, Etc. Neither Borrower nor any Restricted Subsidiary shall enter into, become or remain subject to any agreement or instrument to which any such Person is a party or by which any such Person or any of its respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents, except for the Loan Documents.

         6.19 Limitation on Transactions with Unrestricted Subsidiaries, Etc. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, and without limiting Section 6.12 (Dealings with Affiliates):

              (a) the Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly (without duplication) (i) transfer (whether by way of sale, lease, gift, merger or otherwise) any asset to any Unrestricted Subsidiary except in exchange for cash consideration equal to the fair market value of the asset transferred, (ii) make any Investment in any Unrestricted Subsidiary or otherwise provide any Guaranty of, or otherwise become liable for, any obligations of any Unrestricted Subsidiary, (iii) provide services to any Unrestricted Subsidiary except in exchange for cash compensation equal to the value of the services provided, (iv) co-mingle any funds or other assets with any Unrestricted Subsidiary, or (v) engage in any other transaction with any Unrestricted Subsidiary on terms that are not at least as favorable to the Borrower or Restricted Subsidiary, as applicable, as would be a transaction with an unrelated third party; and

              (b) the Borrower shall not, and shall not permit any Guarantor to, directly or indirectly (without duplication) (i) transfer (whether by way of sale, lease, gift, merger or otherwise) any asset to any Non-Guarantor Subsidiary except in exchange for cash consideration equal to the fair market value of the asset transferred, (ii) make any Investment in any Non-Guarantor Subsidiary or otherwise provide any Guaranty of, or otherwise become liable for, any obligations of any Non-Guarantor Subsidiary, (iii) provide services to any Non-Guarantor Subsidiary except in exchange for cash compensation equal to the value of the services provided, (iv) co-mingle any funds or other assets with any Non-Guarantor Subsidiary, or (v) engage in any other transaction with any Non-Guarantor Subsidiary on terms that are not at least as favorable to the Borrower or Guarantor, as applicable, as would be a transaction with an unrelated third party;

         except that the foregoing provisions shall not apply to the following:

                  (i) cash management functions approved by the Administrative Agent;

                  (ii) transactions otherwise expressly permitted pursuant to the terms and conditions of clauses (g) through (j) of Section 6.3 (Indebtedness), clauses (d) through (h) of Section 6.4 (Guarantees, Indemnitees, Etc.), clauses (f) through (i), (k), (o) and (q) of Section 6.5 (Loans, Advances and Investments), clause (a) of Section 6.9 (Merger and Acquisitions), Section
6.11 (Stock Issuances) and Section 6.13 (Acquired Pools of Delinquent Accounts); and

                  (iii) servicing arrangements among the Borrower and/or NCO Financial and any Non-Guarantor Subsidiary.

                                   ARTICLE VII

                                    DEFAULTS

         7.1 "Events Of Default." An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

             (a) Borrower shall fail to pay when due principal of any Loan.

             (b) Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan; provided, however that if any such amount is not paid when due solely as a result of the Administrative Agent's negligent or willful failure to charge any amount against Borrower's deposit or other accounts, at a time in which sufficient funds were available in such accounts, such failure shall not on its own cause a Default or Event of Default hereunder.

             (c) Any representation or warranty made or deemed made by the Borrower or any Guarantor in or pursuant to or in connection with any Loan Document, or any statement made by the Borrower or any Guarantor in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Guarantor to the Lenders pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material adverse respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

             (d) The Borrower or any Restricted Subsidiary shall default in the performance or observance of any covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under
Section 5.1 (Basic Reporting Requirements) hereof such default shall have continued for a period of ten (10) days and (ii) in the case of any other default such default shall have continued for a period of ten (10) days after the Administrative Agent has sent notice of such default (as long as such ten
(10) day period does not extend more than thirty (30) days beyond the date of occurrence of such default) provided that such default is capable of being cured (which shall be determined in the sole and absolute discretion of the Administrative Agent); provided, however that the foregoing notice and grace periods shall not apply to the defaults described in subsections (a), (b) or (c) of Section 7.1 (Events of Default).

             (e) Any Cross-Default Event shall occur with respect to any Cross-Default Obligation; provided, that if a Cross-Default Event would have occurred with respect to a Cross-Default Obligation but for the grant of a waiver or similar indulgence, a Cross-Default Event shall nevertheless be deemed to have occurred if the Borrower or any Restricted Subsidiary directly or indirectly gave or agreed to give any consideration for such waiver or indulgence (including but not limited to a reduction in maturity, an increase in rates or the granting of collateral). As used herein, "Cross-Default Obligation" shall mean any (1) Indebtedness, Guaranty or Guaranty Equivalent of the Borrower or a Restricted Subsidiary in which the principal obligation of such Person exceeds $1,000,000.00, or (2) any Indebtedness under any Interest Rate Hedging Agreement or any agreement or instrument creating, evidencing or securing such Indebtedness, Guaranty or Guaranty Equivalent. As used herein, "Cross-Default Event" with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition which permits or causes any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

             (f) One or more judgments for the payment of money shall have been entered against the Borrower or any Restricted Subsidiary, which judgment or judgments are not fully covered by insurance and exceed $500,000.00 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty consecutive days.

             (g) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $500,000.00 shall have been issued against the Borrower or any Restricted Subsidiary or any of their properties and shall have remained undischarged and unstayed for a period of thirty consecutive days.

             (h) Any Governmental Action now or hereafter made by or with any Governmental Authority required in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been materially modified or amended or shall have been held to be illegal or invalid, and the Majority Lenders shall have determined in good faith (which determination shall be conclusive) that such event or condition could have a Material Adverse Effect.

             (i) Any Security Document shall cease to be in full force and effect, or any Lien created or purported to be created in any Collateral pursuant to any Security Document shall fail to be a valid, enforceable and perfected Lien in favor of the Lenders securing the Obligations, prior to all other Liens, except Permitted Liens, or the Borrower, any Guarantor or any Governmental Authority shall assert any of the foregoing.

             (j) Any Loan Document or term or provision thereof shall cease to be in full force and effect, or the Borrower or any Guarantor shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of the Borrower or any Guarantor thereunder, and the result of which is a material effect on the rights and remedies of the Lenders under the Loan Documents.

             (k) The Majority Lenders shall have determined in good faith that an event or condition has occurred which will have a Material Adverse Effect.

             (l) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Majority Lenders shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

             (m) Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred in respect of the Borrower or any Restricted Subsidiary, and the Majority Lenders shall determine in good faith (which determination shall be conclusive) that such events or conditions, individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person, (ii) the existence of any pending or threatened Environmental Claim against any such Person, or the existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.

             (n) A Change of Management shall have occurred; or a "Change in Control" (as such term is defined in any indenture that the Company has entered into or may enter into, with respect to Subordinated Debt, including without limitation that certain Indenture dated as of April 4, 2001 with Bankers Trust Company, as Trustee, as amended).

             (o) A proceeding shall have been instituted in respect of the Borrower or any of its Significant Subsidiaries (as defined, for the purposes of this subsection (o) and subsection (p) below, in 17 C.F.R. Part 210 (Regulation S-X)).

                 (i) subject to clause (p)(4) below, seeking to have an order for relief entered in respect of any such Person, or seeking a declaration or entailing a finding that any such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to any such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                 (ii) subject to clause (p)(5) below, seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of sixty consecutive days.

             (p) The Borrower or any of its Significant Subsidiaries shall (i) become insolvent; (ii) fail to pay their debts as they become due or (iii) become unable to pay their debts as they become due; or the Borrower or any of its Significant Subsidiaries shall (1) state in writing that it is or will be unable to pay, its debts as they become due; (2) voluntarily suspend transaction of its business; (3) make a general assignment for the benefit of creditors; (4) institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.1(o)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; (5) institute (or fail to controvert for a period of sixty consecutive days in a timely and appropriate manner) a proceeding described in Section 7.1(o)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; subject to Section 6.9 (Mergers, Acquisitions, Etc.), shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or (6) take any action in furtherance of any of the foregoing.

             (q) Any person or any affiliated group of persons, other than present management, obtains control of a majority of the voting stock of Borrower.

             (r) An event of default shall occur under a Qualified Interest Rate Hedging Agreement and such event of default shall not have been waived or cured within five (5) Business Days of its occurrence.

         7.2 Consequences Of An Event Of Default.

             (a) Events of Default in General. If an Event of Default (other than one specified in paragraphs (o) and (p) of Section 7.1 (Insolvency, Bankruptcy, Etc.) hereof, excluding clauses (i) - (iii) and (1) of paragraph
(p)) shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Administrative Agent or any other Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans, the Issuer shall have no obligation to issue Letters of Credit and the Administrative Agent may, (and, upon the written request of the Majority Lenders shall) by notice to Borrower, from time to time do any or all of the following:

                 (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                 (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations (other than obligations incurred under a Qualified Interest Rate Hedging Agreement) to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                 (iii) Exercise such other remedies as may be available to the Lenders under applicable Law.

             (b) Automatic Acceleration; Certain Bankruptcy-Related Events. If an Event of Default specified in paragraph (o) or (p) of Section 7.1 (Insolvency, Bankruptcy, Etc.) (excluding clauses (i) - (iii) and (1) of paragraph (p)) hereof shall occur or exist, then, in addition to all other rights and remedies which any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, the Issuer shall have no obligation to issue Letters of Credit, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue, and in addition, the Administrative Agent may, and upon the written request of the Majority Lenders, shall exercise such other remedies as may be available to the Lenders under applicable Law.

             (c) Equitable Remedies. It is agreed that, in addition to all other rights hereunder or under Law, the Administrative Agent shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise.

         7.3 Application Of Proceeds. After the occurrence of an Event of Default and acceleration of the Loans, any amounts received on account of Obligations shall be applied in the following order:

             First, to payment of that portion of the Obligations constituting fees, indemnities (to the extent liquidated and matured), expenses and other amounts due to the Administrative Agent in its capacity as such;

             Second, to payment of that portion of the Obligations constituting fees, indemnities due to the Lenders, ratably among them in proportion to the amounts described in this clause Second due to them;

             Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third due to them;

             Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth due to them;

             Fifth, to payment of all other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fifth due to them; and

             Finally, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

         The Administrative Agent may, in its discretion, determine how obligations in respect of Qualified Interest Rate Hedging Agreements shall be classified for purposes of this Section 7.3.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

         8.1 Appointment. Subject to the provisions of the second sentence of
Section 8.9 (Successor Administrative Agent) below, each Lender hereby irrevocably appoints Citizens to act as Administrative Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Citizens hereby agrees to act as Administrative Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 8.9 (Successive Administrative Agent) hereof. Each Lender hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Lenders. Each Lender agrees that the rights and remedies granted to the Administrative Agent under the Loan Documents shall be exercised exclusively by the Administrative Agent (or a Person designated by the Administrative Agent), and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent, if any, expressly provided herein or therein.

         8.2 General Nature Of Administrative Agent's Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan
Document:

             (a) The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Administrative Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist.

             (b) The duties and responsibilities of the Administrative Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Administrative Agent shall not have a fiduciary relationship with respect to any Lender.

             (c) The Administrative Agent's relationship with and to the Lenders is governed exclusively by the terms of this Agreement and the other Loan Documents. The Administrative Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, any Lender or any other Person or (except only as expressly provided in this Agreement and the other Loan Documents) any other duty or responsibility to such Lender or other Person.

             (d) The Administrative Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Administrative Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified.

             (e) The authority of the Administrative Agent to request information from the Borrower or take any other voluntary action hereunder shall impose no duty of any kind on the Administrative Agent to make such request or take any such action.

         8.3 Exercise Of Powers. The Administrative Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Administrative Agent's rights, powers or discretion in accordance with directions from the Majority Lenders or Super Majority Lender, provided, however, that in the absence of such direction, the Administrative Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, and provided, further, that if such action would, in the reasonable opinion of the Administrative Agent, expose it to liability, the Administrative Agent shall have the authority (but under no circumstances shall be obligated) to not take any such action. Any action or inaction by the Administrative Agent pursuant to the preceding sentence shall be binding on each Lender (whether or not it so consented). The Administrative Agent shall not have any liability to any Person as a result of any action or inaction in conformity with this Section 8.3.

         8.4 General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

             (a) The Administrative Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, except only for direct (as opposed to consequential or other) damages suffered by a Person and only to the extent that such Person proves that such damages were caused by the Administrative Agent's own gross negligence or willful misconduct.

             (b) The Administrative Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of any Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, any Loan Document, or (iii) any failure of the Borrower, any Restricted Subsidiary or any Lender to perform any of their respective obligations under any Loan Document.

             (c) The Administrative Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower or any Restricted Subsidiary, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower, any Restricted Subsidiary or any other Person (even if the Administrative Agent knows or should know that some event or condition exists or fails to exist), or (iii) except to the extent set forth in Section 8.5(f) below, the existence of any Event of Default or Default.

             (d) The Administrative Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, whether obtained under or in connection with this Agreement or otherwise, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Administrative Agent to such Lender.

         8.5 Administration By The Administrative Agent.

             (a) The Administrative Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Administrative Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

             (b) The Administrative Agent may consult with legal counsel (including in-house counsel for the Administrative Agent or in-house or other counsel for the Borrower or any Restricted Subsidiary), independent public accountants and any other experts selected by it from time to time, and the Administrative Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

             (c) The Administrative Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Administrative Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Administrative Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower, any Restricted Subsidiary or any Lender, such matter may be established by a certificate of Borrower, any Restricted Subsidiary or any Lender, as the case may be, and the Administrative Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

             (d) The Administrative Agent may fail or refuse to take any action unless it shall be directed by the Majority Lenders, the Super Majority Lenders or all of the Lenders (if and to the extent this Agreement or another Loan Document so expressly requires), to take such action and it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Administrative Agent by reason of taking or continuing to take any such action.

             (e) The Administrative Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

             (f) The Administrative Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Default unless the Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default, and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to each Lender.

         8.6 Lenders Not Relying On Administrative Agent Or Other Lenders. Each Lender acknowledges as follows: (a) neither the Administrative Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Administrative Agent or any other Lender shall be deemed to constitute any representation or warranty by the Administrative Agent or such other Lender to it; (b) it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; and (c) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

         8.7 Indemnification. Each Lender agrees to reimburse and indemnify the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and Guarantors and without limitation of the obligations of any such Persons to do so), in proportion to the Lenders' respective pro rata share of the Commitment, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including the fees and disbursements of counsel for the Administrative Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any acquisition or any other transaction from time to time contemplated hereby or thereby, or any transaction actually or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that such Lender proves were the result of the gross negligence or willful misconduct of the Administrative Agent or such other indemnified Person. Payments under this Section 8.7 shall be due and payable on demand.

         8.8 Administrative Agent's Records. The Administrative Agent shall maintain at its address referred to in Section 11.1 (Notices) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and an electronic record of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans and stated interest thereon owing to, each Lender from time to time (the "Record"). The entries in the Record shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Record as a Lender hereunder for all purposes of this Agreement.

         8.9 Successor Administrative Agent. The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the other Lenders and Borrower. The Administrative Agent may be removed by the Majority Lenders at any time for cause by such Majority Lenders giving 30 days' prior written notice thereof to the Administrative Agent, the other Lenders and Borrower. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent with (so long as no Default or Event of Default shall have occurred and then be continuing) the consent of Borrower whose consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then another Lender shall have the right to become the successor Administrative Agent by giving written notice thereof to Borrower and the Lenders and if no Lender volunteers, or multiple Lenders volunteer, to become successor Administrative Agent within thirty five (35) days after the retiring Administrative Agent's notice of resignation or removal, then the retiring Administrative Agent may (but shall not be required to) appoint a successor Administrative Agent. Each successor Administrative Agent shall be a Lender if any Lender shall at the time be willing to become the successor Administrative Agent, and if no Lender shall then be so willing, then such successor Administrative Agent shall be an Eligible Institution. Upon the acceptance by a successor Administrative Agent of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Administrative Agent in its capacity as such, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Administrative Agent, such Administrative Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Administrative Agent under this Agreement. If and so long as no successor Administrative Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Administrative Agent shall be sufficiently given if given by the Majority Lenders, all notices or other communications required or permitted to be given to the Administrative Agent shall be given to each Lender, and all payments to be made to the Administrative Agent shall be made directly to the Borrower or to the Lender for whose account such payment is made.

         8.10 Additional Agents. If the Administrative Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lenders, the Administrative Agent and the Borrower shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Administrative Agent, to constitute one or more other Persons designated by the Administrative Agent, to act as an "Agent", with such titles as may be designated by the Administrative Agent, including but not limited to, Co-Arranger, Co-Agent, or Co-Documentation Agent. None of the Lenders designated as an Agent (which term includes, without limitation, the Co-Agents) herein or in any other document or instrument executed and delivered in connection herewith shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have any fiduciary relationship with any other Lender hereunder or under the other Loan Documents. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         8.11 Calculations. The Administrative Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith and without gross negligence or willful misconduct. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by Borrower, to recover such amount from Borrower.

         8.12 Administrative Agent In Its Individual Capacity. With respect to its Commitment hereunder and the Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Holder of Notes" and like terms shall include the Administrative Agent in its individual capacity as such. The Administrative Agent and its Affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, enter into Interest Rate Hedging Agreements with, serve as "Administrative Agent" for other financing vehicles, issue letters of credit on behalf of, and engage in any other business with, (a) the Borrower or any of its stockholders, Subsidiaries or Affiliates, or (b) any other Person, whether such other Person may be engaged in any conflict or dispute with the Borrower, any Restricted Subsidiary or any Lender or otherwise, as though the Administrative Agent were not the Administrative Agent hereunder.

                                   ARTICLE IX

                        SPECIAL INTER-company PROVISIONS

         9.1 Acknowledgements of Synergies and Inter-dependence.

             (a) The Borrower and each Guarantor will enjoy significant benefits from the business conducted by the other such Persons because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to negotiate the credit facilities for the Borrower on the favorable terms granted by this Agreement and other Loan Documents which would not have been available to an individual Guarantor acting alone. Each Guarantor has determined that it is in its best interest to procure credit facilities which the Borrower may utilize directly and which receive the credit support of the other Guarantors as contemplated by this Agreement and the other Loan Documents.

             (b) The Lenders have advised the Borrower that they are unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby unless each Guarantor agrees, among other things, to be liable for the due and proper payment of the obligations of Borrower under this Agreement and other Loan Documents, and unless each Guarantor agrees to be bound by the terms and conditions applicable thereto set forth herein. Each Guarantor has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection herewith (i) because of the desirability to each such Person of the credit facilities, the interest rates and the modes of borrowing available to Borrower hereunder, and (ii) because each such Person may engage in transactions jointly with other such Persons.

             (c) Each Guarantor has determined that it has and, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including, without limitation, the inter-company arrangement set forth in this Article 9) will have, assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they fall due for payment and that the sum of its debts is not and will not then be greater than all of its property at a fair valuation, that such Person has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature and that the value of the benefits to be derived by such Person from the access to funds under this Agreement (including, without limitation, the inter-company arrangement set forth in this Article 9) is reasonably equivalent to the obligations undertaken pursuant hereto.

         9.2 Certain Inter-Company Agreements.

             (a) Subject to paragraph (b) below, the Borrower and each Guarantor as indemnitor shall indemnify the other such Persons as indemnitees for all Obligations incurred by the indemnitee for proceeds of Loans advanced to the indemnitor.

             (b) The rights and obligations of the Borrower and Guarantors pursuant to paragraph (a) above shall be subordinated in all respects to the rights of the Administrative Agent and the Lenders with respect to the Obligations and, accordingly, the Borrower and each Guarantor agrees that each of them shall not make any payment or receive any payment pursuant to the preceding paragraph (a) at any time a Default has occurred and is continuing or would be caused thereby. The Borrower and each Guarantor agrees that in the event any of them receives any payment described by or in violation of this paragraph (b), such Person(s) shall accept such payment as agent of the Administrative Agent, for the benefit of the Lenders, and hold the same in trust on behalf of and for the benefit of the Administrative Agent, for the benefit of the Lenders.

         9.3 Borrower's Records. Borrower (for itself and on behalf of each Guarantor) shall maintain records specifying (a) all Obligations incurred by the Borrower and guaranteed by the Guarantors, (b) the date of such incurrence, (c) the date and amount of any payments made in respect of such Obligations and (d) all inter-company obligations pursuant to paragraph 9.2 above. Borrower shall make copies of such records available to the Administrative Agent, upon request.

                                    ARTICLE X

                            DEFINITIONS; CONSTRUCTION

10.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural), unless the context hereof otherwise clearly requires:

         "Accumulated Funding Deficiency" has the meaning given to such term in ss.4001(a)(18) of ERISA.

         "Adjusted Actual Proceeds" has the meaning ascribed to such term in
Section 1.6(b)(ii).

         "Administrative Agent" has the meaning ascribed to such term in the preamble of this Agreement.

         "Affiliate" of a Person (the "Specified Person") shall mean (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a), and (c) for each individual who is an Affiliate of the Specified Person within the meaning of the foregoing clauses (a) or (b), any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual. For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" has the meaning ascribed to such term in Section 8.10 (Additional Agents).

         "Agreement" means this Credit Agreement as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

         "Applicable Margin" means a marginal rate of interest which is added to the LIBO Rate or Prime Rate to determine the effective rate of interest on LIBO Rate Loans or the Prime Rate Loans, as the case may be. The Applicable Margin shall be determined in the following manner:

For any LIBO Rate Loan or Prime Rate Loan, the Applicable Margin shall be the percentage amount set forth below under the caption "Applicable Margin" for such Loan opposite the relevant Consolidated Funded Debt/Consolidated EBITDA Ratio:

                  Consolidated Funded Debt/             Applicable Margin       Applicable Margin
                  Consolidated EBITDA Ratio             LIBO Rate Loans         Prime Rate Loans
                  -------------------------             ---------------         ----------------
                  < 2.0                                       2.25%                       .75%
                  > 2.0 and < 2.5                             2.50%                      1.00%
                  > 2.50                                      3.00%                      1.25%

Notwithstanding anything above to the contrary, from the Closing Date through February 28, 2004, the Applicable Margin for LIBO Rate Loans shall be 3.00% and the Applicable Margin for Prime Rate Loans shall be 1.25%.

The Applicable Margin shall be adjusted on the first Business Day of the month after delivery of each Officer's Compliance Certificate under Section 5.1 (Basic Reporting Requirements) or in the event of any Permitted Acquisition, on the first Business day of the month after closing and delivery of the Pro-Forma Covenant Compliance Certificate required for the acquisition. If an Officer's Compliance Certificate is required to be delivered pursuant to Section 5.1 (Basic Reporting Requirements) and is not delivered by its deadline, then five Business Days after notice to Borrower the Applicable Margin shall be the highest rate specified above until the Officer's Compliance Certificate is so delivered.

         "Assignment and Acceptance Agreement" shall have the meaning ascribed to such term in Section 11.9 (Successors and Assigns).

         "Available RC Commitment" means, as of any date, the difference obtained by subtracting (a) minus (b) where (a) is the amount of the RC Commitment on such date and (b) is the aggregate outstanding principal amount of all RC Loans plus Contingent Reimbursement Obligations on such date plus the aggregate outstanding amount of all unreimbursed Drawings.

         "Bank Tax" means (i) any Tax based on or measured by net income of a Lender, any franchise Tax and any doing business Tax imposed upon any Lender by any jurisdiction (or any political subdivision thereof) in which such Lender or any lending office of a Lender is located and (ii) for the purposes of Section
1.12 (Taxes on Payments), any other Tax imposed by a jurisdiction other than the United States or a political subdivision thereof that would not have been imposed but for a present or former connection between such Lender or lending office (as the case may be) and such jurisdiction.

         "Business Day" means any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania, or other day on which banking institutions are authorized or obligated to close in the city in which the Administrative Agent's Domestic Lending Office is located provided, however, that whether or not expressly stated in this Agreement or other Loan Documents, when "Business Day" is used with respect to any LIBO Rate Loan, such Business Day must also be a Eurodollar Business Day.

         "Capital Expenditures", of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP, and Purchase Money Indebtedness), but excluding any capital assets acquired as part of a Permitted Acquisition.

         "Capitalized Lease" shall mean at any time any lease, other than a real estate lease or automobile lease, which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

         "Cash Equivalent Investments" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits:
(a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of nine months from the date of acquisition,
(b) commercial paper maturing not in excess of nine months from the date of acquisition and rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, and (c) the following obligations of any domestic commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of nine months from the date of acquisition, or (ii) repurchase obligations with a term of not more than seven days for underlying securities of the type referred to in clause (a) above.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

         "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

         "Change of Management" shall mean: (a) that a majority of the Board of Directors of Borrower shall be other than those who were directors on the date hereof; or (b) Michael J. Barrist for any reason shall cease to serve as chief executive officer of Borrower, provided, however, that the cessation of Michael Barrist's status as chief executive officer shall not fall within the definition of a Change of Management so long as a replacement is hired within ninety (90) calendar days of such cessation who is reasonably satisfactory to the Super Majority Lenders.

         "Citizens" has the meaning ascribed to such term in the preamble of this Agreement.

         "Closing Date" means the date of execution and delivery of this Agreement and satisfaction of the conditions in Section 3.1 (Conditions to Initial Loans) above.

         "Closing Date NCPM Interest" means an equity interest in NCPM equal to sixty-three percent (63%), representing all of the interest in NCPM directly or indirectly owned by the Borrower on the Closing Date.

         "Co-Agents" shall have the meaning ascribed in the introductory paragraph hereof.

         "COBRA Violation" means any violation of the "continuation coverage requirements" of "group health plans" of former ss.162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988) and of ss.4980B of the Code (as in effect for tax years beginning on or after January 1, 1989) and Part 6 of Subtitle B of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time, and the Treasury regulations thereunder.

         "Collateral" shall mean the property from time to time subject to the Liens of the Security Documents.

         "Commitments" shall mean the RC Commitments and the Term Loan Commitments.

         "Consolidated EBIT" for any period, with respect to Borrower and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated Net Income for such period, (b) Consolidated Interest Expense for such period, (c) charges against income for Taxes for such period, (d) extraordinary losses to the extent included in determining such Consolidated Net Income, minus (e) extraordinary gains to the extent included in determining such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" for any period, with respect to Borrower and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated EBIT for such period, (b) depreciation expense for such period, and (c) amortization expense for such period, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" with respect to Borrower and its consolidated subsidiaries, shall mean the ratio, calculated as of the end of each fiscal quarter for the 12-month period then ended, of (a) Consolidated EBITDA minus Capital Expenditures for such 12-month period to (b) the sum for such 12-month period of (i) Consolidated Interest Expense, plus (ii) scheduled principal payments on Indebtedness (but excluding Non-Recourse Indebtedness), plus (iii) Taxes, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Funded Debt" shall mean all Indebtedness (but excluding Non-Recourse Indebtedness) of Borrower and its consolidated Subsidiaries for borrowed money, including without limitation the Obligations, Capitalized Leases and Subordinated Debt.

         "Consolidated Interest Coverage Ratio" shall mean the ratio, calculated as at the end of each fiscal quarter for the 12-month period then ended, of Consolidated EBIT for such 12-month period to the Consolidated Interest Expense for such 12-month period.

         "Consolidated Interest Expense" for any period shall mean the sum of Interest Expense of Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" for any period shall mean the net earnings (or loss) after taxes of Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be deducted therefrom (a) income (or loss) accounted for by Borrower on the equity method because of the income (or loss) during such period of any Person (other than a consolidated Subsidiary) in which Borrower or any of its consolidated Subsidiaries has an ownership interest, but the deduction for such equity income shall be reversed to the extent that during such period or at any subsequent time an amount not in excess of such income has been actually received by Borrower or any of its consolidated Subsidiaries in the form of cash or cash equivalents, (b) income (or loss) of a Subsidiary which is a non-United States Person, but the deduction for such Subsidiary income (or loss) shall be reversed to the extent that during such period or at any subsequent time an amount not in excess of such income has been actually received by Borrower or any of its consolidated Subsidiaries in the form of cash or property dividends or similar distributions, not subject to foreign currency translation, (c) the undistributed earnings of any consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is restricted (whether such restriction arises by operation of Law, by agreement, by its articles of incorporation or by-laws or other constituent documents, or otherwise), (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made against income during such period, and (e) any gain arising from the acquisition of securities, or the extinguishment, under GAAP, of any Indebtedness of Borrower or any of its consolidated Subsidiaries (but excluding Non-Recourse Indebtedness).

         "Consolidated Net Worth" at any time shall mean the total amount of stockholders' equity of Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Net Worth shall not include impairments to goodwill related to acquisitions resulting from FASB Statement of Financial Accounting Standards No. 142.

         "Consolidated Pro-Forma Revenue" for any period shall mean (a) all revenue reported on the consolidated financial statements of the Borrower provided pursuant to Section 5.1 (Basic Reporting Requirements) for the period, plus (b) to the extent not included in such reported revenue, revenues during the period generated by properties or businesses Borrower acquires in Permitted Acquisitions during the period, minus (c) to the extent not already excluded from the revenue numbers under clauses (a) and (b), any revenues generated by properties or businesses that Borrower or an acquired company has divested during the period.

         "Consolidated Senior Debt" shall mean all Indebtedness of Borrower and its Consolidated Subsidiaries for borrowed money, including without limitation the Obligations and Capitalized Leases, but excluding Subordinated Debt and Non-Recourse Indebtedness.

         "Contingent Reimbursement Obligation" shall mean the contingent obligation of the Borrower to reimburse the Issuer for any Drawings that may be made under an outstanding Letter of Credit, whenever issued. Without limiting the generality of the foregoing, the amount of all Contingent Reimbursement Obligations at any time shall be the aggregate amount available to be drawn under outstanding Letters of Credit at such time.

         "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

         "Counterparties" has the meaning ascribed to such term in Section 5.12 (Interest Rate Hedging Agreements).

         "Creditrust Entities" means those entities listed on Schedule 10.1 hereto.

         "Current Assets" means current assets of Borrower and its consolidated Subsidiaries in accordance with GAAP.

         "Current Liabilities" means current liabilities of Borrower and its consolidated Subsidiaries in accordance with GAAP.

         "Debt Portion of the NCPM Investment" means Twenty Five Million Dollars ($25,000,000.00) (representing the maximum commitment under the NCPM/NCOG Credit Agreement at any time after December 31, 2003).

         "Default" means any event or condition which with notice, passage of time or both, would constitute an Event of Default.

         "Default Rate" means, with respect to any amounts payable hereunder or under the other Loan Documents, a rate equal to the sum of (a) two percent (2%) per annum plus (b) the interest rate otherwise in effect with respect to such amounts or, if no such rate is otherwise in effect with respect to such amounts, a rate equal to the sum of (i) the Prime Rate plus (ii) two percent (2%) per annum.

         "Division Sale Notes" means the promissory notes of each of Creative Marketing Strategies, Inc. and TRC Holdings, Inc. originally issued to NCO Teleservices, Inc., and any note issued in substitution therefor, together with all extensions and renewals thereof, in whole or in part, in each case as the same may be amended, modified, restated or supplemented from time to time.

         "Dollar," "Dollars" and the symbol "$" means lawful money of the United States of America.

         "Domestic Lending Office" means, with respect to any Lender (i) the office designated as such on the signature page hereof, or (ii) the branch or office of such Lender designated, from time to time, by such Lender in a notice to the Administrative Agent and Borrower.

         "Drawing" shall mean (a) any amount disbursed by the Issuer pursuant to the terms of a Letter of Credit or (b) as the context may require, the obligation of the Borrower to reimburse the Issuer for such disbursement.

         "Eligible Institution" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or under the laws of a political subdivision of any such country, and having a combined capital and surplus of at least $1,000,000,000.00, so long as such bank is acting through a branch or agency located in the United States; and (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $500,000,000.00 and (vii) with respect to any Lender that is a fund, any other fund with assets in excess of $100,000,000.00 that invests in bank loans and is managed by the same investment advisor as such Lender; provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Institution under this definition.

         "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

         "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

         "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

         "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

         "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state
Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

         "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

         "Equity Percentage Sold" means, as of any date that the NCPM/NCOG Credit Agreement is terminated, an amount equal to (A) divided by (B) where (A) is the amount of equity of NCPM sold or otherwise disposed of by the Borrower on or prior to such termination date and (B) is the Closing Date NCPM Interest, but in any event the Equity Percentage Sold shall not be greater than one (1).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

         "Eurodollar Lending Office" means, with respect to any Lender, the branch or office of such Lender designated by such Person on the signature page hereof or in a notice to the Administrative Agent and Borrower.

         "Event of Default" shall mean any of the Events of Default described in
Article VII hereof.

         "Federal Funds Rate" for any day means the rate per annum determined by the Administrative Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by federal funds brokers on the previous trading day, or, if such Federal Reserve Bank does not announce such rate on any day, the rate for the last day on which such rate was announced.

         "First Tier Foreign Subsidiary" means those Subsidiaries directly owned by Borrower or a Guarantor which are not United States Persons. The First Tier Foreign Subsidiaries existing on the Closing Date are shown on Schedule 4.1(a) hereto, which schedule may be updated from time to time pursuant to the terms hereof.

         "GAAP" has the meaning set forth in Section 10.3 (Accounting Principles) hereof.

         "Governmental Action" has the meaning set forth in Section 4.1(d) hereof.

         "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Guarantors" means each U.S. Restricted Subsidiary, now or hereafter existing, together with each other Person hereafter becoming a "Guarantor" pursuant to the terms of this Agreement.

         "Guaranty" means, with respect to any Person, any contractual or other obligation, contingent or otherwise, of such Person to pay any Indebtedness or other obligation of any other Person or to otherwise protect the holder of any such Indebtedness or other obligation against loss (whether such obligation arises by agreement to pay, to keep well, to purchase assets, goods, securities or services or otherwise); provided, however, that the term "Guaranty" shall not include an endorsement for collection or deposit in the ordinary course of business. The term, "Guaranty," when used as a verb has the correlative meaning.

         "Guaranty Equivalent" shall have the meaning set forth below: A Person (the "Deemed Guarantor") shall be deemed to subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

         "Indebtedness" of a Person shall mean:

                  (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                  (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (c) All obligations of such Person for the deferred purchase price of property or services, including without limitation, with respect to the Borrower and Restricted Subsidiaries, all obligations incurred by such Persons to a seller in connection with any Permitted Acquisition;

                  (d) All obligations secured by a Lien on property owned by such Person (whether or not assumed); and all Capitalized Leases Obligations (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (e) The amount available for drawing under all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

                  (f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

                  (g) All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; and

                  (h) All obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement;

         provided, however, that notwithstanding anything to the contrary set forth above, Indebtedness will not include (i) accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business and payable and paid on usual trade terms, and (ii) deposits held by any Person for its customers in the ordinary course of business.

         "Indemnified Parties" shall mean the Administrative Agent, the Lenders, their respective affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

         "Interest Expense" means, for any Person, for any period, the sum (without duplication) of (a) all interest accrued (or accreted) on Indebtedness (except Non-Recourse Indebtedness) of such Person during such period whether or not actually paid plus (b) the net amount accrued under any Interest Rate Hedging Agreements (or less the net amount receivable thereunder) during such period.

         "Interest Period" means with respect to any LIBO Rate Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, and ending one, two, three or six months thereafter as selected by the Borrower pursuant to Section 1.7 (Interest) above and (b) thereafter, each period commencing on the day after the last day of the preceding Interest Period and ending one, two, three or six months thereafter, as selected by the Borrower pursuant to Section 1.7 (Interest) above provided, however, if any such Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day and provided, further, if any such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period (as may be the case with an Interest Period commencing at the end of a calendar month) the Interest Period shall end on the last Eurodollar Business Day of the relevant calendar month.

         "Interest Rate Hedging Agreement" means any rate swap, cap or collar or similar agreement between the Borrower and a financial institution respecting the interest rate risk of the Borrower with respect to certain Indebtedness.

         "Issuer" shall have the meaning set forth in the preamble.

         "Law" means any law (including common law), constitution, statute, treaty, convention, regulation, licensing requirement, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

         "Lender" has the meaning ascribed to such term in the preamble hereto.

         "Letter of Credit" shall mean any letter of credit issued by Issuer pursuant to Section 1.14 (Issuance of Letters of Credit) hereof.

         "Letter of Credit Participation" shall mean, with respect to any Lender, the participation interest of such Lender in any Letter of Credit acquired pursuant to Section 1.14 (Issuance of Letters of Credit). The amount of the Letter of Credit Participation of a Lender in any Letter of Credit shall be deemed to be the amount equal to such Lender's pro rata share (determined on the basis of the RC Commitment at such time) of the sum of (a) the aggregate unpaid amount of all Drawings thereunder at such time and (b) the amount of any Contingent Reimbursement Obligations with respect thereto at such time.

         "Letter of Credit Sublimit" shall mean $10,000,000.

         "LIBO Rate" means, relative to any Interest Period for a LIBO Rate Loan, the offered rate for deposits of Dollars in an amount approximately equal to the amount of the LIBO Rate Loan for a term coextensive with the Interest Period which the British Bankers' Association fixes as its LIBO rate and which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day which is two (2) Business Days prior to the beginning of such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest at the per annum rate of the LIBO Rate plus Applicable Margin.

         "Licenses" means any and all licenses, permits, franchises, rights to conduct business, approvals by a Governmental Authority or otherwise, consents, qualifications, operating authority, and/or any other authorizations.

         "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Limitation" means a revocation, suspension, termination, impairment, probation, limitation, non-renewal, forfeiture, declaration of ineligibility, and/or loss of any other rights.

         "Loan" shall mean any loan by the Lenders to Borrower under this Agreement, and "Loans" shall mean all Loans made by the Lenders under this Agreement.

         "Loan Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranties, the Security Documents, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

         "Majority Lenders" means, as of any date, at least four Lenders holding, in the aggregate, at least 51% of the aggregate outstanding Loans and available Commitments. If any one Lender holds more than 35%, then Majority Lenders shall include at least one Lender designated by the Administrative Agent as an additional Agent under Section 8.10 (Additional Agents). If the Administrative Agent holds less than 35% and another Lender holds more than 35%, the Administrative Agent may count as the required "additional Agent" for purposes of determining "Majority Lenders."

         "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower and its consolidated Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Borrower and Restricted Subsidiaries, taken as a whole, to perform or comply with any of the terms and conditions of any Loan Document, or (c) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Lender to enforce any rights or remedies under or in connection with any Loan Document.

         "Maturity Date" shall mean March 15, 2006.

         "Maximum NCPM Investment Amount" means Fifty Million Dollars ($50,000,000.00) (representing the maximum investment in NCPM by the Borrower at any time after December 31, 2003).

         "Mellon" has the meaning ascribed to such term in the preamble of this Agreement.

         "Monthly Payment Date" means the last Business Day of each month.

         "Multiemployer Plan" has the meaning ascribed to such term in ss.4001(a)(3) of ERISA.

         "NCO Financial" has the meaning ascribed in the recitals hereto.

         "NCOG" has the meaning ascribed in the preamble hereto.

         "NCPM" means NCO Portfolio Management, Inc.

         "NCPM/NCOG Commitment" means the obligation of Borrower to make loans to NCPM under the NCPM/NCOG Credit Agreement, as the same is required to be reduced from time to time pursuant to the terms hereof and may otherwise be reduced pursuant to the terms thereof.

         "NCPM/NCOG Credit Agreement" means a credit agreement between the Borrower and NCPM providing for revolving credit loans from Borrower to NCPM in an aggregate principal amount not to exceed the NCPM/NCOG Commitment as in effect at any time, as the same may be amended, restated, modified and/or supplemented from time to time.

         "NCPM/NCOG Note" means a promissory note to be issued by NCPM to the Borrower pursuant to the NCPM/NCOG Credit Agreement, as the same may be amended, restated, modified and/or supplemented from time to time with the consent of the Majority Lenders (except for Permitted Amendments).

         "Non-Guarantor Subsidiary" has the meaning ascribed in Section 5.16(a) hereto.

         "Non-Recourse Indebtedness" means obligations of NCPM and its Subsidiaries which are non-recourse as to NCOG and the U.S. Restricted Subsidiaries, are secured by pools of Accounts of NCPM and its Subsidiaries, and are permitted under the NCPM/NCOG Credit Agreement.

         "Non-Surety Entities" means Subsidiaries of the Borrower listed on
Schedule 10.1 hereto, and any other Subsidiary of NCPM that does not guaranty the Indebtedness of NCPM under the NCPM/NCOG Credit Agreement at any time that it is in effect.

         "Non-U.S. Lender" means any Lender that is not a United States Person.

         "Note" means RC Notes and Term Loan Notes.

         "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower or any Guarantor to the Administrative Agent and the Lenders from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement, any other Loan Document, or any Qualified Interest Rate Hedging Agreement, together with all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of all Loans, Letters of Credit, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made, or such Letters of Credit were issued, in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lender to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

         "Officer's Compliance Certificate" means a certificate, as of a specified date, of the chief financial officer or controller of Borrower in substantially the form of Exhibit I hereto as to each of the following: (a) the absence of any Event of Default or Default on such date, (b) the truth of the representations and warranties herein and in the other Loan Documents as of such date, and (c) compliance with the financial covenants set forth in Article 6.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a pension plan (as defined in ss.3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA or subject to ss.412 of the Code and maintained by Borrower or any member of its Controlled Group.

         "Pension-Related Event" shall mean any of the following events or conditions:

                  (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                  (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                  (c) Any Reportable Event occurs with respect to a Plan;

                  (d) Any action occurs or is taken which could result in the Borrower or any Restricted Subsidiary becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower, any Restricted Subsidiary or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                  (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Borrower, any Restricted Subsidiary or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

         "Permitted Acquisition" shall mean any acquisition (by way of stock purchase, merger, asset purchase or otherwise) by the Borrower or any Restricted Subsidiary of all of the properties or stock of any going concern or going line of business; provided, however, that (1) each such business being acquired by any such Person must (a) have a positive EBITDA for the immediately preceding twelve months prior to the acquisition, after adjustments for unusual expense items and (b) be in the same or a similar line of business as such Person; (2) after recasting the Borrower's consolidated financial statements for the immediately preceding twelve month period to include the results of operations from the target of the acquisition, and preparing pro forma financial statements for the immediately succeeding twelve month period, the acquiring Person and target on a consolidated basis shall have met the financial covenants described in Section 6.1 (Financial Covenants) of this Agreement for the immediately preceding twelve months prior to the acquisition and on a pro forma basis for the immediately following twelve month period after the acquisition (such compliance to be evidenced by a Pro-Forma Covenant Compliance Certificate in the form of Exhibit H attached hereto ("Pro-Forma Covenant Compliance Certificate");
(3) with respect to any merger involving the Borrower, it shall be the surviving corporation, and with respect to any merger involving a Restricted Subsidiary which is not a Guarantor (but not involving the Borrower or a Guarantor), it shall be the surviving corporation, and with respect to any merger involving a Guarantor (but not involving the Borrower), the Guarantor shall be the surviving corporation (unless the target survives and becomes a Guarantor pursuant to the terms hereof); (4) after giving effect to the acquisition, no Event of Default or Default shall exist; (5) the disclosure schedules shall be updated to account for the acquisition as required by Section 5.17 (Update of Schedules); and (6) the cash consideration to be paid by the acquiring Persons for all such acquisitions must not exceed (x) if the Consolidated Funded Debt to Consolidated EBITDA Ratio is equal to or greater than 2.00 to 1.00, an aggregate amount of $20,000,000.00 cash or Borrower common stock in any rolling twelve month period, or (y) if the Consolidated Funded Debt to Consolidated EBITDA Ratio is less than
2.00 to 1.00, $25,000,000.00 cash (but no limitation on the amount funded with Borrower common stock) in any rolling twelve month period. Any acquisition which does not meet the criteria set forth in clause (1)(a) above in this definition requires the prior written consent of the Super Majority Lenders. In addition to the foregoing, any Permitted NCPM Purchase Transaction made in accordance with
Section 6.10(d) shall be deemed to be a Permitted Acquisition.

         "Permitted Acquisition Indebtedness" means Indebtedness incurred by the Borrower or any Restricted Subsidiary to the seller in connection with a Permitted Acquisition that is (1) unsecured, (2) subordinated to the Obligations as provided in the next sentence, and (3) without financial covenants binding on the Borrower or any Restricted Subsidiary. The terms of subordination, which at the request of the Administrative Agent shall be embodied in a separate subordination agreement in substantially the form of Exhibit J attached hereto, shall prohibit the Borrower and Restricted Subsidiaries from making any payments of principal, interest, or other sums on the Indebtedness and shall prohibit the subordinated creditor from taking any enforcement action following an Event of Default under this Agreement; provided that prior to an Event of Default, the Borrower or a Restricted Subsidiary may make regularly scheduled payments of principal and interest on the Indebtedness. Despite the foregoing, (1) the Borrower and Restricted Subsidiaries may incur up to an aggregate of $2,000,000.00 (based on the original principal amount of notes outstanding at any one time) in Indebtedness to sellers in connection with Permitted Acquisitions on which the Borrower and Restricted Subsidiaries may make regularly scheduled payments of principal and interest despite the existence of an Event of Default (other than a bankruptcy or insolvency default, in which case such payments will be prohibited until the Obligations have been repaid in full) so long as such Indebtedness otherwise meets the above requirements (except that the subordination agreement shall be in substantially the form of Exhibit K attached hereto) and (2) the Borrower and Restricted Subsidiaries may incur up to an aggregate of $10,000,000.00 (based on the original principal amount of notes outstanding at any one time) in Indebtedness to sellers in connection with Permitted Acquisitions on which the Borrower and Restricted Subsidiaries may make regularly scheduled payments of principal and interest until the occurrence of an Event of Default and may resume such payments six months after the occurrence of such Event of Default (unless the Event of Default is a bankruptcy or insolvency default, or an Event of Default as to which the Lenders are exercising remedies; in any such case such payments will be prohibited until the Obligations have been repaid in full) so long as such Indebtedness otherwise meets the above requirements (except that the subordination agreement shall be in substantially the form of Exhibit L attached hereto). "Permitted Acquisition Indebtedness" shall also include other seller debt, the terms of which are approved by the Majority Lenders.

         "Permitted Amendments" means, with respect to the NCPM/NCOG Credit Agreement or any agreements or instruments entered into in connection therewith, any amendment or waiver that (a) does not increase the total amount of the NCPM/NCOG Credit Agreement commitment; that does not decrease the rate of interest or fees payable thereunder; does not extend the final maturity or any mandatory reduction in the amount of the facility; does not change the secured nature of the facility; does not change financial covenants; does not permit additional Indebtedness in an aggregate amount in excess of $500,000.00; does not permit additional Liens except to secure the aforesaid permitted additional indebtedness (which as to Non-Surety Entities, may be cross-collateralized); does not change the definition of Non-Surety Entities; and does not permit additional acquisitions or dispositions outside of the ordinary course of business of NCPM and its Subsidiaries; and (b) is acceptable to the Administrative Agent in its sole discretion. Any determination made by the Administrative Agent as to whether an amendment is a Permitted Amendment is conclusive, absent manifest error.

         "Permitted Bond JV Investments" means any purchase by the Borrower or any Restricted Subsidiary of an equity interest in a Person whose sole line of business is the acquisition of the type of publicly traded debt referred to in the definition of Permitted Bond Purchases.

         "Permitted Bond Purchases" means any purchase by the Borrower or any Restricted Subsidiary of publicly traded debt (including, without limitation, bonds, notes, or any other publicly traded debt security) issued by a Person that engages in businesses that are the same as or similar to those of the Borrower and the Restricted Subsidiaries.

         "Permitted Liens" shall have the meaning set forth in Section 6.2 (Liens) hereof.

         "Permitted NCPM Purchase Transaction" means the purchase or other acquisition by Borrower, after prior written notice to the Administrative Agent, of all or a portion of the remaining minority equity interest in NCPM so long as the consideration therefor (excluding cash closing expenses) consists exclusively of Borrower common stock.

         "Permitted NCPM Sale Transaction" means the sale or other disposition by Borrower of all or a portion of its equity ownership interest in NCPM for fair market value, after prior written notice to the Administrative Agent, resulting in cash proceeds in an amount equal to or greater than the Maximum NCPM Investment Amount, in the case of all, or the Proportionate NCPM Sale Amount, in the case of less than all.

         "Person" means an individual, corporation, partnership, trust, unincorporated association, limited liability company, joint venture, joint-stock company, Governmental Authority or any other entity.

         "Plan" means any employee pension benefit plan within the meaning of
Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower, any Restricted Subsidiary or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower, any Restricted Subsidiary or any Controlled Group Member.

         "Prime Rate" means the interest rate per annum announced from time to time by the Administrative Agent as its prime rate. The Prime Rate may be greater or less than other interest rates charged by the Administrative Agent to other customers.

         "Prime Rate Loan" means any Loan bearing interest at the Prime Rate plus the Applicable Margin.

         "Pro-Forma Covenant Compliance Certificate" has the meaning ascribed to such term in the definition of "Permitted Acquisition."

         "Prohibited Transaction" has the meaning given to such term in ss.406 of ERISA or ss.4975(c) of the Code.

         "Proportionate NCPM Investment Amount" means, as used in connection with any sale of an interest in NCPM that is less than the Closing Date NCPM Interest, an amount equal to the product of (A) multiplied by (B) divided by (C) where,

         (A) equals the percentage interest in NCPM subject to such sale,

         (B) equals the Maximum NCPM Investment Amount, and

         (C) equals the Closing Date NCPM Interest.

         By way of example, if twenty percent (20%) of equity of NCPM were subject to sale on January 1, 2004, the Proportionate NCPM Investment amount would be equal to (A) 20 multiplied by (B) $50,000,000 divided by (C) 63 or $15,873,016.

         "Purchase Money Indebtedness" shall mean at any time any Indebtedness incurred for the deferred purchase price in connection with a Capital Expenditure.

         "Qualified Interest Rate Hedging Agreement" has the meaning given to such term in Section 5.21 (Interest Rate Hedging Agreements).

         "Quarterly Payment Dates" means the last Business Day of each September, December, March and June.

         "RC Commitment" means, with respect to any Lender, (a) the obligation of such Lender to make RC Loans and participate in Letters of Credit in an amount as set forth opposite such Lender's name under the heading "RC Commitment" on Schedule 1.1 (as such Schedule may be amended from time to time) hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor's RC Commitment assigned to such Lender, in either case as the same may be reduced from time to time pursuant to Section
1.6 (Mandatory Prepayments and RC Commitment Reductions) above or increased or reduced from time to time pursuant to assignments in accordance with Section
11.9 (Successors and Assigns) below, or (b) as the context may require, the obligation of such Lender to make RC Loans in an aggregate unpaid principal amount not exceeding such amount; and "RC Commitment" means, with respect to all Lenders, the sum of their individual RC Commitments.

         "RC Loan" has the meaning ascribed to such term in Section 1.1 (Loans) of this Agreement.

         "RC Note" means each promissory note of the Borrower issued to a Lender relating to such Lender's RC Loans and RC Commitments (if any) substantially in the form of Exhibit A-1 hereto, together with any allonges thereto, from time to time, and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.

         "Records" of the Administrative Agent or "Administrative Agent's Records" has the meaning given to such term in Section 8.8 (Administrative Agent's Records) hereof.

         "Registered Lender" has the meaning ascribed to such term in Section
1.13 (Registered Notes and Loans) hereof.

         "Registered Note" has the meaning ascribed to such term in Section 1.13 hereof (Registered Notes and Loans).

         "Regulatory Change" means any applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Closing Date (including any applicable law that shall have become such as the result of any act or omission of the Borrower or any of its Affiliates, without regard to when such applicable law shall have been enacted or implemented), whether the same is (a) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority or otherwise or (b) enacted, adopted, issued or proposed before or after the Closing Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any Bank Tax.

         "Reorganization" has the meaning ascribed to such term in ERISA.

         "Reportable Event" means (a) a reportable event described in Section 4043 of ERISA, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA,
(c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in
Section 4062(e) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

         "Required Equity Payment" means an amount equal to the product of (A) multiplied by (B) where (A) is equal to the Equity Percentage Sold, and (B) is equal to Twenty Five Million Dollars ($25,000,000).

         "Requisite Payment Amount on Termination of NCPM Facility" means, at any date that the NCPM/NCOG Credit Facility is terminated, an amount equal to the difference between (A) and (B) where (A) is the sum of the Debt Portion of the NCPM Investment and the Required Equity Payment and (B) is the aggregate amount actually prepaid in respect of Loans pursuant to Section 1.6(b) (iii) (Permitted NCPM Sale Transaction). By way of example (assuming no optional prepayments were made prior to the date of determination of the Requisite Payment Amount on Termination of NCPM Facility),

         o if none of the equity of NCPM is sold on or prior to the date the NCPM/NCOG Credit Agreement is terminated, then the Requisite Payment Amount on Termination of NCPM Facility would be $25,000,000 derived as follows: the Debt Portion of the NCPM Investment is $25,000,000; the Required Equity Payment is zero; and the aggregate amount actually prepaid in respect of Loans pursuant to Section1.6 (b) (iii) is zero [(A) $25,000,000 + $0 - (B) $0];

         o if half of the equity of NCPM is sold on or prior to the date the NCPM/NCOG Credit Agreement is terminated, and the net cash proceeds of that sale were equal to $15,000,000, then the Requisite Payment Amount on Termination of NCPM Facility would be $22,500,000 derived as follows: the Debt Portion of the NCPM Investment is $25,000,000; the Required Equity Payment is $12,500,000; and the aggregate amount actually prepaid in respect of Loans pursuant to Section1.6
(b) (iii) is $15,000,000 [(A) $25,000,000 +$12,500,000 - (B) $15,000,000].

         "Responsible Officer" shall mean Michael J. Barrist or Steven L. Winokur or such other person designated by the Borrower and reasonably acceptable to Administrative Agent.

         "Restricted Subsidiary" means each Subsidiary of Borrower other than an Unrestricted Subsidiary.

         "Security Agreement" shall have the meaning ascribed to such term in
Section 3.1(c) hereof.

         "Security Documents" shall have the meaning set forth in Section 3.1(c) hereof.

         "Servicing Agreement" means any agreement between NCPM and its Subsidiaries, on the one hand, and the Borrower and/or NCO Financial, on the other hand, providing for the servicing of accounts receivable portfolios by the Borrower or NCO Financial, as the case may be, as such agreement may be amended, restated, supplemented and/or modified from time to time with the consent of the Administrative Agent.

         "Solvent" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

         "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

         "Subordinated Debt" means Indebtedness of the Borrower or any Restricted Subsidiary that has been subordinated to the Obligations in writing on terms satisfactory to the Administrative Agent.

         "Subsidiary" of a Person means (a) a corporation (i) at least 50% of the voting stock of which is at the time owned, directly or indirectly, by such Person and (ii) of which such Person, directly or indirectly, has the right to elect a majority of the members of the board of directors either as a result of the ownership of a majority of the voting stock of such corporation or pursuant to a shareholders or other voting agreement or (b) any partnership, joint venture, limited liability company or similar entity at least 50% of the total equity and voting interests of which (x) is at the time owned, directly or indirectly, by such Person whether in the form of membership, general, special or limited partnership, or otherwise and (y) such Person or any wholly owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

         "Subsidiary Guaranty" has the meaning ascribed to such term in Section 3.1(b).

         "Super Majority Lenders" means, as of any date, Lenders holding in the aggregate at least 66 2/3% of the aggregate outstanding Loans and available Commitments.

         "Tax" means any federal, state, local or foreign tax assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

         "Term Loan" has the meaning set forth in Section 1.1 (Loans) hereof.

         "Term Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make a portion of the Term Loan in an amount as set forth opposite such Lender's name under the heading "Term Loan Commitment" on
Schedule 1.1 (as such Schedule may be amended from time to time) hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor's Term Loan Commitment assigned to such Lender, in either case as the same may be reduced from time to time pursuant to Section 1.6 (Mandatory Prepayments and RC Commitment Reductions) above or increased or reduced from time to time pursuant to assignments in accordance with Section 11.9 (Successors and Assigns) below; and "Term Loan Commitment" means, with respect to all Lenders, the sum of their individual Term Loan Commitments.

         "Term Loan Note" means each promissory note of the Borrower issued to a Lender relating to such Lender's portion of the Term Loan pursuant to its Term Loan Commitment substantially in the form of Exhibit A-2 hereto, together with any allonges thereto, from time to time, and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.

         "Third Party Claims" has the meaning set forth in Section 11.12 (Indemnification) hereof.

         "Type" means with respect to Loans, any of the following, each of which shall be deemed to be a different "Type" of Loan: Prime Rate Loans, LIBO Rate Loans having a one-month Interest Period commencing on a specified date, LIBO Rate Loans having a two-month Interest Period commencing on a specified date, LIBO Rate Loans having a three-month Interest Period commencing on a specified date, and LIBO Rate Loans having a six-month Interest Period commencing on a specified date.

         "UCC" means the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania.

         "Unrestricted Subsidiary" has the meaning ascribed to such term in
Section 5.16 (Subsidiaries as Guarantors and Non-Guarantor Subsidiaries, Etc.).

         "Unused Fee" has the meaning ascribed to such term in Section 1.8
(Fees) hereof.

         "United States Person" has the meaning ascribed to such term in Section 1.12(a) hereof.

         "U.S. Restricted Subsidiary" is a Restricted Subsidiary which is a United States Person.

         "Withdrawal Liability" has the meaning given to such term in ss.4201 of ERISA.

         10.2 Construction. In this Agreement and each other Loan Document, unless the context otherwise clearly requires,

              (a) references to the plural include the singular, the singular the plural and the part the whole;

              (b) "or" has the inclusive meaning represented by the phrase "and/or;"

              (c) the terms "property" and "assets" each include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired;

              (d) the words "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document;

              (e) the words "includes" and "including" (and similar terms) in this Agreement or any other Loan Document mean "includes, without limitation" and "including, without limitation," respectively whether or not stated; and

              (f) references to "determination" (and similar terms) by the Administrative Agent or any Lender include good faith estimates by the Administrative Agent or Lender (in the case of quantitative determinations) and good faith beliefs by the Administrative Agent or Lender (in the case of qualitative determinations).

No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to this Agreement or any other Loan Document. The section and other headings contained in this Agreement and in each other Loan Document, and any tables of contents contained herein or therein, are for reference purposes only and shall not affect the construction or interpretation of this Agreement or such other Loan Document in any respect. Whenever this Agreement requires the delivery of financial projections, it is understood that the projections shall be made in good faith, consistent with the Loan Documents and based on Borrower's reasonable judgment as to the anticipated financial performance and results of operations. However, any such financial projections shall not constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

         10.3 Accounting Principles.

              (a) As used herein, "GAAP" shall mean generally accepted accounting principles (other than as set forth herein as to consolidation) in the United States, applied on a basis consistent with the principles used in preparing the financial statements of Borrower and its consolidated Subsidiaries as of December 31, 2002 and for the fiscal year then ended.

              (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided that if because of a change in GAAP or the accountant's interpretation of GAAP after the date hereof Borrower would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, such determination shall continue to be made in accordance with Borrower's previous accounting principles, methods and policies unless otherwise agreed by the Administrative Agent (on behalf of the Lenders).

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices. Unless otherwise expressly provided under this Agreement all notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement (and unless otherwise specified, in each other Loan Document) shall be by telephone (immediately confirmed in writing) or in writing (including facsimile communication) and if in writing shall be delivered by hand, nationally recognized overnight courier or U.S. mail or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective unless otherwise expressly provided, telephonic notices must be confirmed in writing no later than the next day by letter or facsimile, (d) if given by U.S. mail, when received, if deposited in the mails with overnight first class postage prepaid, return receipt requested, (e) if given by reputable overnight delivery service (such as Federal Express or U.P.S.), the day after such communication is deposited with such service, and (f) if given by any other means (including by air courier), when delivered; provided, further, that notices to the Administrative Agent shall not be effective until received. Any Lender giving any notice to the Borrower shall simultaneously send a copy of such notice to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice. Except as otherwise provided in this Agreement, in the event of a discrepancy between any telephonic or written notice, the written notice shall control.

         11.2 Prior Understandings; Entire Agreement. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein except as expressly provided otherwise (e.g., certain fee agreements and fee arrangements with the Administrative Agent). This Agreement and the other Loan Documents represent the entire agreement between the parties to this Agreement with respect to the transactions contemplated hereby or thereby and, except as expressly provided herein or in the other Loan Documents, shall not be affected by reference to any other documents.

         11.3 Severability. Every provision of this Agreement and each of the other Loan Documents is intended to be severable, and if any term or provision of this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         11.4 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

         11.5 Governing Law. This Agreement and the rights and obligations of the parties under this Agreement and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

         11.6 Non-Merger Of Remedies. The covenants and obligations of the Borrower and the rights and remedies of the Administrative Agent and other Lenders hereunder and under the other Loan Documents shall not merge with or be extinguished by the entry of a judgment hereunder or thereunder, and such covenants, obligations, rights and remedies shall survive any entry of a judgment until payment in full of the Obligations and termination of the Commitment. All obligations under the Loan Documents shall continue to apply with respect to and during the collection of amounts due under the Loan Documents or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms of this Agreement or of any rights under this Agreement or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings. Without limiting the generality of the foregoing, post-judgment interest rate shall be the interest rate provided in paragraph (d) of Section
1.7 (Default Rate) above.

         11.7 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any other Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Administrative Agent and the other Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise. Any waiver of a specific default made in accordance with Section 11.8 (Amendments; Waivers) below shall be effective only as to such specific default and shall not apply to any subsequent default.

         11.8 Amendments; Waivers.

              (a) Except as expressly set forth in this Agreement, any term, covenant, agreement or condition of any Loan Document to which the Lenders (or the Administrative Agent) are party may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Majority Lenders or, as to any term requiring the consent or approval of the Super Majority Lenders, by the Super Majority Lenders (or by the Administrative Agent at the direction of the Majority Lenders or Super Majority Lenders, as appropriate); provided, however, if the rights and duties of the Administrative Agent are affected thereby, such amendment or waiver must be executed by the Administrative Agent; and provided, always that no such amendment or waiver shall be effective unless in writing and signed by all Lenders, if it would

                  (i) amend the definition of "Majority Lenders" or "Super Majority Lenders" or reduce the number of Lenders required for the approval of any matter hereunder;

                  (ii) release the Borrower or any Guarantor from its respective Obligations or modify the joint and several nature of such Obligations (other than in accordance with Sections 5.4 (Preservation of Corporate Status), 5.16 (Subsidiaries as Guarantors, Etc.), and 6.10 (Dispositions of Property), each of which may be amended with the consent of the Majority Lenders);

                  (iii) increase the principal amount of the Loans (other than as may be required hereby);

                  (iv) extend the maturity of any Loan or the time of any scheduled payment or prepayment of any Loan (other the mandatory prepayment provisions in Section 1.6 (Mandatory Prepayments and RC Commitment Reductions), which may be amended with the consent of the Majority Lenders);

                  (v) decrease the rates of interest or amount of fees payable hereunder or extend the time for payment of interest or fees hereunder;

                  (vi) release all or substantially all of the Collateral; or

                  (vii) amend this Section 11.8.

                  In addition, the Administrative Agent may, without the consent of any Person, release Borrower, any Guarantor or any Collateral as a court of competent jurisdiction may direct.

                  For purposes of determining whether "all Lenders", "Super Majority Lenders", "the Majority Lenders" or "any Lender" has consented to any amendment or waiver, no effect shall be given to the determination of any Lender who has lost its right to vote pursuant to Section 1.2(c) or 1.5(e).

                  Further, the Administrative Agent and the Lenders may amend or modify the provisions of Article 8 hereof (except for Section 8.9 (Successor Administrative Agent) and Article 11 hereof) without the need for any consent or approval from the Borrower, it being acknowledged that the Borrower is not a third party beneficiary of the provisions of said Article 9 (except for Section
8.9 (Successor Administrative Agent)) and (y) without the consent of any Lenders, the Administrative Agent may enter into amendments and modifications to this Agreement and the other Loan Documents as necessary or desirable to cure any ambiguities herein or therein or to add or release (as contemplated herein) Restricted Subsidiaries, Guarantors or collateral.

                  The Lenders hereby expressly authorize the Administrative Agent to take such action as may be necessary or desirable to effectuate the release of Collateral, Restricted Subsidiaries or Guarantors in connection with sales or dispositions of the same to third-parties that are made in accordance with the terms of this Agreement.

         11.9 Successors And Assigns

              (a) Assignments by the Borrower and Restricted Subsidiaries. Without the prior written consent of all of the Lenders, neither the Borrower nor any Restricted Subsidiary may assign any of its rights or delegate any of its duties or obligations under this Agreement or any other Loan Document.

              (b) Participations. Any Lender may sell participations to one or more Eligible Institutions of all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment); provided, however, that, with respect to any Lender, (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, (iii) all amounts payable by the Borrower under this Agreement shall be determined as if such transferor Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred, (iv) such participant shall agree to be bound by the provisions of this Agreement and the other Loan Documents, and (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such transferor Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole rights and responsibility vis-a-vis the Borrower to enforce the obligations of the Borrower relating to the Loans including the right to approve any amendment, modification or waiver of any provision of this Agreement (except that such Lender may give its participants the right to direct such Lender to approve or disapprove any amendment, modification or waiver which would require such Lender's consent under clauses (i) through (vii) of the preceding Section 11.8 (Amendments; Waivers).

              (c) Assignments by Lenders. Each Lender may assign to one or more Eligible Institutions all or a portion of its interest, rights and obligations under this Agreement (including all or a portion of its Commitment) and the other Loan Documents; provided, however, that with respect to any assignment,
(i) the aggregate principal amount of the interest, rights and obligations so assigned to any assignee may not be less than $5,000,000; (ii) unless the assignee is (prior to the effective time of the assignment) an existing Lender or an Affiliate of an existing Lender, the Administrative Agent and, if no Event of Default has occurred and is continuing, Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent and, unless an Event of Default has occurred and is continuing, Borrower, for their acceptance, an Assignment and Acceptance Agreement in substantially the form attached hereto as Exhibit M (an "Assignment and Acceptance Agreement"), together with (A) any Note subject to such assignment, and (B) a processing and recordation fee of $3,500.00. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes.

              (d) Procedures Respecting Assignment. Upon their receipt of an Assignment and Acceptance executed by the assignor and the assignee, subject to the conditions set forth in the preceding paragraph (c), the Administrative Agent and (unless an Event of Default shall have occurred and be continuing) Borrower shall accept such Assignment and Acceptance. Within thirty (30) days after such Assignment and Acceptance is signed and accepted by all parties and made effective, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent new Notes in exchange for the surrendered Notes, each to the order of such assignee in an amount equal to its portion of the Commitment and Loans, assigned to it pursuant to such Assignment and Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitment and Loans retained by it. Such Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the date of such surrendered Notes (each assignee shall confirm in the Assignment and Acceptance that, notwithstanding the date of the new Notes made in favor of such assignee, such assignee shall have no right to, or interest in, any fees or interest which shall have accrued on the Loans prior to the effective date of the Assignment and Acceptance). Cancelled or replaced Notes shall be returned to the Borrower upon the execution of such new Notes.

              (e) Assignments to Federal Reserve Bank. Notwithstanding any of the terms of this Section 11.9, without the consent of the Administrative Agent and the Borrower, any Lender may assign all or any portion of its rights to payments in connection with this Agreement to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System. Such assignment shall not affect any other rights or any obligations of the assigning Lender

         11.10 Counterparts; Photocopied Or Telecopied Signature Pages. Any Loan Document may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be as effective as delivery of a manually executed counterpart of such Loan Document.

         11.11 Maximum Lawful Interest Rate. Notwithstanding any provision contained in this Agreement or the Notes or any other Loan Document, the total liability of the Borrower for payment of interest pursuant to this Agreement and the Notes shall not exceed the maximum amount of such interest permitted by Law to be charged, collected, or received from the Borrower, and if any payment by the Borrower includes interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Notes, or if none is due, to the other Obligations, if any, and then such excess shall be refunded to Borrower.

         11.12 Indemnification.

               (a) Whether or not any fundings are made under this Agreement, the Borrower shall unconditionally upon demand, pay or reimburse the Administrative Agent and Lenders for, and indemnify and save the Administrative Agent, the Lenders and their respective Affiliates, officers, directors, employees, agents, attorneys, shareholders and consultants (collectively, "Indemnitees") harmless from and against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnitee as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any acquisition or transaction from time to time contemplated hereby or by any other Loan Document, or any transaction actually or proposed to be financed in whole or in part or directly or indirectly with the proceeds of any Loan, any transaction contemplated by the Loan Documents but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that the Borrower proves were the result of the gross negligence or willful misconduct of such Indemnitee(s), as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this paragraph (a), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

               (b) Without limiting the generality of the foregoing, the Borrower hereby indemnifies and agrees to defend and hold harmless each Indemnitee, from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses (including court costs and reasonable attorneys', consultants' and experts' fees) arising out of or in any way relating to: (i) the use, handling, management, production, treatment, processing, storage, transfer, transportation, disposal, release or threat of release of any Environmental Concern Material by or on behalf of, the Borrower, any Restricted Subsidiary or any of their Environmental Affiliates;
(ii) the presence of Environmental Concern Materials on, about, beneath or arising from any premises owned or occupied by Borrower or any of its Environmental Affiliates (herein collectively, the "Premises"); (iii) the failure of Borrower or Environmental Affiliate of Borrower or any occupant of any Premises to comply with the Environmental Laws; (iv) the Borrower's or any Restricted Subsidiary's breach of any of the representations, warranties and covenants contained herein or in any Loan Documents; (v) Regulatory Actions (as hereinafter defined) and Third Party Claims (as hereinafter defined); or (vi) the imposition or recording of a Lien against any Premises in connection with any release at, on or from any Premises or any activities undertaken on or occurring at any Premises, or arising from such Premises or pursuant to any Environmental Law. The Borrower's indemnity and defense obligations under this section shall include, whether foreseeable or unforeseeable, any and all costs related to any remedial action. "Regulatory Action" means any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought or instituted by any governmental authority under or in connection with any Environmental Law involving the Borrower, any Restricted Subsidiary or any occupant of any of the Premises or involving any of the Premises or any activities undertaken on or occurring at any Premises. "Third Party Claims" means claims by a party (other than a party to this Agreement and other than Regulatory Actions) based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to Environmental Concern Materials on, about, beneath or arising from any Premises or in any way related to any alleged violation of any Environmental Laws or any activities undertaken on or occurring at any Premises.

               (c) The indemnities contained herein shall survive repayment of the Obligations, termination of the Commitment and satisfaction, release, and discharge of the Loan Documents, whether through full payment of the Loans, foreclosure, deed in lieu of foreclosure or otherwise.

               (d) The foregoing amounts are in addition to any other amounts which may be due and payable to the Administrative Agent and/or the Lenders under this Agreement. A certification by the Administrative Agent or a Lender hereunder of the amount of liabilities, losses, costs, expenses, claims and/or charges shall be conclusive, absent manifest error.

         11.13 Expenses.

               Whether or not there shall be any funding hereunder, the Borrower agrees to pay promptly or cause to be paid promptly and to hold harmless

                   (i) the Administrative Agent (and, with respect to clause (4) of this paragraph (i)) after an Event of Default, and for the period in which the same shall continue, each Lender) against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to (1) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, (2) the syndication of the credit facilities this Agreement establishes, (3)the administration and performance of this Agreement and the other Loan Documents, and (4) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document;

                   (ii) the Administrative Agent (and, with respect to clause
(2) of this paragraph (ii) after an Event of Default, and for the period in which the same shall continue, each Lender) against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to the enforcement or preservation of rights under, or administration of, or syndication of, this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (1) collection or enforcement of an outstanding Loan or other Obligation, and (2) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents); and

                   (iii) each Lender against liability for all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by any Lender to be payable in connection with this Agreement or any other Loan Documents.

         11.14 Maximum Amount Of Joint And Several Liability. To the extent that applicable Law otherwise would render the full amount of the joint and several obligations of any Guarantor under the Loan Documents invalid or unenforceable, such Persons' obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that the Borrower's and each Guarantor's obligations under the Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 11.14 were not a part of this Agreement.

         11.15 Authorization Of Borrower By Other Restricted Subsidiaries.

               (a) Each of the Restricted Subsidiaries has irrevocably authorized Borrower to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatever on behalf of all such Persons under and with respect to any Loan Document and each such Person has agreed to be bound thereby. This authorization has been coupled with an interest and shall be irrevocable, and the Administrative Agent and each Lender may rely on any notice, request, information supplied by Borrower and every document executed by Borrower, agreement made by Borrower or other action taken by Borrower in respect of the Restricted Subsidiaries or any thereof as if the same were supplied, made or taken by any or all Restricted Subsidiaries. Without limiting the generality of the foregoing, the failure of one or more Restricted Subsidiary to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such Restricted Subsidiary from obligations in respect of such writing.

               (b) The Borrower acknowledges that the credit provided hereunder is on terms more favorable than it, acting alone, would receive and that it and each Restricted Subsidiary benefits indirectly from all Loans and Letters of Credit hereunder. Borrower and, subject only to the terms of the preceding paragraph (a), each Guarantor, in accordance with the terms of its respective Subsidiary Guaranty, shall be liable for all Obligations, regardless of, inter alia, whether such Guarantor benefited from the proceeds of a particular Loan.

         11.16 Certain Waivers By Borrower. Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and any requirement that any Lender exhaust any right or take any action against the Borrower, any Guarantor or any other Person or any collateral or other direct or indirect security for any of the Obligations. Without limiting the generality of the foregoing, Borrower acknowledges and agrees that the Administrative Agent or other Lender may commence an action against the Borrower or any Guarantor whether or not any action is brought against any other such Person or against any collateral and it shall be no defense to any action brought against the Borrower or any Guarantor that the Lenders have failed to bring an action against any other such Person or any Collateral.

         11.17 Set-Off. The Borrower hereby agrees that, to the fullest extent permitted by Law, if any Loan shall be due and payable (by acceleration or otherwise), each Lender shall have the right, without notice to the Borrower or any Guarantor, to set-off against and to appropriate and apply to such Loan any indebtedness, liability or obligation of any nature owing to the Borrower or any Guarantor by such Lender, including but not limited to all deposits now or hereafter maintained by the Borrower or any Guarantor with such Lender but not including any escrow or trust account maintained by the Borrower or any Guarantor. Such right shall exist whether or not such Lender or any other Person shall have given notice or made any demand to the Borrower, any Guarantor or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by Law, any participant and any Affiliate of any Lender or any participant shall have the same rights of set-off as a Lender as provided in this Section 11.17. The rights provided by this Section 11.17 are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such participant, or Affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise.

         11.18 Sharing Of Collections. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, charging of accounts, set-off or from any other source) any amount on account of the Loans and obligations in respect of Letters of Credit in greater proportion than any such amount received by any other Lender (based on the relative amount of each such Lender's interest in the Loans and obligations in respect of Letters of Credit), then the Lender receiving such proportionately greater payment shall notify each other Lender and the Administrative Agent of such receipt, and equitable adjustment will be made in the manner stated in this
Section 11.18 so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Loans and obligations in respect of Letters of Credit owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each participant shall be bound by this Section 11.18 as fully as if it were a Lender hereunder.

         11.19 Other Loan Documents. Each Lender acknowledges that on signing this Agreement it is bound by the terms of the Loan Documents as a Lender hereunder.

         11.20 Certain Borrower Acknowledgements. Each Borrower hereby acknowledges that neither the Administrative Agent nor any other Lender has any fiduciary relationship with, or any fiduciary duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents and the relationship between the Administrative Agent and the other Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

         11.21 Consent To Jurisdiction, Service And Venue; Waiver Of Jury Trial; Damages.

               (a) Consent to Jurisdiction, Service and Venue. For the purpose of enforcing payment and performance of the Loan Documents, including, any payment under the Notes and performance of other obligations under the Loan Documents, or in any other matter relating to, or arising out of, the Loan Documents, Borrower hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to Borrower at the address provided for in Section 11.1 (Notices) and service so made shall be deemed to be completed upon actual receipt or execution of a receipt by any Person at such address. Borrower, for itself and each of the Restricted Subsidiaries, hereby waives the right to contest the jurisdiction and venue of the courts located in the Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Administrative Agent in any court outside the Commonwealth of Pennsylvania, or (b) any other Lender other than in a state within the United States designated by such Lender. The provisions of this
Section 11.21 shall not limit or otherwise affect the right of the Administrative Agent or any other Lender to institute and conduct an action in any other appropriate manner, jurisdiction or court.

               (b) WAIVER OF JURY TRIAL; DAMAGES. NEITHER ANY LENDER NOR BORROWER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR INVOLVING ANY COLLATERAL OR ANY GUARANTY RELATING TO THE INDEBTEDNESS HEREUNDER OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS
SECTION 11.21 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (I) CERTIFIES THAT NEITHER THE ADMINISTRATIVE AGENT NOR ANY LENDER NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH (B) OF SECTION 11.21. THE PROVISIONS OF THIS SECTION 11.21 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 11.21 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         11.22 Most Favored Borrower. Notwithstanding anything in this Agreement to the contrary, Borrower is required to pay taxes, charges and other amounts to Lender(s) and/or Administrative Agent under Sections 1.12 (Taxes on Payments),
2.2 (Regulatory Changes), 2.3 (Capital and Reserve Requirements) and 2.4 (Breakage) only if, and to the extent, such Lender(s) and/or Administrative Agent charge similarly situated customers similar amounts under similar circumstances.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                     NCO GROUP, INC.


                                     By: Michael J. Barrist, CEO
                                        ----------------------------------------
                                        MICHAEL J. BARRIST,
                                        as President and Chief Executive Officer


                                     Address for Notices to Borrower:
                                     --------------------------------

                                     c/o NCO Group, Inc.
                                     507 Prudential Drive
                                     Horsham, PA 19044
                                     Attn: MICHAEL J. BARRIST
                                     Telephone: 215-441-2101
                                     Facsimile: 215-441-3908

with copies to:                      BLANK ROME LLP
                                     One Logan Square, 10th Floor
                                     Philadelphia, PA 19103
                                     Attn: Joel C. Shapiro, Esq.
                                     Telephone: (215) 569-5746
                                     Facsimile: (215) 569-5555

























         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     CITIZENS BANK OF PENNSYLVANIA,
                                     for itself, as Administrative Agent, as a Co-Arranger, and as Collateral Agent


                                     By: Leslie Broderick
                                        ----------------------------------------
                                        Leslie Broderick
                                        Vice President


                                     Address for Notices:
                                     --------------------

                                     Citizens Bank of Pennsylvania
                                     Citizens Gateway Center
                                     3025 Chemical Road, Suite 300
                                     Plymouth Meeting, PA 19462-1739
                                     Attn: Leslie Broderick, Vice President
                                     Telephone: (484) 530-7144
                                     Facsimile: (610) 941-4136

with copies to:                      Drinker Biddle & Reath LLP
                                     One Logan Square
                                     Philadelphia, PA  19103
                                     Attn: Jill E. Bronson, Esq.
                                     Telephone: (215) 568-3567
                                     Facsimile: (215) 799-2665
















         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     WACHOVIA BANK, NATIONAL ASSOCIATION, as a
                                     Lender Syndication Agent and as a
                                     Co-Arranger


                                     By: Steven Hipsman
                                         ---------------------------------------
                                         Name:  Steven Hipsman
                                         Title: Director


                                     Address for Notices:
                                     --------------------

                                     191 Peachtree Street, 28th Floor
                                     GA8050
                                     Atlanta, GA 30303





























         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                     as a Lender and as a Co-Documentation Agent


                                     By: W. Jerome McDermott
                                        ----------------------------------------
                                        Name:  W. Jerome McDermott
                                        Title: Duly Authorized Signatory


                                     Address for Notices:
                                     --------------------































         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     NATIONAL CITY BANK,
                                     as a Lender and as a Co-Documentation Agent


                                     By: Lyle P. Cunningham
                                         ---------------------------------------
                                         Name:  Lyle P. Cunningham
                                         Title: Senior Vice President


                                     Address for Notices:
                                     --------------------

                                     National City Bank
                                     One South Broad Street
                                     13th Floor, Locator 01-5997
                                     Philadelphia, PA  19107
                                     Phone: 267-256-4152
                                     Fax:   267-256-4001
                                     Attention: Lyle Cunningham, SVP

























         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     FLEET NATIONAL BANK,
                                     as a Lender and as a Co-Documentation Agent


                                     By: Kenneth G. Wood
                                        ----------------------------------------
                                        Name:  Kenneth G. Wood
                                        Title: Senior Vice President


                                     Address for Notices:
                                     --------------------

                                     Fleet National Bank
                                     Corporate Banking
                                     Mail Stop: PA RP 08301G
                                     7111 Valley Green Road
                                     Fort Washington, PA  19034
                                     Attention: Kenneth G. Wood
                                     Telephone: 215-836-3816
                                     Facsimile: 215-836-3802























         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     KEYBANK NATIONAL ASSOCIATION,
                                     as a Lender and as a Co-Documentation Agent


                                     By: Francis W. Lutz, Jr.
                                         ---------------------------------------
                                         Name:  Francis W. Lutz, Jr.
                                         Title: VP, Portfolio Manager


                                     Address for Notices:
                                     --------------------





























         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     SOVEREIGN BANK,
                                     as a Lender and as a Co-Agent


                                     By: Myron Landau
                                        ----------------------------------------
                                        Name:  Myron Landau
                                        Title: Vice President


                                     Address for Notices:
                                     -------------------

                                     Sovereign Bank
                                     20-6431-SF2
                                     3 Radnor Corporate Center
                                     Bldg. 3, Ste. 205
                                     100 Matsonford Road
                                     Radnor, PA  19087























         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     PROVIDENT BANK, as a Lender


                                     By: Samuel B. Bayne, Jr.
                                        ----------------------------------------
                                     Name: Samuel B. Bayne, Jr.
                                     Title: Vice President


                                     Address for Notices:
                                     --------------------

                                     114 East Lexington Street
                                     Baltimore, Maryland 21203





























         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     MANUFACTURERS AND TRADERS TRUST
                                     COMPANY, as a Lender


                                     By: W. Blake Hampson
                                        ----------------------------------------
                                        Name:  W. Blake Hampson
                                        Title: Vice President


                                     Address for Notices:
                                     --------------------

                                     Manufacturers and Traders Trust Company
                                     25 South Charles Street, 18th Floor
                                     mail code 101-745
                                     Baltimore, MD  21201
                                     Phone: 410-244-4372
                                     Fax:   410-545-2047
                                     Attention: W. Blake Hampson, VP























         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     US BANK NATIONAL ASSOCIATION,
                                     as Lender

                                     By: Daniel R. Kraus
                                        ----------------------------------------
                                        Name:  Daniel R. Kraus
                                        Title: Assistant Vice President


                                     Address for Notices:
                                     --------------------

                                     One U.S. Bank Plaza, SL-MO-T12M
                                     St. Louis, MO  63101































         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                     PROVIDENT BANK, as a Lender


                                     By: Brian V. Ciaverella
                                        ----------------------------------------
                                     Name:  Brian V. Ciaverella
                                     Title: Senior Vice President


                                     Address for Notices:
                                     --------------------

                                     Freemarkets Center
                                     210 Sixth Avenue, Suite 360
                                     Pittsburgh, PA  15222
                                     Phone:  412-263-4890
                                     Fax:  412-263-4732























         [Signature Page to Sixth Amended and Restated Credit Agreement]

                                                 TABLE OF CONTENTS

                                                                                                              Page
Article I         CREDIT FACILITIES..............................................................................2

         1.1      Loans..........................................................................................2
         1.2      Manner Of Borrowing............................................................................2
         1.3      Repayments.....................................................................................4
         1.4      Voluntary Prepayments..........................................................................4
         1.5      Payments By The Borrower In General............................................................6
         1.6      Mandatory Prepayments and RC Commitment Reductions.............................................7
         1.7      Interest......................................................................................10
         1.8      Fees..........................................................................................12
         1.9      Computation Of Interest And Fees..............................................................13
         1.10     Promissory Notes; Records Of Account..........................................................13
         1.11     Pro Rata Treatment............................................................................13
         1.12     Taxes On Payments.............................................................................13
         1.13     Registered Notes And Loans....................................................................15
         1.14     Issuance Of  Letters Of Credit................................................................16


Article II        YIELD PROTECTION AND BREAKAGE INDEMNITY.......................................................21

         2.1      Mandatory Suspension And Conversion Of LIBO Rate Loans........................................21
         2.2      Regulatory Changes............................................................................22
         2.3      Capital And Reserve Requirements..............................................................23
         2.4      Breakage......................................................................................24
         2.5      Determinations................................................................................24
         2.6      Replacement Of Lenders........................................................................24
         2.7      Change Of Lending Office......................................................................25


Article III       CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND FUNDINGS.........................................26

         3.1      Conditions To Initial Loans...................................................................26
         3.2      Conditions To All Loans.......................................................................29


Article IV        REPRESENTATIONS AND WARRANTIES................................................................30

         4.1      Representations And Warranties................................................................30
         4.2      Representations And Warranties Absolute.......................................................37

                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                              Page
Article V         AFFIRMATIVE COVENANTS.........................................................................37

         5.1      Basic Reporting Requirements..................................................................37
         5.2      Insurance.....................................................................................40
         5.3      Payment Of Taxes And Other Potential Charges And Priority Claims..............................41
         5.4      Preservation Of Corporate Status..............................................................41
         5.5      Governmental Approvals And Filings............................................................42
         5.6      Maintenance Of Properties.....................................................................42
         5.7      Avoidance Of Other Conflicts..................................................................42
         5.8      Financial Accounting Practices................................................................42
         5.9      Use Of Proceeds...............................................................................42
         5.10     Continuation Of Or Change In Business.........................................................43
         5.11     Consolidated Tax Return.......................................................................43
         5.12     Fiscal Year...................................................................................43
         5.13     Bank Accounts.................................................................................43
         5.14     Submission Of Collateral Documents............................................................43
         5.15     Collection Of Accounts........................................................................43
         5.16     Subsidiaries As Guarantors and Non-Guarantor Subsidiaries; Restricted
                  and Unrestricted Subsidiaries.................................................................43
         5.17     Update Of Schedules...........................................................................45
         5.18     Compliance With Laws..........................................................................45
         5.19     Keyman Life Insurance.........................................................................45


Article VI        NEGATIVE COVENANTS............................................................................46

         6.1      Financial Covenants...........................................................................47
         6.2      Liens.........................................................................................48
         6.3      Indebtedness..................................................................................49
         6.4      Guaranties, Indemnities, Etc..................................................................50
         6.5      Loans, Advances And Investments...............................................................51
         6.6      Dividends And Related Distributions...........................................................53
         6.7      Sale-Leasebacks...............................................................................53
         6.8      Leases........................................................................................53
         6.9      Mergers, Acquisitions, Etc....................................................................53
         6.10     Dispositions Of Properties....................................................................54
         6.11     Stock Issuances...............................................................................55
         6.12     Dealings With Affiliates......................................................................55
         6.13     Acquired Delinquent Pools Of Accounts.........................................................56
         6.16     Limitation On Payments Of Purchase Money Indebtedness.........................................57

                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                              Page
         6.17     Limitation On Other Restrictions On Liens.....................................................58
         6.18     Limitation On Other Restrictions On Amendment Of The Loan Documents, Etc......................58
         6.19     Limitation on Transactions with Unrestricted Subsidiaries, Etc................................58


Article VII        DEFAULTS.....................................................................................59

         7.1      Events Of Default.............................................................................59
         7.2      Consequences Of An Event Of Default...........................................................62
         7.3      Application Of Proceeds.......................................................................63


Article VIII  THE ADMINISTRATIVE AGENT..........................................................................64

         8.1      Appointment...................................................................................64
         8.2      General Nature Of Administrative Agent's Duties...............................................64
         8.3      Exercise Of Powers............................................................................65
         8.4      General Exculpatory Provisions................................................................65
         8.5      Administration By The Administrative Agent....................................................66
         8.6      Lenders Not Relying On Administrative Agent Or Other Lenders..................................67
         8.7      Indemnification...............................................................................67
         8.8      Administrative Agent's Records................................................................68
         8.9      Successor Administrative Agent................................................................68
         8.10     Additional  Agents............................................................................69
         8.11     Calculations..................................................................................69
         8.12     Administrative Agent In Its Individual Capacity...............................................69


Article IX        SPECIAL INTER-company PROVISIONS..............................................................70

         9.1      Acknowledgements of Synergies and Inter-dependence............................................70
         9.2      Certain Inter-Company Agreements..............................................................70
         9.3      Borrower's Records............................................................................71


Article X         DEFINITIONS; CONSTRUCTION.....................................................................71

         10.1     Certain Definitions...........................................................................71
         10.2     Construction..................................................................................93
         10.3     Accounting Principles.........................................................................94

                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                              Page
Article XI        MISCELLANEOUS.................................................................................94

         11.1     Notices.......................................................................................94
         11.2     Prior Understandings; Entire Agreement........................................................95
         11.3     Severability..................................................................................95
         11.4     Descriptive Headings..........................................................................95
         11.5     Governing Law.................................................................................95
         11.6     Non-Merger Of Remedies........................................................................95
         11.7     No Implied Waiver; Cumulative Remedies........................................................96
         11.8     Amendments; Waivers...........................................................................96
         11.9     Successors And Assigns........................................................................97
         11.10    Counterparts; Photocopied Or Telecopied Signature Pages.......................................99
         11.11    Maximum Lawful Interest Rate..................................................................99
         11.12    Indemnification...............................................................................99
         11.13    Expenses.....................................................................................101
         11.14    Maximum Amount Of Joint And Several Liability................................................102
         11.15    Authorization Of Borrower By Other Restricted Subsidiaries...................................102
         11.16    Certain Waivers By Borrower..................................................................102
         11.17    Set-Off......................................................................................102
         11.18    Sharing Of Collections.......................................................................103
         11.19    Other Loan Documents.........................................................................103
         11.20    Certain Borrower Acknowledgements............................................................103
         11.21    Consent To Jurisdiction, Service And Venue; Waiver Of Jury Trial; Damages....................103
         11.22    Most Favored Borrower........................................................................105